                                                                   EXHIBIT 4.1.4
--------------------------------------------------------------------------------

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN DOUBT AS TO HOW TO DEAL WITH IT, YOU SHOULD CONSULT YOUR INVESTMENT DEALER, LAWYER OR OTHER ADVISOR. NO SECURITIES COMMISSION OR SIMILAR AUTHORITY IN CANADA HAS IN ANY WAY PASSED UPON THE MERITS OF THE SECURITIES OFFERED HEREUNDER AND ANY REPRESENTATION TO THE CONTRARY IS AN OFFENCE. THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "US SECURITIES ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE US SECURITIES ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE US SECURITIES ACT, PURSUANT TO REGULATION S OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT AND THE SELLER IS PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY BE MADE ONLY IN COMPLIANCE WITH THE US SECURITIES ACT.

                                                              September 28, 1998

                             TAKE-OVER BID CIRCULAR

             FUTURELINK DISTRIBUTION CORP. (A COLORADO CORPORATION)

             OFFERS TO PURCHASE ALL OF THE OUTSTANDING SECURITIES OF

             FUTURELINK DISTRIBUTION CORP. (AN ALBERTA CORPORATION)

--------------------------------------------------------------------------------

                                 On The Basis Of
                    One FutureLink USA Common Share for each
                FutureLink Alberta Class "A" Common Voting Share

--------------------------------------------------------------------------------

This offer (the "Offer") by FutureLink Distribution Corp. (a Colorado corporation)("FutureLink USA" or the "Corporation") is for all of the issued and outstanding Class "A" Common Voting Shares as of the Expiry Date (other than Class "A" Common Voting Shares which may be issued prior to the Expiry Date upon exercise of any warrants) (the "TargetCo Securities") of FutureLink Distribution Corp. (an Alberta Corporation) ("TargetCo" or "FutureLink Alberta"). The Offer is open for acceptance until 4:30 p.m. (Calgary time) on October 23, 1998 unless withdrawn or extended, and is conditional upon, among other things, at least 90% of the TargetCo Securities being validly deposited under the Offer and not withdrawn. This and the other conditions to the Offer are described in Section 4 of the Offer (See "Offer - Conditions of the Offer"). The common shares of FutureLink USA ("FutureLink USA Common Shares") are not listed and posted for trading on any stock exchange. The FutureLink USA Common Shares are quoted on the National Association of Security Dealers Over the Counter Bulletin Board (Symbol - FLNK). The closing trading price of the FutureLink USA Common Shares on September 25, 1998 was $0.40 USD. The shares acquired in the Offer may not be resold in the United States or to a United States person except as described in "Distribution, Resale and Liquidity of FutureLink USA Common Shares". Securityholders of TargetCo who wish to accept the Offer must properly complete and execute the accompanying Letter of Transmittal or a manually executed facsimile thereof and deposit it, together with certificates representing their TargetCo Securities in accordance with the instructions in the Letter of Transmittal.

Questions and requests for assistance may be directed to FutureLink USA, #550, 603 - 7th Avenue, S.W., Calgary, Alberta, T2P 2T5 (Phone Number (403) 543-5511) and additional copies of this document and the Letter of Transmittal may be obtained from FutureLink USA on request without charge. Persons whose TargetCo Securities are registered in the name of a nominee should contact their broker, investment dealer, bank, trust company, appropriate TargetCo official, or other nominee for assistance. Investors should be aware that FutureLink USA or its affiliates, directly or indirectly, may bid for or make purchases of TargetCo Securities subject to the Offer during the Offer Period (as defined herein) as permitted by applicable Canadian laws or regulations.

This document does not constitute an offer or a solicitation to any person in any jurisdiction other than Alberta. The Offer is not being made to, nor will deposits be accepted from or on behalf of, holders of TargetCo

Securities in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, FutureLink USA may, in its sole discretion, take such action, as it may deem necessary to extend the Offer to holders of TargetCo Securities in such jurisdiction.

TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----
DEFINITIONS..................................................................3
SUMMARY......................................................................4
OFFER........................................................................7
CIRCULAR....................................................................15
     Purpose of the Offer and FutureLink USA's Plans for TargetCo...........15
     Distribution, Resale and Liquidity of
     FutureLink USA's Common Shares.........................................15
     TargetCo Acquisition Agreement.........................................17

FUTURELINK USA..............................................................18
Business of FutureLink USA..................................................19
Description of the Share Capital of FutureLink USA..........................20
Consolidated Capitalization.................................................21
Principal Holders of FutureLink USA Common Shares...........................23
Directors and Officers of FutureLink USA....................................24
Management and Directors of FutureLink USA..................................26
Executive Compensation by FutureLink USA....................................28
FutureLink USA Stock Options................................................29
Indebtedness of FutureLink USA's Directors and Senior Officers..............30
Escrowed Shares of FutureLink USA...........................................30
FutureLink USA Material Contracts...........................................30
Interests of FutureLink USA's Management and
  Others in Material Transactions...........................................34
Promoters of FutureLink USA.................................................34
Risk Factors Related to the Business of  FutureLink USA.....................34
Prior Sales of FutureLink USA...............................................37
Dividend Record and Policy of FutureLink USA................................38
Auditors, Transfer Agent and Registrar of FutureLink USA....................38
Trading of FutureLink USA Common Shares.....................................39
Lawsuits Against FutureLink USA.............................................39

FUTURELINK ACQUISITION CORP.................................................40

FUTURELINK/SYSGOLD LTD......................................................40

FUTURELINK ALBERTA
Business and Properties of FutureLink Alberta...............................43
Description of the Share Capital of FutureLink Alberta......................44
Capitalization of FutureLink Alberta........................................45
Trading in the Securities of FutureLink Alberta.............................45
Valuation of the Class "A" Common Voting Shares.............................46
Principal Holders of TargetCo Securities....................................48
Trading in Securities of the Offeree Issuer.................................49
Ownership of Securities of Offeree Issuer...................................49
Commitments to Acquire Shares...............................................49
Arrangements, Agreements or Understandings..................................49
Prior Sales of FutureLink Alberta...........................................50
Directors and Officers of FutureLink Alberta................................50
Executive Compensation by FutureLink Alberta................................50
FutureLink Alberta Stock Options............................................51
Indebtedness of FutureLink Alberta Directors and Senior Officers............51
Interest of FutureLink Alberta Management and
  Others in Material Transactions...........................................51
Promoters of FutureLink Alberta.............................................52
Dividend Record and Policy of FutureLink Alberta............................52
Conflicts - Insiders of FutureLink Alberta..................................52
Material Contracts of FutureLink Alberta....................................52
Lawsuits Against FutureLink Alberta.........................................54
Auditors of FutureLink Alberta..............................................54
Risk Factors Related to the Business of FutureLink Alberta..................54

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS.....................................................56
ACQUISITION OF SECURITIES NOT DEPOSITED.....................................60
MATERIAL CHANGES AND OTHER INFORMATION......................................62
CANADIAN FEDERAL INCOME TAX CONSIDERATIONS..................................63
LEGAL MATTERS...............................................................65
STATUTORY RIGHTS............................................................65
CONSENTS....................................................................66
APPROVAL AND CERTIFICATE....................................................70
EXHIBIT "A" - Consolidated Proforma FutureLink USA Financial Statement......71
EXHIBIT "B" - FutureLink USA Financial Statements...........................80
EXHIBIT "C" - FutureLink Alberta Financial Statements.......................90
EXHIBIT "D" - Riverview Management Corporation Financial Statements
  October 31, 1997.........................................................100
EXHIBIT "E" - Riverview Management Corporation Financial Statements
  June 30, 1998............................................................107
EXHIBIT "F" - SECTION 184 OF THE ABCA......................................113
ADDRESS OF DEPOSITARY......................................................117

DEFINITIONS

In the Offer and this Circular, unless the subject matter or context is inconsistent therewith, the following terms shall have the meaning set forth below:

"ABCA" means the Business Corporations Act (Alberta);

"CIRCULAR" means the take-over bid circular accompanying the Offer and forming a part hereof;

"CLOSING" means the date which FutureLink USA pays for the TargetCo Securities by issuing the FutureLink USA Common Shares as consideration therefor as set forth in the Offer;

"CST REPORT" means the report dated September 24, 1998 effective June 30, 1998 which provides a valuation of the Class "A" Common Voting Shares of FutureLink Alberta;

"DEPOSITARY" means the offices of Beaumont Church at 2200 Telus Tower, 411 - 1st Street, S.E., Calgary, Alberta, T2G 5E7;

"ESCROW AGREEMENTS (JANUARY 20)" means the Agreement dated January 20, 1998 between FutureLink USA, FutureLink Alberta, General Securities Transfer Agency, Inc., Cameron Chell, Linda Carling, Colleen Rudolph, Bernie March and Gerald Albert;

"EXPIRY TIME" OR "EXPIRY DATE" means 4:30 p.m. (Calgary time) on October 23, 1998, or such later time and date or times and dates as may be fixed by FutureLink USA from time to time pursuant to Section 5 of the Offer, entitled "Extension and Variation of the Offer";

"FUTURELINK ALBERTA" means FutureLink Distribution Corp., an Alberta Corporation, the issuer of the TargetCo Securities, which are the subject of the Offer, set forth herein;

"FUTURELINK USA" means FutureLink Distribution Corp., a Colorado Corporation, (formerly Core Ventures, Inc.), the Offeror making the Offer set forth herein;

"FUTURELINK USA COMMON SHARES" means the common shares in the capital of FutureLink USA;

"LETTER OF TRANSMITTAL" means the letter of transmittal in the form accompanying the Offer and the Circular;

"OFFER" means the offer to purchase made hereby to TargetCo Securityholders;

"OFFEROR" means FutureLink USA;

"OFFEREE ISSUER" means FutureLink Alberta;

"OFFER PERIOD" means the period commencing on the date hereof and ending at the Expiry Time;

"TARGETCO SECURITIES" means all of the issued and outstanding Class "A" Common Voting Shares of FutureLink Alberta (other than any Class "A" Common Voting Shares which may be issued after the date of this Offer but before the Expiry Date upon the exercise of any warrants) not already owned by FutureLink USA;

"TARGETCO SECURITYHOLDER(S)" means a holder or all of the holders of the TargetCo Securities; All dollar references in the Offer and the Circular are in US dollars.

"THOMPSON KERNAGHAN" means Thompson Kernaghan & Co. Ltd.

SUMMARY

The following is a summary of more detailed information appearing elsewhere in the Offer and the Circular and is qualified in all respects of such information.

THE OFFER

The offer is made by FutureLink USA for all of the issued and outstanding TargetCo Securities. This Offer is made to all TargetCo Securityholders as shown on the books and records of FutureLink Alberta. The basis of the Offer is the issuance of 1 FutureLink USA Common Share for each issued and outstanding TargetCo Security.

BACKGROUND AND BENEFITS OF THE OFFER

FutureLink USA owns 46% of the Class "A" Common Voting Shares of FutureLink Alberta. The acquisition of a controlling interest will be beneficial to FutureLink USA when FutureLink USA seeks to raise additional capital to expand its business. The TargetCo Securityholders have no market to re-sell their shares. The acquisition by FutureLink USA provides the opportunity for enhanced liquidity and capital appreciation.

RESALE RESTRICTIONS

FutureLink USA will be entitled to rely on the exemptions from registration and prospectus requirements afforded by sections 65(1) and subsection 107(1)(j) of the Securities Act (Alberta). Securityholders who are Alberta residents can rely on other statutory provisions in the Securities Act (Alberta) to permit them to resell the FutureLink USA Common Shares without the necessity of meeting the registration and prospectus requirements of the Securities Act (Alberta). The FutureLink USA Common Shares acquired pursuant to this Offer may not be resold in the United States of America or to a United States person except as described in "Distribution, Resale and Liquidity of FutureLink USA Common Shares". THE FUTURELINK USA COMMON SHARES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "US SECURITIES ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE US SECURITIES ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE US SECURITIES ACT, PURSUANT TO REGULATION S OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT AND THE SELLER IS PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY BE MADE ONLY IN COMPLIANCE WITH THE US SECURITIES ACT.

VALUATION BY CST FINANCIAL SERVICES INC.

The CST Report states that the 3,286,275 Class "A" Common Voting Shares of FutureLink Alberta were worth between $2,952,000 CDN and $4,554,000 CDN (between $0.90 - $1.39 per share CDN) as of June 30, 1998.

METHOD OF DETERMINATION OF SHARE EXCHANGE RATIO

The share exchange ratio was determined arbitrarily by the Board of Directors of FutureLink USA who (with the exception of Robert Kohn) are also the directors of FutureLink Alberta.

TIMING FOR ACCEPTANCE

The Offer commences September 28, 1998 and terminates at 4:30 p.m. (Calgary time) on October 23, 1998 (the Expiry Time) unless extended by FutureLink USA.

MANNER OF ACCEPTANCE/CONDITIONS OF THE OFFER

This Offer may be accepted by depositing certificates representing the TargetCo Securities together with a properly completed Letter of Transmittal or a manually signed facsimile thereof at the office of the Depositary specified in the Letter of Transmittal at or prior to the Expiry Time. FutureLink USA reserves the right to withdraw the Offer and not take up and pay for any TargetCo Securities deposited under the Offer unless the conditions described in
Section 4 of the Offer, entitled "Conditions of the Offer", are satisfied or waived prior to the Expiry Time. The Offer is conditional upon, among other things:

        (a) there being validly deposited under the Offer and not withdrawn 90% of the issued and outstanding TargetCo Securities (including the TargetCo Securities already owned by FutureLink
               USA);

        (b) FutureLink USA having determined in its sole judgment that there has not occurred, after the date of the Offer, any change in the business, operations, assets, capitalization, financial condition, prospects, licenses, permits, rights, privileges or liabilities, whether contractual or otherwise of FutureLink Alberta which would be materially adverse to a purchaser of TargetCo Securities;

        (c) all requisite regulatory approvals in connection with the matters contemplated in the TargetCo Acquisition Agreement shall have been obtained on terms satisfactory to FutureLink USA in its sole judgment, acting reasonably; and

        (d) there shall not exist any prohibition at law against FutureLink USA making the Offer or taking up and paying for all of the TargetCo Securities under the Offer.

PAYMENT

If all of the conditions of the Offer are satisfied or waived, FutureLink USA will be obligated to take up all TargetCo Securities validly deposited and not withdrawn pursuant to the Offer not later than 10 days after the Expiry Date and to issue FutureLink USA Common Shares in payment for the TargetCo Securities as soon as possible but in any event, not later than 3 days after taking up the TargetCo Securities, provided that the TargetCo Securities will not be taken up or paid for prior to October 23, 1998.

ACQUISITION OF SECURITIES NOT DEPOSITED

If FutureLink USA takes and pays for all of the TargetCo Securities deposited under the Offer and acquires not less than 90% of the issued and outstanding TargetCo Securities, FutureLink USA intends, to the extent possible, to acquire the remaining TargetCo Securities pursuant to the compulsory provisions of the ABCA.

DEPOSITARY

Beaumont Church, Barristers and Solicitors, 2200 - 1st Street S.E., Calgary, Alberta, T2G 5E7 (Attention: Riaz Mamdani) have agreed to act as Depositary.

SUMMARY OF SELECTED CONSOLIDATED FINANCIAL INFORMATION OF FUTURELINK USA

The summary financial data in the table are derived from the consolidated financial statements and related notes thereto of FutureLink USA. The data should be read in conjunction with the consolidated financial statements and the related notice contained elsewhere herein.

----------------------------------------------------------------------------------------
                                        Six Months
                                       Ended June 30,        Years Ended December 31,
                                        (Unaudited)        (Audited)        (Unaudited)
----------------------------------------------------------------------------------------
                                            1998              1997              1996
----------------------------------------------------------------------------------------
 STATEMENT OF INCOME DATA:
----------------------------------------------------------------------------------------
 Revenues                               $         0       $         0       $         0
----------------------------------------------------------------------------------------
 Total operating expenses               $    71,076       $   122,049       $     6,864
----------------------------------------------------------------------------------------
 Loss from operations                   $   (71,076)      $  (122,049)      $    (6,864)
----------------------------------------------------------------------------------------
 Net loss                               $  (482,392)      $  (737,049)      $    (6,864)
----------------------------------------------------------------------------------------
 Net loss per common share              $     (0.25)      $     (1.65)      $     (2.75)
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                           As at             As at              As at
 BALANCE SHEET DATA:                      June 30         December 31       December 31
----------------------------------------------------------------------------------------
 Current assets                         $         0       $         0       $         0
----------------------------------------------------------------------------------------
 Working capital (deficiency)           $   (24,981)      $   (23,932)      $    (6,873)
----------------------------------------------------------------------------------------
 Total assets                           $ 1,269,259       $         0       $   515,000
----------------------------------------------------------------------------------------
 Total liabilities                      $   529,783       $    23,932       $    11,377
----------------------------------------------------------------------------------------
 Stockholders' equity (deficiency)      $   739,476       $   (23,932)      $   503,623
----------------------------------------------------------------------------------------


SUMMARY OF SELECTED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF FUTURELINK USA(1)

--------------------------------------------------------------------------
                                        Six Months Ended     Year Ended
                                             June 30,        December 31
                                           (Unaudited)       (Unaudited)
--------------------------------------------------------------------------
                                              1998               1997
--------------------------------------------------------------------------
 STATEMENT OF INCOME DATA:
--------------------------------------------------------------------------
   Revenues                               $  5,360,575       $  6,665,460
--------------------------------------------------------------------------
   Total operating expenses               $  6,604,312       $  8,178,644
--------------------------------------------------------------------------
   Loss from operations                   $ (1,243,737)      $ (1,513,184)
--------------------------------------------------------------------------
   Net loss                               $ (1,414,161)      $ (2,257,958)
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                                              As at              As at
BALANCE SHEET DATA:                          June 30          December 31
--------------------------------------------------------------------------
   Current assets                         $  1,079,449       $    774,411
--------------------------------------------------------------------------
   Working capital (deficiency)           $   (567,035)      $ (1,035,555)
--------------------------------------------------------------------------
   Total assets                           $ 10,175,345       $  9,175,563
--------------------------------------------------------------------------
   Total liabilities                      $  4,449,549       $  4,944,114
--------------------------------------------------------------------------
   Stockholders' equity (deficiency)      $  5,725,796       $  4,231,449
--------------------------------------------------------------------------

Note:
(1) The pro forma financial statements as at June 30, 1998, as at December 31, 1997, for the six months ended June 30, 1998 and for the year ended December 31, 1997 give effect to the acquisition of all the outstanding shares in FutureLink Alberta and all the outstanding shares of FutureLink/Sysgold Ltd. (formerly Riverview Management Corporation) as if the effective dates of these transactions were December 31, 1997 and June 30, 1998 in respect of the Pro Forma Balance Sheets, and January 1, 1997 and January 1, 1998 in respect of the Pro Forma Statements of Income, respectively.

                   OFFER TO THE HOLDERS OF TARGETCO SECURITIES

1.       THE OFFER

FutureLink USA hereby offers to purchase, on and subject to the terms and conditions hereinafter specified, all of the issued and outstanding Class "A" Common Voting Shares of FutureLink Alberta (other than any Class "A" Common Voting Shares which may be issued after the date of this Offer but before the Expiry Date upon the exercise of any warrants) on the basis of 1 FutureLink USA Common Share for each Class "A" Common Voting Share of FutureLink Alberta. The securities subject to the Offer are referred to as the "TargetCo Security" or "TargetCo Securities".

THE ACCOMPANYING CIRCULAR AND LETTER OF TRANSMITTAL ARE INCORPORATED INTO AND FORM A PART OF THE OFFER AND CONTAIN IMPORTANT INFORMATION, WHICH SHOULD BE READ CAREFULLY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER.

2.       TIME FOR ACCEPTANCE

The Offer is open for acceptance until 4:30 p.m. (Calgary time) on October 23, 1998, the Expiry Time, or until such later time and date to which the Offer may be extended, unless withdrawn by FutureLink USA.

3.       MANNER OF ACCEPTANCE

The Offer may be accepted by delivering to the Depositary so as to arrive there not later than the Expiry Time:

(a) the certificate or certificates representing the TargetCo Securities in respect of which the Offer is being accepted;

(b) a Letter of Transmittal in the form accompanying the Offer, properly completed and duly executed as required by the instructions set out therein; and

(c) any other relevant documents required by the instructions set out in the Letter of Transmittal.

In all cases, payment for the FutureLink Alberta Deposited Securities and taken up by FutureLink USA will be made only after timely receipt by the Depositary of certificates representing the TargetCo Securities, together with a properly completed and duly executed Letter of Transmittal in the form accompanying the Offer and any other required documents.

THE METHOD OF DELIVERY OF CERTIFICATES REPRESENTING THE TARGETCO SECURITIES AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE PERSON DEPOSITING THEM. FUTURELINK USA RECOMMENDS THAT SUCH DOCUMENTS BE DELIVERED BY HAND TO THE DEPOSITARY OR IF MAILED, THAT REGISTERED MAIL WITH RETURN RECEIPT REQUESTED BE USED AND THE APPROPRIATE INSURANCE OBTAINED.

The execution of a Letter of Transmittal irrevocably appoints any officer of FutureLink USA as a true and lawful agent and attorney of the TargetCo Securityholder who signed the Letter of Transmittal, with respect to the TargetCo Securities, registered in the name of such holder and deposited under the Offer, with full power of substitution, in the name and on behalf of such holder to register or record, transfer and enter the transfer of the TargetCo Securities on the appropriate register of shareholders maintained by FutureLink Alberta. A holder of TargetCo Securities who executes a Letter of Transmittal covenants to execute, upon request, any additional documents necessary or desirable to complete the sale, assignment and transfer of the TargetCo Securities to FutureLink USA and acknowledges that all authority therein conferred or agreed to be conferred shall survive the death or incapacity, bankruptcy or insolvency of the holder and all obligations of the holder therein shall be binding upon the heirs, personal representatives, successors and assigns of the holder.

The deposit of TargetCo Securities pursuant to the procedures herein set forth will constitute a binding agreement between the depositing Securityholders and FutureLink USA upon the terms and subject to the conditions of the Offer, including the depositing TargetCo Securityholder's representations and warranties, that:

        (a) such person has full power and authority to deposit, sell, assign and transfer the TargetCo Securities being deposited;

        (b) such person owns the TargetCo Securities being deposited within the meaning of application securities laws;

        (c) the deposit of such TargetCo Securities complies with the applicable securities laws; and

        (d) when such TargetCo Securities are taken up and paid for by FutureLink USA, FutureLink USA will acquire good title thereto free and clear of all liens, restrictions, charges, encumbrances, claims and equities whatsoever.

All questions as to the validity, form, eligibility (including timely receipt) and acceptance of any TargetCo Securities pursuant to the Offer will be determined by FutureLink USA in its sole discretion. Depositing securityholders agree that determination shall be final and binding. FutureLink USA reserves the absolute right to reject any and all deposits which FutureLink USA determines not to be in proper form or which may be unlawful to accept under the laws of any jurisdiction. FutureLink USA reserves the absolute right to waive any defect or irregularity in a deposit of any TargetCo Securities. FutureLink USA's interpretation of the terms and conditions of the Offer (including the Circular) and the Letter of Transmittal shall be final and binding. FutureLink USA reserves the right to accept the Offer in a manner other than as set forth above.

4.      CONDITIONS OF THE OFFER

FutureLink USA reserves the right to withdraw the Offer and not to take up and pay for TargetCo Securities deposited under the Offer unless all of the following conditions are satisfied or waived prior to the Expiry Time:

        (a) there being validly deposited under the Offer and not withdrawn 90% of the TargetCo Securities (including the TargetCo Securities already owned by FutureLink USA);

        (b) FutureLink USA having determined in its sole judgment that there has not occurred, after the date of the Offer, any change in the business, operations, assets, capitalization, financial condition, prospects, licenses, permits, rights, privileges or liabilities, whether contractual or otherwise, of FutureLink Alberta which would be materially adverse to a purchaser of TargetCo Securities;

        (c) all requisite regulatory approvals in connection with the matters contemplated in the TargetCo Acquisition Agreement shall have been obtained on terms satisfactory to FutureLink USA in its sole judgment, acting reasonably; and

        (d) there shall not exist any prohibition at law against FutureLink USA making the offer or taking up and paying for all of the TargetCo Securities under the Offer.

The foregoing conditions are for the sole benefit of FutureLink USA and may be asserted by FutureLink USA regardless of the circumstances giving rise to any such condition or may be waived by FutureLink USA in whole or in part at any time and from time to time in its sole discretion, without prejudice to any other rights which FutureLink USA may have. The failure by FutureLink USA at any time to exercise any rights shall not be deemed a waiver of such rights and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

Any waiver of a condition or the withdrawal of the Offer shall be effective upon written notice or other communication given in writing by FutureLink USA to that effect to the Depositary. FutureLink USA, forthwith after giving such notice, shall make a public announcement of such waiver or withdrawal, and shall cause the Depositary, if required by law, as soon as practicable thereafter to notify the TargetCo Securityholders. If the Offer is withdrawn, FutureLink USA shall not be obligated to take up or pay for any TargetCo Securities deposited under the Offer and the Depositary will promptly return all certificates for deposited TargetCo Securities, Letters of Transmittal and related documents to the parties by whom they were deposited.

5.      EXTENSION AND VARIATION OF THE OFFER

The Offer is open for acceptance until, but not after, the Expiry Time.

FutureLink USA reserves the right, in its sole discretion, at any time and from time to time during the Offer Period to extend the Expiry Time or to vary the Offer by giving written notice or other communication confirmed in writing of such extension or variation to the Depositary, and by causing the Depositary to provide as soon as practicable thereafter notification of such extension or variation in the manner set forth in Section 11 of the Offer, entitled "Notice", to all TargetCo Securityholders. FutureLink USA shall, as soon as practicable after giving notice of an extension or variation to the Depositary, make a public announcement of the extension or variation. Any notice of extension or variation will be deemed to have been given and effective on the day on which it was delivered or otherwise communicated to the Depositary.

Where the terms of the Offer are varied, other than the variation in the terms of the Offer consisting solely of a waiver of a condition, the Offer shall not expire before 10 days after the notice of variation in respect of such variation has been sent to TargetCo Securityholders unless otherwise permitted by applicable law.

During any such extension or in the event of any variation, all TargetCo Securities previously deposited and not taken upon or withdrawn will remain subject to the Offer and may be accepted for purchase by FutureLink USA in accordance with the terms hereof, subject to Section 7 of the Offer, entitled "Withdrawal of Deposited Securities". An extension of the Expiry Time or a variation of the Offer does not constitute a waiver by FutureLink USA of its rights under Section 4 of the Offer, entitled "Conditions of the Offer". If the consideration being offered for the TargetCo Securities under the Offer is increased, the increased consideration will be paid to all depositing securityholders whose TargetCo Securities are taken up under the Offer.

6.      PAYMENT FOR DEPOSITED SECURITIES

If all of the conditions referred to under Section 4 of the Offer, entitled "Conditions of the Offer", have been fulfilled or waived at the Expiry Time, FutureLink USA will become obligated to take up the TargetCo Securities deposited under the Offer and not withdrawn not later than 10 days from the Expiry Time and to pay for TargetCo Securities taken up as soon as possible, but in any event not later than three days after the taking up of the TargetCo Securities. In accordance with applicable law, FutureLink USA will take up and pay for TargetCo Securities deposited under the Offer after the date on which FutureLink USA first takes up TargetCo Securities deposited under the Offer within 10 days of the deposit of such TargetCo Securities.

Subject to applicable law, FutureLink USA expressly reserves the right in its sole discretion to delay taking up or paying for any TargetCo Securities or to terminate the Offer and not to take up or pay for any TargetCo Securities if any condition specified in section 4 of the Offer, entitled "Conditions of the Offer", is not satisfied or waived, in whole or in part, by giving written notice thereof or other communication confirmed in writing to the Depositary. FutureLink USA also expressly reserves the right, in its sole discretion and notwithstanding any other condition of the Offer, to delay taking up and paying for TargetCo Securities in order to comply, in whole or in part, with the applicable law, including without limitation, to take such period of time as may be necessary to obtain any required regulatory approval. FutureLink USA will be deemed to have taken up and accepted for payment TargetCo Securities validly deposited and not withdrawn pursuant to the Offer if, as and when FutureLink USA gives written notice or other communication confirmed in writing to the Depositary of its acceptance for payment of the TargetCo Securities pursuant to the Offer.

FutureLink USA will pay for the TargetCo Securities validly deposited pursuant to the Offer and not withdrawn by providing the Depositary with certificates representing the FutureLink USA Common Shares for transmittal to the holders of the TargetCo Securities.

The Depositary will act as the agent of persons who have deposited TargetCo Securities in acceptance of the Offer for the purposes of receiving payment from FutureLink USA and transmitting payment to such persons, and receipt of payment by the Depositary from FutureLink USA will be deemed to constitute receipt of payment by persons depositing TargetCo Securities for purposes of the Offer.

Settlement will be made by the Depositary forwarding, or causing to be forwarded, to the address indicated in the Letter of Transmittal, certificates representing the FutureLink USA Common Shares to which a person depositing TargetCo Securities is entitled. Unless the person depositing the TargetCo Securities upon acceptance of the Offer otherwise instructs the Depositary, certificates representing the FutureLink USA Common Shares to which such person is entitled will be forwarded by the Depositary by first class insured mail to such persons at the address specified in the Letter of Transmittal. If no address is specified, certificates representing the FutureLink USA Common Shares will be forwarded to the address of the holder as shown on the registers maintained by FutureLink Alberta.

7.      WITHDRAWAL OF DEPOSITED SECURITIES

All deposits of TargetCo Securities pursuant to the Offer are irrevocable, provided that any TargetCo Securities deposited in acceptance of the Offer may be withdrawn by or on behalf of the depositing TargetCo Securityholder at any time before October 23, 1998 and at any time after November 15, 1998, provided that the TargetCo Securities have not been taken up and paid for by FutureLink USA prior to the receipt by the Depositary of the notice of withdrawal of such TargetCo Securities.

In addition, if:

        (a) there is a variation of the terms of the Offer before the Expiry Time (including any extension of the period during which TargetCo Securities may be deposited hereunder or the modification of a term or condition of the offer, but excluding, unless otherwise required by law, (i) a variation consisting solely of an increase in the consideration offered where the time for deposit is not extended for more than 10 days after the notice of variation has been delivered, or (ii) a variation consisting solely of the waiver of a condition of the Offer; or

        (b) on or before the Expiry Time or after the Expiry Time but before the expiry of all rights of withdrawal in respect of the Offer, a change occurs in the information contained in the Offer or the Circular, as amended from time to time, that would reasonably be expected to affect the decision of a TargetCo Securityholder to accept or reject the Offer, unless such change is not within the control of FutureLink USA, any TargetCo Securities deposited under the Offer and not taken up and paid for by FutureLink USA at such time may be withdrawn by or on behalf of the depositing TargetCo Securityholder at the place of deposit at any time until the expiration of 10 days after the date upon which the notice of such variation or change is mailed, delivered or otherwise communicated, subject to an abridgment of that period pursuant to such order as may be granted by Canadian courts or securities regulatory authorities.

In order for any withdrawal to be made, notice of the withdrawal must be in writing (which includes a telegraphic communication or notice by electronic means that produces a printed copy) and must be actually received by the Depositary within the period permitted for withdrawal. Any such notice of withdrawal must be (i) signed by or on behalf of the person who signed the Letter of Transmittal that accompanied the TargetCo Securities to be withdrawn, and (ii) specify such person's name, the number of TargetCo Securities to be withdrawn, the name of the registered holder and the certificate number shown on each certificate representing the TargetCo Securities to be withdrawn. The withdrawal shall take effect upon receipt of the written notice by the Depositary.

All questions as to the validity (including timely receipt) and form of notices of withdrawal shall be determined by FutureLink USA, in its sole discretion, and such determination shall be final and binding. There shall be no duty or obligation on FutureLink USA, the Depositary or any other person to give notice of any defect or irregularity in any notice of withdrawal and no liability shall be incurred by any of them for failure to give such notice.

If FutureLink USA extends the Offer, is delayed in taking up or paying for TargetCo Securities Shares, or is unable to take up or pay for TargetCo Securities for any reason, then, without prejudice to FutureLink USA's other rights, TargetCo Securities may not be withdrawn except to the extend that the depositing holders thereof are entitled to withdrawal rights as set forth in this Section 7 or pursuant to applicable law. In addition to the foregoing rights of withdrawal, holders of TargetCo Securities in Alberta are entitled to statutory rights of rescission in certain circumstances. (See the disclosure in the Circular entitled "Statutory Rights")

8.      RETURN OF TARGETCO SECURITIES

Any deposited TargetCo Securities not taken up and paid for by FutureLink USA for any reason will be returned (together with other relevant documents) to the depositing parties. The certificates (and other relevant documents) will be forwarded by first class insured mail in the name of and to the address specified by the TargetCo Securityholder in the Letter of Transmittal or, if such name or address is not so specified, in such name and to such address as is shown in the registers maintained by FutureLink Alberta, as soon as practicable following the Expiry Time or withdrawal or termination of the Offer.

9.      DIVIDENDS AND DISTRIBUTIONS

If, on or after September 28, 1998 FutureLink Alberta should split, combine or otherwise change any of the TargetCo Securities or its capitalization, or shall disclose that it has taken or intends to take any such action, FutureLink USA may, in its sole discretion, make such adjustments as it considers appropriate to the purchase price and other terms of the Offer including, without limitation, the type of securities offered as consideration for the TargetCo Securities to reflect such split, combination or other change. TargetCo Securities acquired pursuant to the Offer shall be transferred by the TargetCo Securityholder and acquired by FutureLink USA free and clear of all liens, restrictions, charges, encumbrances, claims and equities and together with all rights and benefits arising therefrom including the right to any and all dividends, distributions, payments, securities, rights, assets or other interests which may be declared, paid, issued, distributed, made or transferred on or in respect to the TargetCo Securities on or after September 28, 1998. If FutureLink Alberta should declare or pay any cash dividend, stock dividend or make any other distribution on or issue any rights with respect to any of the TargetCo Securities which is or are payable or distributable to the TargetCo Securityholder of record on a record date which is prior to the date of transfer into the name of FutureLink USA on the registers maintained by FutureLink Alberta of such TargetCo Securities following acceptance thereof for purchase pursuant to the Offer, then the whole of such dividend, distribution or rights, will be received and held by the depositing TargetCo Securityholder for the account of FutureLink USA and shall be promptly remitted and transferred by the depositing Securityholder to the Depositary for the account of FutureLink USA, accompanied by appropriate documentation of transfer. Pending such remittance, FutureLink USA will be entitled to all rights and privileges as the owner of any such dividend, distribution or right and may withhold the entire consideration payable by FutureLink USA pursuant to the Offer or deduct from the consideration payable by FutureLink USA pursuant to the Offer the amount or value thereof, as determined by FutureLink USA in its sole discretion.

10.     MAIL SERVICE INTERRUPTION

Notwithstanding the provisions of the Offer, the Circular or the Letter of Transmittal, certificates representing the FutureLink USA Common Shares in payment for the TargetCo Securities pursuant to the Offer and any certificates representing TargetCo Securities to be returned will not be mailed if FutureLink USA determines that delivery thereof by mail may be delayed. Persons entitled to all such certificates, which are not mailed for the foregoing reasons, may take delivery thereof at the offices of the Depositary until such time as FutureLink USA has determined that delivery by mail will no longer be delayed. FutureLink USA shall provide notice of any determination not to mail made under this
Section 10 as soon as reasonably practicable after the making of such determination and in accordance with the requirements of Section 11 of the Offer, entitled "Notice". Notwithstanding Section 6 of the Offer, entitled "Payment for Deposited Securities", the deposit of certificates representing the FutureLink USA Common Shares with the Depositary for delivery to the depositing holders of TargetCo Securities in such circumstances shall constitute delivery to the persons entitled thereto and the TargetCo Securities shall be deemed to have been paid for immediately upon such deposit.

11.     NOTICE

Without limiting any other lawful means of giving notice, any notice FutureLink USA or the Depositary may give or may cause to be given under the Offer will be deemed to have been properly given if it is mailed by first class mail, postage prepaid, to the registered holders of TargetCo Securities at their addresses shown on the registers maintained by FutureLink Alberta and will be deemed to have been received on the first day following the date of mailing which is not a Saturday, Sunday or statutory holiday. These provisions apply notwithstanding any accidental omission to give notice to any one or more holders of the TargetCo Securities and notwithstanding any interruption of postal service in Canada following mailing. In the event of any interruption of postal service following mailing, FutureLink USA intends to make reasonable efforts to disseminate the notice by other means. Except as otherwise required or permitted by law, if post offices in Canada are not open for the deposit of mail or there is reason to believe that there is or could be a disruption in all or part of the postal service, any notice which FutureLink USA or the Depositary may give or cause to be given under the Offer, except as otherwise herein provided, will be deemed to have been properly given to and have been received by holders of TargetCo Securities if it is provided by facsimile to FutureLink Alberta which has agreed, in turn to ensure that it is delivered to each holder of TargetCo Securities. Wherever the Offer calls for documents to be delivered to the Depositary, such documents will not be considered delivered unless and until they have been physically received by the Depositary.

12.     ACQUISITION OF SECURITIES NOT DEPOSITED

If FutureLink USA takes up and pays for all TargetCo Securities validly deposited under the Offer and acquires not less than 90% of the issued and outstanding TargetCo Securities (other than such TargetCo Securities held by FutureLink USA), FutureLink USA intends, to the extent possible, to acquire the remaining TargetCo Securities pursuant to the compulsory acquisition provisions of the ABCA. If FutureLink USA takes up and pays for TargetCo Securities validly deposited under the Offer and acquires less then such number thereof or the compulsory provisions of the ABCA are otherwise unavailable or if FutureLink USA elects not to proceed by way of the compulsory acquisition provisions of the ABCA, FutureLink USA intends to consider other means of acquiring, directly or indirectly, all of the TargetCo Securities available in accordance with applicable law.

13.     MARKET PURCHASES

FutureLink USA has no current intention of acquiring beneficial ownership of any TargetCo Securities while this Offer is outstanding other than pursuant to this Offer. FutureLink Alberta is not a publicly traded company and there is no market for the TargetCo Securities.

14.     OTHER TERMS OF THE OFFER

The Offer and all contracts resulting from the acceptance hereof shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein. Each party to an agreement resulting from the acceptance of the Offer unconditionally and irrevocably attorn to the jurisdiction of the Courts of the Province of Alberta and the courts of appeal therefrom.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF FUTURELINK USA NOT CONTAINED HEREIN OR IN THE CIRCULAR, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NO PERSON SHALL BE DEEMED TO BE THE AGENT OF FUTURELINK USA OR THE DEPOSITARY FOR THE PURPOSES OF THE OFFER. The provisions of the Circular and the Letter of Transmittal accompanying the Offer, including the instructions contained therein as applicable, for part of the terms and conditions of the Offer. FutureLink USA shall, in its sole discretion, be entitled to make a final and binding determination of all questions relating to the interpretation of the Offer, the Circular and the Letter of Transmittal, the validity of any acceptance of the Offer, the validity of any elections and the validity of any withdrawals of TargetCo Securities. The Offer is not being made to, nor will deposits be accepted from or on behalf of holders of TargetCo Securities in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, FutureLink USA may, in its sole discretion, take such action as it may deem necessary to extend the Offer to holders of TargetCo Securities in any such jurisdiction. The accompanying Circular, together with the Offer, constitutes the take-over bid circular required under the relevant Canadian provincial securities legislation applicable to the Offer.

Dated at Calgary, Alberta, as of September 28, 1998.



                                         FUTURELINK DISTRIBUTION CORP.
                                         (a Colorado Corporation)

                                         PER: signed "Cameron Chell"
                                             --------------------------------
                                                CAMERON CHELL
                                                Chief Executive Officer
                                                Director

                                    CIRCULAR

The following information is supplied with respect to the accompanying Offer dated September 28, 1998 by FutureLink USA to purchase all of the issued and outstanding TargetCo Securities.

THE INFORMATION CONCERNING TARGETCO CONTAINED IN THE OFFER AND THIS CIRCULAR HAS BEEN TAKEN FROM OR BASED UPON AVAILABLE DOCUMENTS AND SECURITYHOLDER LISTS PROVIDED BY TARGETCO TO FUTURELINK USA. FUTURELINK USA HAS NO KNOWLEDGE THAT WOULD INDICATE THAT ANY STATEMENTS CONTAINED HEREIN TAKEN FROM OR BASED ON SUCH DOCUMENTS AND RECORDS ARE UNTRUE OR INCOMPLETE.

The terms and provisions of the Offer are incorporated into and form part of this Circular and TargetCo Securityholders should refer to the Offer for details of the terms and conditions of the Offer, including details as to payment and withdrawal rights. Terms defined in the Offer but not defined in this Circular have the same meaning herein as in the Offer unless the context otherwise requires.


          PURPOSE OF THE OFFER AND FUTURELINK USA'S PLANS FOR TARGETCO

The purpose of the Offer is to enable FutureLink USA to acquire all of the issued and outstanding TargetCo Securities. If FutureLink USA takes up and pays for securities validly deposited under the Offer and acquires not less than 90% of the issued and outstanding securities of any class which is the subject of the Offer, FutureLink USA intends, to the extent possible, to acquire the remaining securities of any such class pursuant to the compulsory acquisition provisions of the ABCA. If FutureLink USA takes up and pays for securities validly deposited under the Offer and acquires less than such number thereof or the compulsory acquisition provisions of the ABCA are otherwise unavailable, FutureLink USA intends to consider other means of acquiring, directly or indirectly, all of the outstanding TargetCo Securities available in accordance with applicable law, including a subsequent acquisition transaction. If the conditions precedent are satisfied, subject to the exercise of certain warrants. FutureLink USA will own sufficient TargetCo Securities to effect such subsequent acquisition transaction. See "Acquisition of Securities Not Deposited".


       DISTRIBUTION, RESALE AND LIQUIDITY OF FUTURELINK USA COMMON SHARES

The FutureLink USA Common Shares to be issued to TargetCo Securityholders will be issued pursuant to subsection 107(1)(j) of the Securities Act (Alberta). Such statutory provisions exempt FutureLink USA from the Securities Act (Alberta) to file a prospectus with respect to the FutureLink USA Common Shares issued by FutureLink USA pursuant to this Offer. A TargetCo Securityholder will not receive the benefits associated with the subscription for securities issued pursuant to a prospectus, including, without limiting the generality of the foregoing, the review of the materials by the Alberta Securities Commission or any other regulatory authority in any province of Canada.

Other statutory provisions in the Securities Act (Alberta) provide an exemption from the prospectus requirements on the resale of the FutureLink USA Common Shares based upon the filing of this Offer and Circular in accordance with the requirements of the Securities Act (Alberta), except with respect to any person, company or combination of persons or companies holding a sufficient number of securities of FutureLink USA to affect materially the control of FutureLink USA (a "control person" as defined by the Securities Act (Alberta)). FutureLink USA Common Shares held by a control person will be subject to restriction on resale until such time as the appropriate "hold period" has been satisfied and the holder otherwise complies with other applicable requirements, or a further statutory exemption may be relied upon or an appropriate discretionary order is obtained.

THE FUTURELINK USA COMMON SHARES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("US SECURITIES ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE US SECURITIES ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE US SECURITIES ACT, PURSUANT TO REGULATION S OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT AND THE SELLER IS PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY BE MADE ONLY IN COMPLIANCE WITH THE US SECURITIES ACT.

Under the US Securities Act, the sale of shares in the United States must either be of shares registered with the United States Securities and Exchange Commission (the "SEC") or an exemption for such sale must be available under the US Securities Act. The FutureLink USA Common Shares issued in the Offer were issued pursuant to a safe harbour from registration under the US Securities Act under Regulation S, promulgated under the US Securities Act. Under Regulation S, the FutureLink USA Common Shares may not be sold in the United States or to a United States person as those terms are defined in Regulation S. Further for the "distribution compliance period" (as defined below) the holder of such FutureLink USA Common Shares may not sell them into the United States or to a United States person unless such FutureLink USA Common Shares are subject to a current and effective registration statement under the US Securities Act or an exemption from registration is available. Further the original recipients and any transferee of the FutureLink USA Common Shares must also give certain representations and warranties and enter into certain agreements with FutureLink USA as set forth in the Letter of Transmittal accompanying the Offer, including:
(a) not engaging in hedging transactions in FutureLink USA Common Shares during the distribution compliance period in violation of the US Securities Act; (b) placing on the certificates for the FutureLink USA Common Shares the legend under Regulation S appearing on the cover page of the Offer; (c) certify that they are not U.S. persons and are not acquiring the securities for the account or benefit of a U.S. person and; (d) agreeing that FutureLink USA may refuse to register any transfer of FutureLink USA Common Shares unless made in accordance with the registration under the US Securities Act, or pursuant to an exemption under the US Securities Act, or in accordance with Regulation S.

Under Regulation S, the distribution compliance period begins when the last of the FutureLink USA Common Shares are issued under the Offer and terminates one year thereafter. Once the distribution compliance period has terminated, sales of the FutureLink USA Common Shares may be made in the United States and to United States persons under the exemption provided for in Section 4(1) of the US Securities Act for sales by one who is neither the issuer, an underwriter nor a dealer. Rule 144 promulgated by the SEC under the US Securities Act sets forth certain nonexclusive rules for defining when one is not an underwriter for purposes of
Section 4(1). Therefore, after the end of the distribution compliance period, the FutureLink USA Common Shares may be resold into the United States or to a United States person, in accordance with Rule 144 restrictions.

Sales under Rule 144 beginning after the end of the distribution compliance period may be made provided: (a) FutureLink USA is either a SEC reporting company and is current in filing all its periodic reports with the SEC or if not such a reporting company, FutureLink USA must make available to the brokerage community, to its shareholders and other interested parties the information required by the SEC under Rule 15c-2(11) under the Securities Exchange Act of 1934, as amended ("US Exchange Act"); (b) an individual, certain related persons or entities and anyone acting in concert with him may not sell in any three month period more than the greater of 1% of the outstanding FutureLink USA Common Stock or the average weekly trading volume for such FutureLink USA Common Stock for the four weeks prior to filing a Rule 144 Notice; (c) the FutureLink USA Common Shares is not sold with any special selling efforts and are sold in a brokerage transaction as defined in Rule 144 or directly to a market maker for the FutureLink USA Common Stock; and (d) a Rule 144 Notice is filed with the SEC at the time the order is given to the broker to sell the shares or the sale to the market maker is effected.

Beginning one year after the end of the distribution compliance period, the FutureLink USA Common Shares held by non-affiliates of FutureLink USA may be sold under Rule 144 without any restrictions set forth in the prior paragraph. An affiliate of FutureLink USA is an officer, director and more than 10% shareholder of FutureLink USA.

ALL TARGETCO SECURITYHOLDERS SHOULD CONSULT WITH THEIR LEGAL ADVISORS TO DETERMINE THE APPLICABLE RESTRICTIONS GOVERNING RESALE OF FUTURELINK USA COMMON SHARES THAT THEY WILL RECEIVE UNDER THIS OFFER, INCLUDING THE EXTENT OF THE APPLICABLE HOLD PERIOD AND THE POSSIBILITY OF UTILIZING ANY FURTHER STATUTORY EXEMPTION OR OBTAINING A DISCRETIONARY ORDER.


                         TARGETCO ACQUISITION AGREEMENT

On September 26, 1998, FutureLink USA entered into the TargetCo Acquisition Agreement with TargetCo, which provides that, subject to regulatory approval, FutureLink USA will acquire all of the TargetCo Securities in consideration of the issuance of FutureLink USA Common Shares to the TargetCo Securityholders on a one-for-one basis for each such security. Management of TargetCo is identical to that of FutureLink USA (with the exception of Robert Kohn who is not a director of FutureLink Alberta) and certain securityholders of TargetCo are also securityholders of FutureLink USA.

FutureLink USA's shareholders have approved the transactions contemplated thereby, including, subject to regulatory approval, the acquisition of all of the TargetCo Securities by FutureLink USA in consideration for the FutureLink USA Common Shares, as may be adjusted in certain events. The obligations of FutureLink USA to complete the transaction are conditional upon, among other things, the following:

        (a) no action, suit or proceeding shall have been threatened or taken before or by any federal, provincial, municipal or other governmental department, commission, bureau, agency or instrumentality in Canada or elsewhere outstanding, pending or threatened by or against TargetCo at law or in equity;

        (b) there shall not have occurred any material change, change of material fact or any development that could result in a material or change of a material fact in the business, operations or affairs of TargetCo;

        (c) TargetCo shall have no liabilities (absolute, contingent, accrued or otherwise) at the time of closing of the Offer other than those disclosed in the most recent financial statements of TargetCo presented to FutureLink USA and as otherwise disclosed to FutureLink USA in writing; and

        (d) all necessary steps and proceedings shall have been taken to allow the TargetCo Securities to be transferred from the TargetCo Securityholders to FutureLink USA and vest in FutureLink USA good and marketable title to the TargetCo Securities free and clear of all liens, claims, charges, security interests, mortgages and encumbrances.

FutureLink USA has not retained any agent to make solicitations with respect to the Offer.


    FUTURELINK DISTRIBUTION CORP. (A COLORADO CORPORATION) ("FUTURELINK USA")

FutureLink USA was incorporated under the Colorado Corporation Code on April 4, 1955 under the name of Cortez Uranium and Mining Co. The Corporation has undergone a number of name changes. On February 25, 1957, the Corporation changed its name to Core Oil, Inc. On June 16, 1983, the Corporation changed its name to Core Mineral Recoveries, Inc. On July 20, 1997, the Corporation changed its name to Core Ventures, Inc. On February 17, 1998, the Corporation changed its name to FutureLink Distribution Corp. In conjunction with these name changes, the Corporation has undertaken a number of changes to its authorized capital. Upon incorporation, the authorized capital was 10,000,000 shares with a par value of $0.01 USD. On June 16, 1983, the authorized capital was altered to authorize the issuance of 15,000,000 shares with a par value of $0.01/share USD. On October 7, 1986, the authorized capital was altered to authorize the issuance of 30,000,000 shares with a par value of $0.01/share USD. On July 20, 1997, the articles were amended to provide for a par value of $0.001/share USD. On July 20, 1997, the Corporation effected a 200:1 reverse split. On December 2, 1997, the Corporation effected a 30:1 reverse split. On January 20, 1998, the articles were amended to authorize the issuance of 100,000,000 common shares with a par value of $0.0001/share USD and 5,000,000 preferred shares with no par value.

At present FutureLink USA is not a reporting issuer in any jurisdiction. Its shares are not listed or posted for trading on any stock exchange. FutureLink USA Common Shares trade on the National Association of Securities Dealers Over the Counter-Bulletin Board ("NASD-OTC-BB" or "OTC-BB"). FutureLink USA filed a Form SB-2 Registration Statement with the SEC on August 24, 1998 to register 14,865,385 shares under the US Securities Act. The shares being registered are:
(a) 4,250,000 FutureLink USA Common Shares which may be issued upon conversion of the FutureLink/Sysgold Ltd. Exchangeable Shares (See "FutureLink/Sysgold Ltd."); (b) 9,615,385 of the 11,000,000 FutureLink USA Common Shares which have been issued to Thompson Kernaghan under the terms of the Thompson Kernaghan Loan Agreement but which are held in escrow (see "FutureLink USA Material Contracts"); and (c) an additional 1,000,000 of the 11,000,000 FutureLink USA Common Shares which have been issued to Thompson Kernaghan pursuant to the Thompson Kernaghan Warrant #1 Agreement and Thompson Kernaghan Warrant #2 Agreement but which are being held in escrow (See

"FutureLink USA Material Contracts"). Upon filing of this takeover bid circular with the Alberta Securities Commission, FutureLink USA shall become a reporting issuer in Alberta.

The principal executive office of FutureLink USA is located at Suite 550 - 603 - 7th Avenue S.W. Calgary, Alberta, T2P 2T5. The contact telephone number is (403) 543 - 5511. The registered and records office of the Company is located at 1675 Broadway, Denver, Colorado 80202.


                           BUSINESS OF FUTURELINK USA

FutureLink USA is a holding/investment company with the following interests: (a) 100% interest in FutureLink Acquisition Corp. (See "FutureLink Acquisition Corp.") which in turn owns 100% of FutureLink/Sysgold Ltd. (formerly Riverview Management Corporation) (excluding the interest of the holders of the FutureLink/Sysgold Ltd. Exchangeable Shares) (See "FutureLink/Sysgold Ltd."); and (b) a 46% interest in FutureLink Alberta. Pursuant to this Offer, FutureLink USA is seeking to acquire 100% of FutureLink Alberta (other than rights granted by certain warrants). FutureLink USA's business plan contemplates additional strategic acquisitions. It is the intention at some point in the future to amalgamate FutureLink/Sysgold Ltd., FutureLink Alberta and FutureLink Acquisitions Corp. and that the resulting corporation will be the operating entity.

FutureLink Acquisition Corp. is a holding corporation and was incorporated on August 21, 1998 for the purpose of acquiring FutureLink/Sysgold Ltd. It does not carry on any active business. FutureLink/Sysgold Ltd. is an operating entity with over 70 staff members and sales exceeding $9.5 million CDN for the fiscal period ended October 31, 1997. FutureLink/Sysgold Ltd. specializes in providing technical computing services to companies with diverse and complex technology requirements. FutureLink/Sysgold Ltd. is a total solution provider that supplies integrated business and IT solutions in the areas of management consulting, land and land systems, accounting, software development and infrastructure management. FutureLink Alberta seeks to become the world's first computer utility company. It is dedicated to providing small to medium sized businesses (50-1,000 desktop computers) with the most efficient and cost effective system for the delivery of computer hardware, software and electronic content at an attractive cost for installation, administration and maintenance.

FutureLink USA has conducted several businesses prior to December 1997. Present management have very little knowledge of the affairs of the Corporation during this period of time. The Corporation was inactive for most of the period from 1983 to 1997. In 1995, the Corporation under the name Core Mineral Recoveries, Inc sought bankruptcy protection from the United States Bankruptcy Court (Case # 95-70091) and sought to reorganize under Chapter 11 of the US Bankruptcy Code. The petition filed by Core Mineral Recoveries, Inc. was dismissed, and the Corporation's debts were not discharged in bankruptcy. Previous management chose to compromise debts by way of agreement rather than use the court process. Present management have no knowledge of the affairs of the Corporation other than what is disclosed on the public records of the registrar of corporations in Colorado and as disclosed in the bankruptcy proceedings. From June 1997 to December 1997, the Corporation sought to acquire certain rights to "Printscan Technology" from Printscan Technology Inc. The Corporation could not fund the acquisition of these technology rights and forfeited any interest therein.

                 DESCRIPTION OF SHARE CAPITAL OF FUTURELINK USA

As of the date of this Circular, FutureLink USA is authorized to issue: (a) 100,000,000 FutureLink USA Common Shares with par value of $.0001/share USD; and
(b) 5,000,000 FutureLink USA Preferred Shares with no par value. There are 26,449,313 FutureLink USA Common Shares issued and outstanding. All but 10,300,000 shares are fully paid and non-assessable. Thompson Kernaghan holds 10,300,000 shares in escrow as part of the Thompson Kernaghan Loan Agreement (See "Prior Sales of FutureLink USA", "Material Contracts of FutureLink USA"). As of the date hereof, FutureLink USA is obliged to issue certain FutureLink USA Common Shares (but has not done so for various corporate reasons), including:
(a) 588,728 FutureLink USA Common Shares to Linear Strategies Inc. and 538,462 FutureLink USA Common Shares to Hampton Park Ltd. pursuant to the Linear/Hampton Debt/Share Agreement (See "FutureLink USA Material Contracts"); (b) 4,250,000 FutureLink USA Common Shares upon the conversion of 4,250,000 FutureLink/Sysgold Ltd. Exchangeable Shares (See "FutureLink/Sysgold Ltd."); (c) 65,000 FutureLink USA Common Shares to Cameron Chell pursuant to a Subscription Agreement dated August 11, 1998; and (d) 65,000 FutureLink USA Common Shares to Linda Carling pursuant to a Subscription Agreement dated August 11, 1998. As at the date hereof, FutureLink USA has reserved for issuance: (a) 3,730,000 FutureLink USA Common Shares pursuant to the corporate stock option plan (See "FutureLink USA Stock Options"); (b) 255,813 FutureLink USA Common Shares pursuant to warrant agreements (See "FutureLink USA Prior Sales"); and (c) 1,127,240 FutureLink USA Common Shares pursuant to the Linear Warrant Agreement and the Hampton Warrant Agreement (See "FutureLink USA Material Contracts"); (e) 65,000 FutureLink USA Common Shares pursuant to the provisions of the Chell August 11, 1998 Warrant Agreement; (f) 65,000 FutureLink USA Common Shares pursuant to the provisions of the Carling August 11, 1998 Warrant Agreement (See "FutureLink USA Prior Sales"); (g) 78,000 FutureLink USA Common Shares which may be issued upon conversion of the debt owing to Cameron Chell pursuant to the provisions of the Chell August 11, 1998 Loan Agreement (See "FutureLink USA Material Contracts"); and (h) 78,000 FutureLink USA Common Shares which may be issued upon conversion of the debt owing to Linda Carling pursuant to the provisions of the Carling August 11, 1998 Loan Agreement (See "FutureLink USA Material Contracts"). In addition, further FutureLink USA Common Shares may be required to be reserved in excess of the 11,000,000 shares issued to Thompson Kernaghan and held in escrow pursuant to the Thompson Kernaghan Loan Agreement and Thompson Kernaghan Escrow Agreement if additional advances are made pursuant to the provisions of the Thompson Kernaghan Loan Agreement (See "FutureLink USA Material Contracts"). There are no issued and outstanding FutureLink USA Preferred Shares.

The following is a general description of the material rights, privileges, restrictions and conditions attaching to each class of shares:

COMMON SHARES OF FUTURELINK USA

Subject to the provisions of the Colorado Corporations Code, the holders of the FutureLink USA Common Shares are entitled to receive notice of, to attend and vote at all meetings of the shareholders of FutureLink USA (other than meetings of a class or series of shares other than the FutureLink USA Common Shares as such) and are entitled to one vote for each FutureLink USA Common Share held, except as required by law.

Subject to the payment of preferred rights attaching to any other class or series of shares of FutureLink USA, the holders of the FutureLink USA Common Shares are entitled to receive, if, as and when declared by the directors of FutureLink USA, dividends in such amount and payable on such date as may be determined from time to time by the directors of FutureLink USA. Subject to the preferential rights attaching to any other class or series of shares of FutureLink USA, if any, on the liquidation, dissolution or winding-up of FutureLink USA, or any other distribution of the assets of FutureLink USA among its shareholders for the purpose of winding-up its affairs, the holders of the FutureLink USA Common Shares shall be entitled to share, on a per share basis, the remaining property and assets of FutureLink USA.

PREFERRED SHARES OF FUTURELINK USA

The FutureLink USA Preferred Shares may be issued from time to time in one or more series in the number and with the designation, rights, privileges, restrictions and conditions as determined by the directors of FutureLink USA in their sole discretion. The FutureLink USA Preferred Shares are not necessarily entitled to preference, as to the payment of dividends and the distribution of the remaining property of FutureLink USA on dissolution, over the FutureLink USA Common Shares.

FutureLink USA will be seeking shareholder approval at a meeting scheduled for November 6, 1998 to amend the articles of FutureLink USA relating to the Preferred Voting Shares of FutureLink USA. A series of Preferred Shares consisting of one share of such series is to be designated as "Special Preferred Voting Shares". The outstanding share of Special Preferred Voting Share shall be entitled at any relevant date to the number of votes determined in accordance with the terms and conditions of the "Exchangeable Shares" and the "Share Purchase Agreement" as such terms are defined in the Sysgold Acquisition Agreement on all matters presented to the holders of Common Shares of FutureLink USA, with the Special Preferred Voting Shares and the Common Shares voting together as a single class. The Special Preferred Voting Shares is to have no other voting rights except as required by law. No dividend shall be paid to the holder of the Special Preferred Share. The share of Special Preferred Share shall be entitled to $1.00 on liquidation of FutureLink USA in preference to any shares of Common Shares of FutureLink USA, but only after the liquidation preference of any other shares of Preferred Shares of FutureLink USA has been paid in full. The Special Voting Share provisions cannot be amended without the unanimous approval of the holders of the Special Preferred Shares. (See "FutureLink USA Material Contracts").


                           CONSOLIDATED CAPITALIZATION

The following table sets out the capitalization of FutureLink USA as at December 31, 1997 (as per audited financial statements) and the pro forma consolidated capitalization of FutureLink USA as at September 28, 1998 assuming the completion by FutureLink USA of the acquisition (the "TargetCo Acquisition") by FutureLink USA of all of the issued and outstanding TargetCo Securities pursuant to the Offer.

 Capital               Authorized      Outstanding as        Outstanding as of        Outstanding as at
                                         at December          Sept. 28, 1998        Sept. 28, 1998 after
                                          31, 1997              (unaudited)           giving effect to
                                          (audited)                                 TargetCo Acquisition
                                                                                         (unaudited)
----------------    ----------------  ---------------      -------------------     ----------------------
 Long Term Debt      Not Applicable          NIL                      NIL              $2,025,000(11)

 Common Stock         100,000,000      $1,426,231 USD         $2,675,531 USD         $8,066,785(12) USD
                                         (10,203,500            (26,499,313              (33,797,828
                                           shares)                shares)                  shares)
 Preferred                                                  (1)(2)(3)(4)(5)(6)       (1)(2)(3)(4)(5)(7)
 Shares                                                      (7)(8)(9)(10)(11)           (8)(11)(13)
                       5,000,000             NIL                  NIL(14)                  NIL(14)

Notes:
(1) Includes 11,000,000 FutureLink USA Common Shares issued to Thompson Kernaghan pursuant to the Thompson Kernaghan Loan Agreement, the Thompson Kernaghan $2,250,000 Debenture Agreement, Thompson Kernaghan Warrant #1 Agreement, Thompson Kernaghan Warrant #2 Agreement and the Thompson Kernaghan Escrow Agreement. (See "FutureLink USA Material Contracts").
(2) Does not include 3,730,000 FutureLink USA Common Shares reserved for issuance pursuant to the FutureLink USA stock option plan (See "FutureLink USA Stock Option Plan").
(3) Does not include 255,813 FutureLink USA Common Shares reserved for issuance on exercise of FutureLink USA warrants granted between January 1, 1998 and May 31, 1998 (See "Prior Sales of FutureLink USA").
(4) Does not include 1,127,240 FutureLink USA Common Shares which have been reserved for issuance to Linear Strategies Inc. and Hampton Park Ltd. upon the exercise of the warrants pursuant to the Linear Warrant Agreement and Hampton Warrant Agreement (See "FutureLink USA Material Contracts").
(5) Does not include the 500,000 FutureLink Alberta Class "A" Common Voting Shares reserved for issuance to FutureLink Alberta warrantholders (See "Material Contracts of FutureLink Alberta").
(6) Does not include the 4,250,000 FutureLink USA Common Shares which may be reserved for issuance pursuant to the Sysgold Acquisition Agreement. (See "FutureLink USA Material Contracts")
(7) Does not include 65,000 FutureLink USA Common Shares reserved for issuance upon exercise of the Chell August 11, 1998 Warrant Agreement and 65,000 FutureLink USA Common Shares reserved for issuance upon exercise of the Carling August 11, 1998 Warrant Agreement;
(8) Does not include 78,000 FutureLink USA Common Shares reserved for issuance to Cameron Chell upon conversion of a $78,000 USD debt owing to Cameron Chell pursuant to the Chell August 11, 1998 Loan Agreement and 78,000 FutureLink USA Common Shares reserved for issuance to Linda Carling upon the conversion of a $78,000 USD debt owing to Linda Carling pursuant to the Carling August 11, 1998 Loan Agreements. This is to be converted to FutureLink USA Common Shares at the rate of $1.11 USD of debt per share.
(9) Does not include the 588,728 FutureLink USA Common Shares to be issued to Linear Strategies Inc. and the 538,462 FutureLink USA Common Shares to be issued to Hampton Park Ltd. pursuant to the provisions of the Linear/Hampton Debt/Share Agreement.
(10) Does not include the 65,000 FutureLink USA Common Shares to be issued to Linda Carling pursuant to an August 11, 1998 Subscription Agreement and the 65,000 FutureLink USA Common Shares to be issued to Cameron Chell pursuant to an August 11, 1998 Subscription Agreement.
(11) The debt is owing by FutureLink USA to Thompson Kernaghan pursuant to the terms of the Thompson Kernaghan $2,250,000 Debenture Agreement. The sum of $200,000 USD has been converted into FutureLink USA Common Shares on September 21, 1998 at the rate of 1 FutureLink USA Common Share for each $0.3106 USD of debt resulting in Thompson Kernaghan becoming the beneficial owner of 700,000 of the 11,000,000 shares held in escrow.
(12) To the capitalization of September 28, 1998 has been added: (a) the value of the 1,127,240 FutureLink USA Common Shares to be issued to Linear Strategies Inc/Hampton Park Ltd. totalling the amount of $732,706 USD. The debt to Linear Strategies Inc. was $504,802 USD on May 31, 1998. The sum of $225,000 USD was advanced effective June 30,1998. The sum of $350,000 USD was assigned by Linear Strategies Inc. to Hampton Park Ltd. effective July 1, 1998. Interest from June 1, 1998 to June 30, 1998 was $2,903.61 USD; (b) The value of $130,000 USD representing the proceeds from the August 11, 1998 Subscription Agreements from the sale of 130,000 FutureLink USA Common Shares; (c) value of $3,612,500 USD (4,250,000 FutureLink USA Common Shares at $0.85/share) for shares which will be issued to Donald A. Bialik and Olivia B. Bialik upon conversion of the FutureLink/Sysgold Ltd. Exchangeable Shares; and (d) value of $200,000 USD representing the payment for the 700,000 FutureLink USA Common Shares acquired by Thompson Kernaghan upon the conversion of debt on September 21, 1998; and (e) the sum of $716,510 USD representing the value of 1,791,275 FutureLink USA Common Shares which would be issued (assuming that all of the TargetCo Securityholders accept this Offer) at a deemed price of $0.40/share USD).

(13) To the issued and outstanding shares would be added: (a) the 1,127,240 FutureLink USA Common Shares issued to Linear Strategies Inc./Hampton Park Ltd.; (b) the 130,000 FutureLink USA Common Shares to be issued pursuant to the August 11, 1998 Subscription Agreements with Cameron Chell and Linda Carling; (c) 4,250,000 FutureLink USA Common Shares which will be issued to Donald A. Bialik and Olivia B. Bialik upon the conversion of the FutureLink/Sysgold Ltd. Exchangeable Shares; (d) the 1,791,275 FutureLink USA Common Shares which will be issued to TargetCo Securityholders (assuming all of the TargetCo Securityholders accept this Offer).
(14) At present, there are no outstanding preferred shares. Immediately after giving effect to this Offer, there will not be any preferred shares outstanding. However, FutureLink USA is obliged to amend its articles to provide for a series of Special Preferred Voting Shares and to issue 1 Special Preferred Voting Share to Howard Mackie as Trustee under the Voting Trust and Exchange Agreement (See "FutureLink/Sysgold Ltd.").

                      PRINCIPAL HOLDERS OF FUTURELINK USA COMMON SHARES

To the knowledge of management, the parties or entity which owns 10% or more of the issued and outstanding FutureLink USA Common Shares, as at September 28, 1998:

-----------------------------------------------------------------------------------------------
                                  BEFORE GIVING EFFECT  AFTER        GIVING  FULLY DILUTED
                                  TO TARGETCO           EFFECT TO TARGETCO
                                   ACQUISITION          ACQUISITION
-----------------------------------------------------------------------------------------------
Donald A. Bialik/Olivia B. Bialik(1)  4,250,000             4,250,000           4,500,000
Number of Shares Held                    19.6%                 18.1%              12.36%
Percentage of Ownership
-----------------------------------------------------------------------------------------------

Thompson Kernaghan(2)
Number of Shares Held                                                        Approx. 9,190,000
Percentage of Ownership                   N/A                   N/A             Approx. 25%

-----------------------------------------------------------------------------------------------

Notes:
(1) Technically, Donald A. Bialik and Olivia B. Bialik do not own any shares of FutureLink USA. However, Donald A. Bialik owns 1,418,084 FutureLink/Sysgold Ltd. Exchangeable Shares and Olivia B. Bialik owns 2,831,916 FutureLink/Sysgold Ltd. Exchangeable Shares. Because the FutureLink/Sysgold Ltd. Exchangeable Shares may be converted into FutureLink USA Common Shares by Donald A. Bialik and Olivia B. Bialik without the payment of any further consideration FutureLink USA has deemed these shares to be issued for the purpose of this calculation.
(2) Share certificates totalling 11,000,000 FutureLink USA Common Shares have been issued in the name of Thompson Kernaghan pursuant to the Thompson Kernaghan Loan Agreement (See "FutureLink USA Material Contracts"). As of August 20, 1998, the agreements contemplated: (a) $5.0 million USD being advanced over time; (b) a share price of $0.93/share USD; and (c) a conversion rate of 78% of the 3 day trading price. As of September 28, 1998, only $2,250,000 USD had been advanced. Of the $2,250,000 USD advanced only $200,000 USD has been converted as at September 28, 1998. On September 21, 1998, Thompson Kernaghan converted $200,000 USD of debt into 700,000 shares at $0.3016/share (3 day trading average $0.3866 USD) resulting in 700,000 of the 11,000,000 FutureLink USA Common Shares held in escrow becoming fully paid and non assessable. Management takes the position that because 10,300,000 of the 11,000,000 shares issued to Thompson Kernaghan are not fully paid and are assessable that Thompson Kernaghan will not be considered the beneficial owner of the 10,300,000 shares for the purposes of this calculation. If Thompson Kernaghan converted all remaining debt, based on a current stock price of $0.40/share USD, and a conversion price of $0.312/share USD, FutureLink USA would be obliged to confirm that an additional 6,490,000 FutureLink USA Common Shares would be fully paid and non assessable resulting in 2,810,000 shares being returned to treasury. The sum of 1,000,000 shares would remain in escrow pursuant to the Thompson Kernaghan #1 Warrant Agreement and Thompson Kernaghan #2 Warrant Agreement.

The directors and officers of FutureLink USA, and their associates and affiliates, as a group, beneficially own, directly or indirectly 6,432,750 FutureLink USA Common Shares or 29.6% of the outstanding FutureLink USA Common Shares. In addition to the foregoing, if the directors and officers of FutureLink USA were to exercise the options to purchase 2,200,000 FutureLink USA Common Shares issuable on exercise all outstanding stock options, such individuals, as a group, would beneficially own, directly or indirectly, 8,632,750 FutureLink USA Common Shares, representing approximately 18.0% of the outstanding FutureLink USA Common Shares on a fully diluted basis.

After giving effect to the TargetCo Acquisition, the directors and officers of FutureLink USA, and their associates and affiliates, as a group, will beneficially own, directly or indirectly, 6,432,750 FutureLink USA Common Shares or 27.3% of the outstanding FutureLink USA Common Shares. In addition to the foregoing, if the directors and officers of FutureLink USA exercise all outstanding stock options, such individuals as a group, would be owners, directly or indirectly, 6,432,750 FutureLink USA Common Shares, representing approximately 23.72% of the FutureLink USA Common Shares on a fully diluted basis.


                    DIRECTORS AND OFFICERS OF FUTURELINK USA

The following are the names and municipalities of residence of the directors and officers of FutureLink USA, their positions and offices with FutureLink USA and their principal occupations during the last five years.

Name and
Municipality of Residence  Office Held               Principal Occupation
-------------------------  -----------               --------------------
Cameron Chell              Chairman of the Board,    From January 1998 Mr. Chell
Calgary, Alberta           Chief Executive Officer   has acted as Chief
                                                     Executive Officer of
                                                     FutureLink USA. From
                                                     January 1998 to September
                                                     1998, he had been
                                                     President. From September
                                                     1998, Mr. Chell has been
                                                     Chief Executive Officer of
                                                     FutureLink/Sysgold Ltd.
                                                     From April 1997 Mr. Chell
                                                     has acted as Chief
                                                     Executive Officer of
                                                     FutureLink Alberta. From
                                                     November 1997, Mr. Chell
                                                     has been a Vice President
                                                     of JAWS Technologies Inc.
                                                     From May 1997, Mr. Chell
                                                     has been a principal in the
                                                     investment-banking firm of
                                                     Chell McNeill Inc. From
                                                     1997 to 1997, Mr. Chell
                                                     worked as a registered
                                                     representative of a
                                                     brokerage firm in Calgary.
                                                     From 1998 - 1997, Mr. Chell
                                                     was self-employed in
                                                     computer sales and other
                                                     non-related ventures.

Donald A. Bialik,          President, Director       From September 1998, Mr.
Calgary, Alberta                                     Bialik has acted as
                                                     President of FutureLink
                                                     USA, FutureLink Alberta and
                                                     FutureLink/Sysgold Ltd.
                                                     From 1987 to September
                                                     1998, he was President of
                                                     Sysgold Ltd., Sysgold Inc.
                                                     and Riverview Management
                                                     Corporation.

Raghu Kilambi              Director                  From March 1998 to present
Toronto, Ontario           Vice President, CFO       Mr. Kilambi has been a
                                                     Vice-President of Corporate
                                                     Finance, with FutureLink
                                                     Alberta and FutureLink USA.
                                                     From September 1998, Mr.
                                                     Kilambi has been Chief
                                                     Financial Officer of
                                                     FutureLink/Sysgold Ltd.
                                                     From 1995 to present he has
                                                     been the President of New
                                                     Economy Capital Inc. From
                                                     1993 to 1995 he was a
                                                     corporate finance
                                                     consultant.

Name and
Municipality of Residence  Office Held               Principal Occupation
-------------------------  -----------               --------------------

Philip Ladouceur,          Director                  From April 1998 to present
Calgary, Alberta                                     Mr. Ladouceur has been
                                                     Executive Chairman of
                                                     MetroNet Communications
                                                     Corporation. From October
                                                     1997 to April 1998, Mr.
                                                     Ladouceur had been Chairman
                                                     and Chief Executive
                                                     Officer. From October 1996
                                                     to October 1997, Mr.
                                                     Ladouceur was President.
                                                     From February 1995 to
                                                     October 1996, he was
                                                     Executive Vice President,
                                                     Operations, Bell Canada
                                                     International Inc. From
                                                     October 1992 to February
                                                     1995, Mr. Ladouceur was
                                                     President of ISM
                                                     Information Systems
                                                     Management (Alberta) Ltd.

F. Bryson Farrill(1)(2)    Director                  From 1993 to present Mr.
Connecticut, USA                                     Farrill has acted as a
                                                     self-employed investment
                                                     consultant. At present Mr.
                                                     Farrill is President of
                                                     Solar Pharmaceutical Ltd.

Robert Kubbernus(1)(2)      Director                 Since October 1997 Mr.
Airdrie, Alberta                                     Kubbernus has been
                                                     President of JAWS
                                                     Technology Inc. Since 1992,
                                                     Mr. Kubbernus has been the
                                                     President of Bankton
                                                     Financial Corporation.

Robert Kohn (1) (2)         Director                 From December 1997 to
Pebble Beach, California                             present Mr. Kohn has been
                                                     the chairman of the Board
                                                     of GoodNoise Corp. From
                                                     October 1996 to December
                                                     1997, he was the Vice
                                                     President of Business
                                                     Development and General
                                                     Counsel for Pretty Good
                                                     Privacy, Inc. From 1987 to
                                                     September 1996, Mr. Kohn
                                                     was a Vice President of
                                                     Borland International, Inc.
                                                     (known as Inprise Corp).

Notes:  (1)  Member of the audit committee.
        (2)  Member of the Compensation Committee


                   MANAGEMENT AND DIRECTORS OF FUTURELINK USA

The following is a brief description of the background of the key management and directors of FutureLink USA:

CAMERON CHELL - CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER - Mr. Chell's primary responsibility has been to assemble a leading edge professional technology and business team to implement the business plans of FutureLink USA, FutureLink Alberta and FutureLink/Sysgold Ltd. His secondary responsibility is to seek financing for FutureLink USA, FutureLink Alberta and FutureLink/Sysgold Ltd. Mr. Chell has helped build several technology companies over the past 10 years. He is a Vice President of JAWS Technology Inc., an internet based encryption technology company. (NASD OTC-BB. JAWZ) He is also a principal of the investment-banking firm of Chell McNeill Inc. From 1994 to May 1997 Mr. Chell was employed as a registered representative of a brokerage firm in Calgary, Alberta. Prior to 1994, Mr. Chell was self-employed in computer sales and other non-related positions.

DONALD A. BIALIK - B.SC, P.Eng, MBA, DIRECTOR, PRESIDENT. Mr. Bialik is a successful entrepreneur and founder of FutureLink/Sysgold Ltd. (formerly Riverview Management Corporation, Sysgold Inc. and Sysgold Ltd.) He has had 15 years in the information systems business (and in particular, is a pioneer in the private sector IT outsourcing market).

RAGHU KILAMBI - C.A., DIRECTOR, VICE PRESIDENT OF CORPORATE FINANCE, CHIEF FINANCIAL OFFICER AND CORPORATE SECRETARY. Mr. Kilambi graduated from McGill University with a Bachelor of Finance and Accounting. Mr. Kilambi is a Chartered Accountant. Previously, Mr. Kilambi was the director, Financial Services and Taxation and Corporate Secretary for Canada Starch Company Inc., a $400 million subsidiary in the US multinational Bestfoods group of companies. As President of New Economy Capital Inc., Mr. Kilambi has raised significant equity and debt financing for Canadian and US public and private high technology corporations. Mr. Kilambi is a director of Advance Vision Systems Corp. (ASE.AVD).

PHILIP LADOUCEUR - DIRECTOR, Mr. Ladouceur has been a director of MetroNet Communications Corporation (TSE, MSE, NASDAQ) since 1996. MetroNet Communications Corporation is the largest competitive local exchange carrier in Canada. He was President of MetroNet Communications Corporation from October 1996 to October 1997. He was Chief Executive Officer from October 1997 to April 1998. He is presently Executive Chairman. Mr. Ladouceur guided MetroNet Communications Corporation through equity and debt financings of more than $2 Billion CDN. Mr. Ladouceur guided the company through its 1997 acquisition of Rogers Communication Telecom business ($1 Billion CDN). From February 1995 to October 1996, Mr. Ladouceur was Executive Vice President Operations at Bell Canada International Inc. where he led key restructuring efforts and the formation of a major joint venture with IBM Canada. From October 1992 to February 1995, Mr. Ladouceur was the founding President and CEO of ISM Information Systems Management (Alberta) Ltd. ("ISM") a Canadian computer and network management outsourcing company. Under Mr. Ladouceur's direction, ISM grew to $75 Million CDN in revenue on an annual basis, and over 700 employees in a two year period from start up. From June 1990 to October 1992, Mr. Ladouceur founded and was the Managing Director of HDL Capital Corporation, a Toronto based merchant bank that specializes in business turnarounds, management buyouts, and financing for medium and small business in the telecommunications, technology, software and retail sectors. From 1986 to 1989, Mr. Ladouceur was Senior Vice President, Finance, Chief Financial Officer and director of Rogers Communications Inc., one of the largest cable, cellular, and broadcasting companies in North America. While there, he oversaw the completion of over $3 Billion CDN in public and private financings. Mr. Ladouceur is the Chairman of the Competitive Telecommunications Association of Canada.

F. BRYSON FARRILL - DIRECTOR -Until 1989 Mr. Farrill had various positions with Scotia McLeod and McLeod Young, Weir including acting in the capacity as the former Chairman of Scotia McLeod (USA) Inc. and McLeod Young Weir Ltd. Mr. Farrill brings to FutureLink USA more than 30 years of equity, fixed income and corporate finance experience in North America and Europe. He is the President and Chairman of Solar Pharmaceuticals Ltd. (VSE.SLR) and Director of Panther Resources Ltd. (OTC-BB.PATHR), Devine Entertainment Inc. (TSE.BBD), and Home Life Inc (OTC-BB.HLMF).

ROBERT KUBBERNUS - DIRECTOR - Prior to 1992, Mr. Kubbernus was the Chief Financial Officer of Bankers Capital Group. His responsibilities included the development of new products and markets as well as overseeing the financial controls of the corporation. Since 1992, Mr. Kubbernus has been the President of Bankton Financial Corporation which specializes in the placement of debt instruments with institutional and private lenders. Bankton Financial Corporation is also involved in corporate restructuring and planning. Mr. Kubbernus is the President of JAWS Technologies Inc. (OTC -BB.JAWZ).

ROBERT KOHN - DIRECTOR - Mr. Kohn has a bachelor's degree in business administration from California State University in Northridge. Mr. Kohn has a law degree from Loyola Law School in Los Angeles. From 1983 to 1985 he worked as corporate counsel to Ashton-Tate Corporation, a developer and marketer of personal computer software. From October 1985 to March 1987 Mr. Kohn was associate general counsel for Candel Corporation, a developer of software for IBM mainframes. From March of 1987 to September 1996, Mr. Kohn was a Senior Vice-President of Borland International, Inc. (now Inprise Corp), a developer and marketer of personal computer software. (Inprise Corp. trades on NASDAQ-National Board INPR) From October 1996 to December 1997, Mr. Kohn was Vice President of Business Development and General Counsel of Pretty Good Privacy, Inc. a data encryption company. From January 1998 to present Mr. Kohn has been the Chairman of GoodNoise Corporation (OTC-BB.GDNO), an internet record company. Mr. Kohn is also an Adjunct Professor of Law and Business Organisations of the Monterey College of Law.


                    EXECUTIVE COMPENSATION BY FUTURELINK USA

CASH

The following table sets forth compensation in respect of the only two senior officers of FutureLink USA for the fiscal year ended December 31, 1997 and the fiscal period from January 1, 1998 to June 30, 1998:

================================================================================================
                                    Annual Compensation            Long Term
                                                                  Compensation
------------------------------------------------------------------------------------------------
                                                                   Securities
Name and           Period                            Other           Under
Principal           Ended                           Annual          Options        All Other
Position                     Salary     Bonus    Compensation      Granted(2)     Compensation
                               ($)       ($)          ($)             (#)             ($)
------------------------------------------------------------------------------------------------
CEO, President      1997    Nil        Nil      Nil              Nil                  Nil
(Mr. Chell)         1998    Nil        Nil      Nil              500,000              Nil
                    1997    Nil        Nil      Nil              Nil                  Nil
                    1998    Nil        Nil      Nil              500,000              Nil
================================================================================================

------------------------------------------------------------------------------------------------
Vice President
(Mr. Kilambi)
================================================================================================

Note:

(1)      Present management acquired control on January 20, 1998.
(2)      See "FutureLink USA Stock Options"  Options were approved June 29, 1998

FutureLink USA pays its non-employee directors an honorarium of $250 per board meeting at which they are in physical attendance. FutureLink USA may reimburse expenses incurred due to their attendance at such meetings. Excepting funds paid under employment or consulting contracts, no other payments are made to directors. In 1998, Mr. Kohn received a $6,000 USD consulting fee. The directors are eligible to receive stock options under the FutureLink USA's stock option plan. See "FutureLink USA Stock Options" and "Material Contracts of FutureLink USA".

FutureLink USA has adopted a stock option plan (the "FutureLink USA's Stock Option Plan") for senior officers, directors and full-time employees of the Corporation, which does not restrict the number of options which may be granted. The number of options and the exercise price of all options is set by the board of directors of FutureLink USA, or a committee thereof, at the time of grant.

There is no employment contract with Cameron Chell. At present, he is being paid $150,000/year CDN. Mr. Chell has been granted 500,000 options to acquire FutureLink USA Common Shares. (See "FutureLink USA Stock Options"). There is an employment contract between FutureLink USA, FutureLink/Sysgold Ltd. and Donald
A. Bialik. The terms are: (a) $180,000/year CDN salary; (b) performance bonus equal to 20% of annual salary; (c) 250,000 options to acquire FutureLink USA Common Shares. There is a consulting agreement with Philip Ladouceur. The terms are: (a) $100,000 CDN initial fee; (b) 500,000 options to acquire FutureLink USA Common Shares.


                          FUTURELINK USA STOCK OPTIONS

The following table sets forth options to purchase FutureLink USA Common Shares which are outstanding under the Plan as of the date hereof:

---------------------------------------------------------------------------------------------------
                                          OPTION GRANTS
---------------------------------------------------------------------------------------------------
NAME OF OPTIONEE        EXERCISE           AMOUNT             VEST DATE           EXPIRATION DATE
                        PRICE
===================================================================================================
Cameron Chell              $0.76 US          250,000              June 29, 1998      June 29, 2001
                                             250,000              June 29, 1999      June 29, 2001
---------------------------------------------------------------------------------------------------
Raghunath Kilambi          $0.76 US          250,000              June 29, 1998      June 29, 2001
                                             250,000              June 29, 1999      June 29, 2001
---------------------------------------------------------------------------------------------------
Gayle Howard               $0.76 US           87,500              June 29, 1998      June 29, 2001
                                              87,500              June 29, 1999      June 29, 2001
---------------------------------------------------------------------------------------------------
James Brecht               $0.76 US           50,000          December 29, 1998      June 29, 2001
                                              50,000               June 29,1999      June 29, 2001
---------------------------------------------------------------------------------------------------
Dave Bolink                $0.76 US           50,000          December 29, 1998      June 29, 2001
                                              50,000              June 29, 1999      June 29, 2001
---------------------------------------------------------------------------------------------------
Linda M. Murray            $0.76 US           25,000              June 29, 1998      June 29, 2001
                                              25,000          December 29, 1998      June 29, 2001

                                              25,000              June 29, 1999      June 29, 2001
---------------------------------------------------------------------------------------------------
Jason Cornick              $0.76 US           25,000              June 29, 1998      June 29, 2001
                                              25,000          December 29, 1998      June 29, 2001
                                              25,000              June 29, 1999      June 29, 2001
---------------------------------------------------------------------------------------------------
Jeff Deopker               $0.76 US           25,000          December 29, 1998      June 29, 2001
                                              25,000              June 29, 1999      June 29, 2001
---------------------------------------------------------------------------------------------------
Scott Lambert              $0.76 US           25,000              June 29, 1998      June 29, 2001
                                              25,000          December 29, 1998      June 29, 2001
                                              25,000              June 29, 1999      June 29, 2001
---------------------------------------------------------------------------------------------------
Marjorie Martin            $0.76 US           25,000          December 29, 1998      June 29, 2001
                                              25,000              June 29, 1999      June 29, 2001
---------------------------------------------------------------------------------------------------
Connie Turnbull            $0.76 US           15,000          December 29, 1998      June 29, 2001
                                              15,000              June 29, 1999      June 29, 2001
---------------------------------------------------------------------------------------------------
F. Bryson Farrill          $0.76 US          125,000              June 29, 1998      June 29, 2001
                                             125,000              June 29, 1999      June 29, 2001
---------------------------------------------------------------------------------------------------
Robert H. Kohn             $0.76 US          100,000              June 29, 1998      June 29, 2001
                                             100,000              June 29, 1999      June 29, 2001
---------------------------------------------------------------------------------------------------
Robert Kubbernus           $0.76 US          125,000              June 29, 1998      June 29, 2001
                                             125,000              June 29, 1999      June 29, 2001
---------------------------------------------------------------------------------------------------
Philip Ladouceur           $0.76 US          250,000             August 4, 1998      June 29, 2001
                                             250,000             August 4, 1999      June 29, 2001
---------------------------------------------------------------------------------------------------
Donald A. Bialik           $1.17 US          125,000             August 5, 1998     August 5, 2001
                                             125,000             August 5, 1999     August 5, 2001
---------------------------------------------------------------------------------------------------
Henry Bilideau             $1.17 US           25,000            January 5, 1999     August 5, 2001
                                              25,000             August 5, 1999     August 5, 2001
---------------------------------------------------------------------------------------------------
Carl Fransen               $1.17 US           12,500            January 5, 1999     August 5, 2001
                                              12,500             August 5, 1999     August 5, 2001
---------------------------------------------------------------------------------------------------
Colin Curren               $1.17 US           37,500             August 5, 1999     August 5, 2001
                                              37,500             August 5, 1999     August 5, 2001
---------------------------------------------------------------------------------------------------
Christopher NcNeill        $1.17 US           37,500            January 5, 1999     August 5, 2001
                                              37,500             August 5, 1999     August 5, 2001
---------------------------------------------------------------------------------------------------
Glen Lachowiez             $1.17 US           12,500            January 5, 1999     August 5, 2001
                                              12,500             August 5, 1999     August 5, 2001
---------------------------------------------------------------------------------------------------
Troy Cleland               $1.17 US           12,500            January 5, 1999     August 5, 2001
                                              12,500             August 5, 1999     August 5, 2001
---------------------------------------------------------------------------------------------------
Doug Evans                 $1.17 US           62,500            January 5, 1999     August 5, 2001
                                              62,500             August 5, 1999     August 5, 2001
---------------------------------------------------------------------------------------------------
Bill Arnett                $1.17 US           75,000            January 5, 1999     August 5, 2001
                                              75,000             August 5, 1999     August 5, 2001
---------------------------------------------------------------------------------------------------
TOTAL:                                     3,730,000
---------------------------------------------------------------------------------------------------


         INDEBTEDNESS OF FUTURELINK USA'S DIRECTORS AND SENIOR OFFICERS

Since incorporation there has not existed, and there currently does not exist, any indebtedness of the directors or officers of FutureLink USA or any of their associates or affiliates to FutureLink USA.


                        ESCROWED SHARES OF FUTURELINK USA

Pursuant to an agreement dated January 20, 1998, 1,540,000 FutureLink USA Common Shares were deposited with General Securities Transfer Agency Inc. (the "Escrow Agreements (January 20,1998)"). The agreement provided that one half of the shares would be released on July 20, 1998 and the other half on January 20, 1999.

                        FUTURELINK USA MATERIAL CONTRACTS

The only material contracts entered into by FutureLink USA since incorporation which can reasonably be regarded as presently material to FutureLink USA are as follows:

1. The TargetCo Acquisition Agreement dated September 26, 1998 between FutureLink USA and TargetCo. (See "TargetCo Acquisition Agreement").

2. Option Agreements dated various dated with various employees. (See "FutureLink USA Stock Options"). Formal agreements have not been executed.

3. An Escrow Agreement dated January 20, 1998 among the General Securities Transfer Agency, Inc., FutureLink USA, Cameron Chell (as to 500,000 FutureLink USA Common Shares), Linda Carling (as to 490,000 FutureLink USA Common Shares), Bernie March (as to 200,000 FutureLink USA Common Shares), Colleen Rudolph (as to 250,000 FutureLink USA Common Shares) and Gerald Albert (as to 100,000 FutureLink USA Common Shares) pursuant to which an aggregate of 1,540,000 FutureLink USA Common Shares were deposited in escrow. This agreement stated that one half of the FutureLink USA Common Shares would be released on July 20, 1998 and one half would be released on January 20, 1999.

4. A share acquisition agreement dated January 20, 1998, between FutureLink USA, FutureLink Alberta, Cameron Chell, Linda Carling, Colleen Rudolph, Bernie March, and Gerald Albert whereby FutureLink USA agreed to acquire 1,540,000 Class "A" Common Voting Shares of FutureLink Alberta in consideration of the issuance of 1,540,000 FutureLink USA Common Shares. The shares were issued subject to an escrow agreement. The agreement provided that 3,500,000 FutureLink USA Common Shares would be issued to various employees for the consideration of $3,500 USD. FutureLink Alberta was added as a party for the purpose of making representations and warranties to induce FutureLink USA to enter into the agreement.

5. Indemnity agreement dated January 19, 1998 between John Anastasios Xinos and Core Ventures, Inc. hereby John Anastasios Xinos agreed to indemnify Core Ventures, Inc. for any losses suffered by FutureLink USA arising from the Midland Walwyn Capital Inc. lawsuit (See "Lawsuits Against FutureLink USA").

6. Pursuant to a loan agreement dated April 29, 1998 between Linear Strategies Inc. and FutureLink USA ("Linear/FutureLink USA Loan Agreement") Linear Strategies Inc. agreed to advance funds to FutureLink USA from time to time. The loan was unsecured. Interest was payable at the rate of 7% per annum from June 1, 1998. Linear Strategies Inc. had advanced $504,802 USD as of May 31, 1998. Interest from June 1-30 was $2,903.61 USD. A further sum of $225,000 USD was advanced on June 30, 1998. On or effective July 1, 1998, pursuant to the terms of an agreement amongst FutureLink USA, Linear Strategies Inc. and Hampton Park Ltd. ("Linear/Hampton Assignment Agreement") Linear Strategies Inc. assigned $350,000 USD of the indebtedness to Hampton Park Ltd. On or effective July 1, 1998, pursuant to an agreement amongst FutureLink USA, Linear Strategies Inc and Hampton Park Ltd. ("Linear/Hampton Debt/Share Agreement") Linear Strategies Inc. and Hampton Park Ltd. agreed to convert their indebtedness into 588,778 FutureLink USA Common Shares for Linear Strategies Inc. and 538,462 FutureLink USA Common Shares for Hampton Park Ltd. As a term of the Linear/Hampton Debt/Share Agreement, FutureLink USA entered into an agreement with Linear Strategies Inc. dated July 2, 1998 ("Linear

        Warrant Agreement") wherein FutureLink USA granted a right to acquire 588,778 FutureLink USA Common Shares at the price of $1.00/share USD if exercised prior to June 30, 1999 and $1.25/share USD if exercised prior to June 30, 2000. As a term of the Linear/Hampton Debt/Share Agreement, FutureLink USA entered into an agreement with Hampton Park Ltd. dated July 2, 1998 ("Hampton Warrant Agreement") wherein FutureLink USA agreed to grant a right to acquire 538,462 FutureLink USA Common Shares at a price of $1.00/share USD if exercised prior to June 30, 1999 and $1.25/share USD if exercised prior to June 30, 2,000.

7. Consulting Contract with Philip Ladouceur. The terms are: (a) $100,000 CDN initial fee; (b) 500,000 options to acquire FutureLink USA Common Shares. (See "FutureLink USA Stock Options); and (c) expenses.

8. Agreement amongst FutureLink Alberta, FutureLink USA, Donald A. Bialik, Olivia B. Bialik, Bialik Family Trust, Riverview Management Corporation and Sysgold Ltd. dated August 4, 1998 as amended August 21, 1998 ("Sysgold Acquisition Agreement") wherein FutureLink USA through its wholly owned subsidiary FutureLink Acquisition Corp. acquired all of the issued and outstanding shares of Riverview Management Corp which in turn owned all of the issued and outstanding shares of Sysgold Ltd. and Sysgold Inc. The consideration was $8,685,000 CDN payable by $3,100,000 CDN cash on closing, $585,000 CDN by two promissory notes payable within 90 days (Donald A. Bialik $500,000 CDN and Olivia B. Bialik $85,000
        CDN), and partly by the issuance of 4,250,000 Riverview Management Corp Exchangeable Shares which could be converted into 4,250,000 FutureLink USA Common Shares (attributed value $0.85 USD/share). (See "FutureLink/Sysgold Ltd." for description of rights relating to redemption/retraction of the Exchangeable Shares.

9. Voting Trust and Exchange Agreement. This is an agreement amongst FutureLink USA, Riverview Management Corporation (now FutureLink/Sysgold Ltd.) and Howard Mackie, Barristers & Solicitors, Calgary, Alberta, (as Trustee) dated August 21, 1998 which describes the voting trust arrangements with respect to the Exchangeable Shares.

10. Support Agreement. This is an agreement between FutureLink USA and Riverview Management Corporation (now FutureLink/Sysgold Ltd.) dated August 21, 1998 which provides that FutureLink/Sysgold Ltd. and FutureLink USA agree to take all necessary legal steps to enforce compliance with the Exchangeable Share provisions as set out in the Sysgold Acquisition Agreement.

11. An employment agreement amongst FutureLink USA, FutureLink/Sysgold Ltd. and Donald A. Bialik which would pay him a salary of $180,000/year, plus a performance bonus and stock options totalling 250,000 FutureLink USA Common Shares at a price. (See "FutureLink USA Stock Options").

12. An agreement between Thompson Kernaghan and FutureLink USA dated August 14, 1998 ("Thompson Kernaghan Loan Agreement") wherein Thompson Kernaghan agreed to lend FutureLink USA up to $5,000,000 US to finance potential acquisitions. Each advance was to be evidenced by a separate debenture agreement. Interest would be at the rate of 10% per annum. The loans would be unsecured. The loan would be convertible to FutureLink USA Common Shares at the lower price of $0.75 USD or 78% of the average bid price of FutureLink USA quoted on the NASD OTC-BB for the 3 days trading prior to the Closing Date or the Date of Conversion. Pursuant to an agreement between FutureLink USA and Thompson Kernaghan dated August 21, 1998 ("Thompson Kernaghan $2,250,000 Debenture Agreement"), Thompson Kernaghan advanced to FutureLink USA $2,250,000 USD to complete the Sysgold Acquisition Agreement on August 21, 1998.

13. FutureLink USA granted to Thompson Kernaghan a warrant to subscribe for 781,250 Common Shares at a price of $0.96/share USD at any time prior to August 20, 2001 ("Thompson Kernaghan #1 Warrant").

14. FutureLink USA granted to Thompson Kernaghan a warrant to subscribe for 260,417 Common Shares at a price of $0.96/share USD at any time prior to August 20, 2001 ("Thompson Kernaghan #2 Warrant").

15. An agreement between FutureLink USA and Thompson Kernaghan (as "Escrow Agent") ("Thompson Kernaghan Escrow Agreement"). Pursuant to the terms of this agreement, FutureLink USA was required to place with the Escrow Agent share certificate #3531 totalling 11,000,000 FutureLink USA Common Shares. The shares shall be released: (a) upon any conversion of the Thompson Kernaghan $2,250,000 Debenture; (b) upon exercise of the Thompson Kernaghan #1 Warrant; (c) upon exercise of the Thompson Kernaghan #2 Warrant; (d) if prior to the conversion of a Debenture or the exercise of the Warrants, such securities have been transferred, then the transferee shall become a party to the escrow agreement and shall comply with the terms of the respective security and with the terms and conditions of any debenture granted pursuant to the terms of the Thompson Kernaghan Loan Agreement, Thompson Kernaghan #1 Warrant and Thompson Kernaghan #2 Warrant. There shall be no dividends paid. There shall be no voting rights. If the warrants expire unexercised, the Escrow Agent is to deliver all non-converted stock to FutureLink USA.

16. Pursuant to a loan agreement between FutureLink USA and Cameron Chell dated August 11, 1998 ("Chell August 11, 1998 Loan Agreement") the sum of $78,000 USD was advanced by way of loan to FutureLink USA. The loan is unsecured. The interest rate is 10% per annum. The debt is due on demand. The debt may be converted to FutureLink USA Common Shares after November 1, 1998 at the rate of 1 FutureLink USA Common Shares for every $1.11 USD of indebtedness.

17. As part of the August 11, 1998 Subscription Agreement, FutureLink USA agreed to grant Cameron Chell a warrant to purchase up to 65,000 FutureLink USA Common Shares at an exercise price equal to $1.00 USD from August 11, 1998 to August 11, 1999; at $1.25 USD from August 12, 1999 to August 11, 2000 and $1.50 USD from August 12, 2000 to August 11, 1998 ("Chell Warrant Agreement")

18. Pursuant to a loan agreement between FutureLink USA and Linda Carling dated August 11, 1998 ("Carling August 11, 1998 Loan Agreement") the sum of $78,000 USD was advanced by way of loan to FutureLink USA. The loan is unsecured. The interest rate is 10% per annum. The debt is due on demand. The debt may be converted to FutureLink USA Common Shares after November 1, 1998 at the rate of 1 FutureLink USA Common Shares for every $1.11 USD of indebtedness.

19. As part of the August 11, 1998 Subscription Agreement, FutureLink USA agreed to grant Linda Carling a warrant to purchase up to 65,000 FutureLink USA Common Shares at an exercise price equal to $1.00 USD from August 11, 1998 to August 11,

        1999; at $1.25 USD from August 12, 1999 to August 11, 2000 and $1.50 USD from August 12, 2000 to August 11, 1998 ("Carling Warrant Agreement").

20. Unlimited Guarantee Agreement dated September 25, 1998 ("FutureLink USA CIBC Guarantee") between FutureLink USA and Canadian Imperial Bank of Commerce ("CIBC"), FutureLink USA agreed to guarantee the indebtedness of FutureLink/Sysgold Ltd. The CIBC agreed to lend FutureLink/Sysgold Ltd. up to $1,000,000 CDN. The loan is a demand loan and is secured by the assets of FutureLink/Sysgold Ltd. The rate of interest fluctuates based on the debt/equity ratio and whether nor not FutureLink/Sysgold Ltd. is in default. The CIBC has also obtained unlimited guarantees from FutureLink Alberta and FutureLink Acquisition Corp.


                          INTERESTS OF FUTURELINK USA'S
                 MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

There are no material interests, direct or indirect, of directors, senior officers or any shareholders who beneficially own, directly or indirectly, more than 10% of the outstanding FutureLink USA Common Shares or any known associates or affiliates of such persons, in any transaction since incorporation or in any proposed transaction which has materially affected or would materially affect FutureLink USA except as disclosed herein. See "TargetCo Acquisition Agreement" and "Business and Properties of FutureLink Alberta". FutureLink USA is indebted to Cameron Chell in the amount of $78,000 USD as of August 11, 1998 pursuant to the terms of the Chell August 11, 1998 Loan Agreement. (See "Material Contracts of FutureLink USA"). FutureLink/Sysgold Ltd. and FutureLink USA are indebted to Donald A. Bialik in the amount of $500,000 CDN and Olivia B. Bialik in the amount of $85,000 CDN. The debts are due on November 21, 1998.


                           PROMOTER OF FUTURELINK USA

CameronChell may be considered to be the promoter of FutureLink USA from January 20, 1998.


               RISK FACTORS RELATED TO BUSINESS OF FUTURELINK USA

DEPENDENCE ON KEY PERSONNEL. The success of FutureLink USA is highly dependent on the efforts and abilities of its directors, officers and employees. The unexpected loss or departure of any of FutureLink USA's key directors, officers or employees could be detrimental to the future operations of FutureLink USA. The success of FutureLink USA's business will depend, in part, upon FutureLink USA's ability to attract and retain qualified personnel as they are needed. There can be no assurance that FutureLink USA will be able to engage the services of such personnel or retain its current personnel.

ADDITIONAL FINANCINGS. FutureLink USA may require additional financing in order to carry on its business. There can be no assurance that such financing will be available or, if available, will be upon terms satisfactory to FutureLink USA.

RESALE RESTRICTIONS. The FutureLink USA Common Shares issued pursuant to this Offer may be subject to certain resale restrictions under applicable securities legislation. (See "Distribution, Resale and Liquidity of FutureLink USA Common Shares").

DIVIDENDS AND CASH FLOW. FutureLink USA has a limited history and currently does not have any operating business. FutureLink USA has no present intention to pay dividends to the holders of its FutureLink USA Common Shares. (See "Dividend Record and Policy of FutureLink USA").

RISK FACTORS RELATING TO TARGETCO. If the Offer is accepted by the required number of TargetCo Securityholders, FutureLink USA will be subject to all of the risk factors applicable to the business of TargetCo. (See "Risk Factors Related to the Business of FutureLink Alberta" and "Lawsuits of FutureLink Alberta").

RISKS RELATED TO POSSIBLE ACQUISITIONS. FutureLink USA may expand its operations through the acquisition of additional businesses. There can be no assurance that FutureLink USA will be able to identify, acquire or profitably manage additional businesses or successfully integrate any acquired businesses into FutureLink USA without substantial expenses, delays or other operational or financial problems. Further, acquisitions may involve a number of special risks or effects, including diversion of management's attention, failure to retain key acquired personnel, unanticipated events or circumstances, legal liabilities and amortization of acquired intangible assets and other one-time or ongoing acquisition related expenses, some or all of which could have a material adverse effect on FutureLink USA's business, operating results and financial condition. Client satisfaction or performance problems of a single acquired firm could have a material adverse impact on the reputation FutureLink USA as a whole. In addition, there can be no assurance that the acquired businesses, if any, will achieve anticipated revenues and earnings. The failure of FutureLink USA to arrange its acquisition strategy successfully could have a material adverse effect upon FutureLink USA's business, operating results and financial condition.

LIMITED TRADING HISTORY OF FUTURELINK USA COMMON SHARES; STOCK PRICE VOLATILITY. Between January 1, 1998 and September 25, 1998, the closing sale price has ranged from a low of $0.34 per share USD to a high of $4.34 per share USD. The market price of the FutureLink USA Common Shares could continue to fluctuate substantially due to a variety of factors, including quarterly fluctuations in results of operations, adverse circumstances affecting the introduction of market acceptance of new products and services offered by FutureLink USA, announcements of new products and services by competitors, changes in the IT environment, changes in earnings estimates by analysts, changes in accounting principles, sales of FutureLink USA Common Shares by existing holders, loss of key personnel and other factors. The market price for the FutureLink USA Common Shares may also be affected by FutureLink USA's ability to meet analysts' expectations, and any failure to meet such expectations, even if minor, could have a material adverse effect on the market price of FutureLink USA Common Shares. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to the operating performance of these companies. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. Any such litigation instigated against FutureLink USA could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect upon FutureLink USA's business, operating results and financial condition.

RISK OF LOW PRICE ON PENNY STOCKS. The common shares of FutureLink USA are traded on the NASD OTC-BB. As such, it is subject to Rule 15(g)-(9) under the Securities and Exchange Act and such rule adversely affects the liquidity of FutureLink USA Common Shares. Rule 15(g)-(9) requires additional disclosure, relating to the market for penny stocks, in connection with trades in any stock defined as a penny stock. The SEC defines a penny stock to be any equity security that has a market price of less than $5.00 per share (exclusive of commissions), subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any security issued by an issuer that has:
(i) net tangible assets of at least $2,000,000, if such issuer has been in continuous business for three years; (ii) net tangible assets of at least $5,000,000 of the issuer has been in continuous operations for less than three years; or (iii) average annual revenue of at least $6,000,000 if such issuer has been in continuous operation for less than three years. Unless an exemption is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith. There are proposed amendments to Rule 15c2-11. The SEC published a rule filing in February 1998 which proposes amendments to Rule 15c2-11 which if enacted will have adverse ramifications on the NASD OTC-BB. The proposals have 3 major components: (a) there will be a requirement that all brokers review information about the issuer when they first publish or resume publishing a quotation for a security subject to Rule 15c2-11, document that review, annually update that information if they publish priced quotations, and make that information available to others upon request; (b) the proposals will eliminate the existing piggy-back provisions which permits broker-dealers to publish quotations for a security without filing a Form 211 if any other broker-dealer has published regular and frequent quotations for that security; and (c) the proposals will change the information requirements for quotations for the securities of non-reporting issuers and record keeping requirements when broker-dealers have electronic access to information about reporting issuers. Upon FutureLink USA becoming a reporting issuer in the United States the information required by these proposed amendments will be electronically available to all broker dealers and therefore this proposed amendment should not have any adverse effect on FutureLink USA.

SOLVENCY OF FUTURELINK USA. FutureLink USA has incurred significant losses. In addition, Midland Walwyn Capital Inc. may obtain a judgement against FutureLink USA which may serious effect the financial solvency of FutureLink USA. FutureLink USA may not be able to collect on its indemnity agreement. FutureLink USA may also be subject to the claims of creditors of Core Ventures, Inc. and liabilities related to relating to the Printscan Technology Inc. investment. FutureLink USA is subject to the claims of creditors of Core Mineral Recoveries, Inc. which were not compromised by the US bankruptcy proceedings. These real or contingent liabilities have not been reflected in the audited financial statements. (See "Lawsuits of FutureLink USA")

                          PRIOR SALES OF FUTURELINK USA

Since December 2, 1997 the following FutureLink USA Common Shares have been issued and remain outstanding (adjusted for all consolidations):

--------------------------------------------------------------------------------------------------
 DATE                           NUMBER             ISSUE PRICE   AGGREGATE          CONSIDERATION
                                OF SHARES          PER SHARE     ISSUE PRICE        RECEIVED
                                                   USD           USD
--------------------------------------------------------------------------------------------------
 December 2, 1997 (post           203,500          Unknown       $1,326,231         Unknown
 200:1 consolidation) and
 post 30:1 consolidation
--------------------------------------------------------------------------------------------------
 December 18, 1997             10,000,000          $ 0.01        $  100,000         Cash
    SUB-TOTAL-DEC 31, 1997     10,203,500(9)                     $1,426,231
--------------------------------------------------------------------------------------------------
 January 20, 1998                  83,334(1)       $ 3.00        $  250,000         Cash
--------------------------------------------------------------------------------------------------
 January 20, 1998               1,540,000(2)       $ 0.22        $  338,000         Shares
--------------------------------------------------------------------------------------------------
 April 3, 1998                     68,480(3)       $ 3.75        $  256,800         Cash
--------------------------------------------------------------------------------------------------
 April 3, 1998                     37,333(4)       $ 3.75        $  140,000         Cash
--------------------------------------------------------------------------------------------------
 April 22, 1998                    46,666(5)       $ 3.00        $  140,000         Cash
--------------------------------------------------------------------------------------------------
 April 22, 1998                    20,000(6)       $ 3.00        $   60,000         Cash
--------------------------------------------------------------------------------------------------
                                                                 $   60,200         Forgiveness of
                                                                                    Debt
--------------------------------------------------------------------------------------------------
 June 30, 1998                 11,999,313                        $    2,672,031
--------------------------------------------------------------------------------------------------
 July 7, 1998                   3,500,000(7)       $ 0.001       $    3,500         Services
--------------------------------------------------------------------------------------------------
 August 20, 1998               11,000,000(8)                     $      NIL(8)
--------------------------------------------------------------------------------------------------
 SEPTEMBER 28, 1998            26,499,313(9)                     $    2,675,531
--------------------------------------------------------------------------------------------------
 PAID FOR BUT NOT ISSUED:
--------------------------------------------------------------------------------------------------
 (a) Linear Strategies Inc.       588,728(10)                    $  382,706         Cash
--------------------------------------------------------------------------------------------------
 (b) Hampton Park Ltd.            538,462(10)                    $  350,000         Cash
--------------------------------------------------------------------------------------------------
 (c) Cameron Chell                 65,000(11)                    $   65,000         Cash
--------------------------------------------------------------------------------------------------
 (d) Linda Carling                 65,000(12)                    $   65,000         Cash
--------------------------------------------------------------------------------------------------
 (e) Don/Olivia Bialik          4,250,000(13)                    $3,612,500         Shares
--------------------------------------------------------------------------------------------------
 Thompson Kernaghan
 700,000 shares at $0.3016        NIL(14)                        $  200,000(8)      Cash
--------------------------------------------------------------------------------------------------
 SEPT 28, 1998 ADJUSTED        32,006,553(15)                    $7,350,737
--------------------------------------------------------------------------------------------------

Notes:

(1) The shares were issued pursuant to the provisions of Regulation D, Rule 504 of US Securities Act and registration and prospectus exemptions in Canada. FutureLink USA also granted a warrant which entitles the warrant holder to purchase 83,334 FutureLink USA Common Shares at any time prior to January 20, 1999 for $3.00 USD or at any time prior to January 20, 2000 for $3.10/share USD.
(2) The shares were issued in exchange for 1,540,000 Class "A" Common Voting Shares of FutureLink Alberta were acquired by FutureLink USA relying on the provisions of Regulation D, Rule 506 of the US Securities Act and the registration, prospectus and takeover bid exemptions in the Securities Act (Alberta). (See "FutureLink USA Material Contracts")
(3) The shares were issued pursuant to the provisions of Regulation D, Rule 504 of the US Securities Act and pursuant to the registration and prospectus exemptions contained in Canadian securities legislation. FutureLink USA granted a warrant which entitles the holder to purchase 68,480 FutureLink USA Common Shares at any time prior to April 3, 1999 for $3.75/share USD and prior to April 3, 2000 for $4.00/share USD.

(4) The shares were issued pursuant to the provisions of Regulation D, Rule 504 of the US Securities Act and pursuant to the registration and prospectus exemptions contained in Canadian securities legislation. FutureLink USA granted a warrant which entitles the holder to purchase 37,333 FutureLink USA Common Shares at any time prior to April 3, 1999 for $3.75/share USD or prior to April 3, 2000 for $4.00/share USD.
(5) The shares were issued pursuant to the provisions of Regulation D, Rule 504 of the US Securities Act and pursuant to the registration and prospectus exemptions contained in Canadian securities legislation. FutureLink USA granted a warrant which entitles the holder to purchase 46,666 FutureLink USA Common Shares at any time prior to May 4, 2000 for $3.25/share USD.
(6) The shares were issued pursuant to the provisions of Regulation D, Rule 504 of the US Securities Act and pursuant to the registration and prospectus exemptions contained in Canadian securities legislation. FutureLink USA granted a warrant which entitles the holder to purchase 20,000 FutureLink USA Common Shares at any time prior to May 4, 2000 for $3.25/share USD.
(7) The 3,500,000 FutureLink USA Common Shares were issued pursuant to registration and prospectus exemptions of the Securities Act (Alberta). (See "FutureLink USA Material Contracts").
(8) The issued and outstanding shares reflect the fact that 11,000,000 FutureLink USA Common Shares were issued in the name of Thompson Kernaghan as part of the Thompson Kernaghan Loan Agreement. These shares have not been paid for and are assessable. FutureLink USA has filed a registration statement in the United States on August 24, 1998 to qualify these shares.
(9) The figures in this schedule reconcile to the audited financial statements and the records of the Corporation. The records of the transfer agent vary and are shown as the following as issued and outstanding: December 31, 1997 - 10,231,025; 11,999,303 as of June 30,
        1998 and September 20, 1998 - 25,499,303. The difference of 10 shares cannot be reconciled.
(10) 1,127,240 shares will be issued pursuant to Regulation D, Rule 506 of the US Securities Act. FutureLink USA granted a warrant to Linear Strategies Inc. which entitles Linear Strategies Inc. to purchase 588,778 shares at any time prior to June 30, 1999 for $1.00/share USD or June 30, 2000 for $1.25/share USD and to Hampton Park Ltd. which entitles Hampton Park Ltd. to purchase 538,462 shares at any time prior to June 30, 1999 for $1.00/share USD or prior to June 30, 2000 for $1.25/share USD.
(11) The figures do not reflect the sale of 65,000 FutureLink USA Common Shares to Cameron Chell on August 11, 1998. These shares will be issued pursuant to the provisions of Regulation D, Rule 506 of the US Securities Act and pursuant to the prospectus and registrations requirements contain in Canadian securities legislation. FutureLink USA granted a warrant granted as part of the August 11, 1998 Subscription Agreement. (See "Material Contracts of FutureLink USA").
(12) The figures do not reflect the sale of 65,000 FutureLink USA Common Shares to Linda Carling on August 11, 1998. These shares will be issued pursuant to the provisions of Regulation D, Rule 506 of the US Securities Act and pursuant to the prospectus and registrations requirements contain in Canadian securities legislation. FutureLink USA granted a warrant granted as part of the August 11, 1998 Subscription Agreement.
        (See "Material Contracts of FutureLink USA").
(13) 4,250,000 shares will be issued pursuant to a prospectus offering in the United States.
(14) 700,000 shares have been issued pursuant to the provisions of Regulation D, Rule 506 of the US Securities Act and the prospectus and registration exemptions contained in the Canadian securities legislation. FutureLink USA is seeking to qualify these shares in the United States as part of its prospectus filing.
(15) This figure includes 10,300,000 shares which are not paid for and are assessable. (See "FutureLink USA Material Contracts")


                  DIVIDEND RECORD AND POLICY OF FUTURELINK USA

No dividends have been paid on any shares of FutureLink USA since January 1, 1998 (nor likely prior to January 1, 1998). The future payment of dividends will be dependent upon the financial requirements of FutureLink USA to fund further growth, the financial condition of FutureLink USA and other factors which the board of directors of FutureLink USA may consider in the circumstances. It is not contemplated that FutureLink USA will declare any dividends in the immediate or foreseeable future.

            AUDITORS, TRANSFER AGENT AND REGISTRAR OF FUTURELINK USA

The auditors of the Corporation are Ernst & Young, #1300, 707 - 7th Street, S.W., Calgary, Alberta, T2P 0H6.

The transfer agent and registrar of the Corporation is General Securities Transfer Agency, Inc. 3614 Calle del Sole NE, Albuquerque, New Mexico, 87110-8112.


                     TRADING OF FUTURELINK USA COMMON SHARES

The following table summarizes the trading activity of FutureLink USA from January 1998.

---------------------------------------------------------------------------------------
                             Price       USD        Trading Volume          Share Value
                             Range                                            NOTE 1
---------------------------------------------------------------------------------------
                                                                                USD
                             High         Low
 January, 1998               3.56        1.75            1,294,400          $ 3,849,893
 February, 1998              3.50        2.90              714,100            2,241,748
 March, 1998                 4.12        2.75            1,834,300            6,253,275
 April, 1998                 4.34        3.06            5,333,400           14,219,948
 May, 1998                   4.00        1.37            7,575,200           19,470,561
 June 1-5, 1998              1.31        1.00            1,001,300            1,044,374
 June 8-12, 1998             1.25        1.03              572,000              632,511
 June 15-19, 1998            1.02        0.73            1,763,500            1,407,873
 June 22-26, 1998            1.03        0.08              688,200              583,900
 June 28-July 3, 1998        0.81        0.66              744,000              518,001
 July 6-10, 1998             0.64        0.57              978,700              599,967
 July 13-17, 1998            1.68        0.72            2,724,100            3,510,358
 July 20-29, 1998            1.25        1.00            1,033,000            2,092,682
 August 3-7, 1998            1.20        1.04              959,600            1,117,851
 August 10-14, 1998          1.21        1.02              702,500              784,019
 August 17-21, 1998          1.01        0.96              423,700              415,750
 August 24-28, 1998          0.89        0.83              326,200              283,398
 August 31-Sep 4, 1998       0.92        0.71              510,100              409,243
 September 7-11, 1998        0.69        0.61              606,500              389,026
 September 14-18, 1998       0.56        0.43            1,385,400              633,132
 September 21-25, 1998       0.47        0.38            1,845,600              778,063
                                                        ----------          -----------
 Totals                                                 33,015,800          $61,235,573
                                                        ==========          ===========
---------------------------------------------------------------------------------------

Note 1) Calculated by multiplying the average daily price reported by Bloomberg by the daily volume. This is only an estimate of the true share values traded. This method would tend to overstate the true share value.


                         LAWSUITS AGAINST FUTURELINK USA

        The Corporation is aware of the following lawsuits:

1. Midland Walwyn Capital Inc. is suing Core Ventures, Inc. (now known as FutureLink USA), Abecorn Enterprises Limited, Alixe Cormick, Venture Law Corporation, and Raymond Kompani. Midland Walwyn Capital Inc. is claiming judgement in the amount of $500,000 CDN against all defendants. The action against Core Ventures, Inc. alleges fraudulent misrepresentation, negligent misrepresentation, intentional or negligent interference with contractual relations. The action was commenced in October 1997.

        Core Ventures, Inc. has filed a defence. The action relates to a share sale transaction between Abecorn Enterprises Limited and Raymond Kompani. Raymond Kompani apparently failed to pay Abecorn Enterprises Limited for 50,000 FutureLink USA Common Shares. Alixe Cormick acted as solicitor for Abecorn Enterprises Limited and Core Ventures, Inc. Alixe Cormick requested the General Securities Transfer Agency, Inc. to stop the transfer of share certificate #3190 in the amount of 50,000 FutureLink USA Common Shares standing in the name of Abecorn Enterprises Limited. The General Securities Transfer Agency, Inc. stopped the transfer of share certificate #3190. Raymond Kompani deposited share certificate #3190 with Midland Walwyn Capital Inc. Midland Walwyn Capital Inc. proceeded to sell 50,000 FutureLink Common Shares on behalf of Raymond Kompani. When Midland Walwyn Capital Inc. sent share certificate #3190 to the Depository Trust Company (clearing house), the clearing house advised Midland Walwyn Capital Inc. that the transfer of the shares had been stopped by the transfer agent for Core Ventures, Inc. Midland Walwyn Capital Inc. had paid the net sale proceeds to Raymond Kompani before they were advised by Depository Trust Company of the problem. Midland Walwyn Capital Inc. was required to repurchase 50,000 FutureLink USA Common Shares on the market. The cost was $325,000 US. Midland Walwyn Capital Inc. demanded the repayment of the funds from Raymond Kompani. Raymond Kompani has not repaid the monies to Midland Walwyn Capital Inc. Midland Walwyn Capital Inc. is suing to recover its losses.

2. US Bankruptcy Proceedings. FutureLink USA is aware that on April 4, 1995, Core Mineral Recoveries, Inc. voluntarily filed a petition under Chapter 11 of the US Bankruptcy Code (95-70091) seeking protection from its creditors. FutureLink USA was not bankrupt. The petition was dismissed thereby not compromising any of the creditors. The outstanding debts should not exceed $100,000 (US) and therefore should not be considered material. FutureLink USA is investigating the extent of the obligations and whether or not any lawsuits or judgements against FutureLink USA exist. It was a term of the January 20, 1998 share acquisition agreement that there were no debts in FutureLink USA. FutureLink USA is investigating what recourse it may have relating to this representation.


                          FUTURELINK ACQUISITION CORP.

FutureLink Acquisition Corp. was incorporated on August 21, 1998 under the provisions of the ABCA. The head office is Suite 550, 603 7th Avenue SW, Calgary, Alberta, T2P 2T5. The registered office is Suite 550, 603 7th Avenue SW, Calgary, Alberta, T2P 2T5. The directors are Cameron Chell, Raghu Kilambi, Donald A. Bialik, F. Bryson Farrill, Robert Kubbernus and Philip Ladouceur. The officers are Cameron Chell, (Chief Executive Officer), Donald A. Bialik (President) and Raghu Kilambi (Chief Financial Officer). The authorized capital consists of an unlimited number of common shares and an unlimited number of preferred shares. The preferred shares are non-voting and the directors may issue any preferred shares in one or more series, each series to consist of such number of shares as determined by the directors. The directors are authorized to determine at the time of issuance the designation, rights, privileges, restrictions, and conditions attaching to the shares of each series.

The issued and outstanding shares consist of 3,000,000 common shares in the name of FutureLink USA at a price of $1.00/share CDN. FutureLink USA borrowed $2,250,000 USD (approximately $3,000,000 CDN) from Thompson Kernaghan. FutureLink USA subscribed for 3,000,000 common shares for an aggregate acquisition cost of $3,000,000 CDN. FutureLink Acquisition Corp. borrowed $100,000 CDN from FutureLink USA. Then FutureLink Acquisition Corp. purchased 2,000,000 Class "J" Shares and 1,685,000 Class "K" Shares in Riverview

Management Corporation (now FutureLink/Sysgold Ltd.) for $3,685,000 ($3,100,000 CDN cash and two notes totalling $585,000 CDN). FutureLink Acquisitions Corp is a private corporation. There is no market for its shares. The corporation has not carried on business. It has no material contracts other than those related to the acquisition of shares in FutureLink/Sysgold Ltd. and is not involved in any lawsuits. Its auditors will be Ernst & Young.


                             FUTURELINK/SYSGOLD LTD.

FutureLink/Sysgold Ltd. (formerly Riverview Management Corporation) was incorporated on September 9, 1987 pursuant to the ABCA. Prior to August 24, 1998, it was a holding corporation with two subsidiaries, Sysgold Ltd. and Sysgold Inc. Sysgold Ltd. was an active operating corporation. Sysgold Inc. was another holding corporation. On August 24, 1998 Sysgold Ltd. and Sysgold Inc. were wound up into Riverview Management Corporation under the provisions of the ABCA. Riverview Management Corporation then changed its name to FutureLink/Sysgold Ltd. The share capital of FutureLink/Sysgold Ltd. consists of the following:

        (a)    an unlimited number of Class "A" Voting Common Shares;
        (b)    an unlimited number of Class "B" Voting Common Shares;
        (c)    an unlimited number of Class "C" Non-Voting Common Shares;
        (d)    an unlimited number of Class "D" Non-Voting Common Shares;
        (e)    an unlimited number of Class "E" Non-Voting Common Shares;
        (f)    an unlimited number of Class "F" Non-Voting Common Shares;
        (g)    an unlimited number of Class "G" Non-Voting Common Shares;
        (h)    an unlimited number of Class "H" Non-Voting Common Shares;
        (i)    an unlimited number of Class "I"  Non-Voting Common Shares;
        (j)    an unlimited number of Class "J"  Voting Redeemable
               Preferred Shares;
        (k)    an unlimited number of Class "K" Non-Voting Redeemable Shares;
        (l)    an unlimited number of Class "L" Non-Voting Redeemable Shares;
        (m)    an unlimited number of Exchangeable Shares.

The issued and outstanding shares consists of:

         # OF SHARES       CLASS OF SHARE                SHAREHOLDER
(a)      100             Class "B" Shares          FutureLink Acquisition Corp.
(b)      2,000,000       Class "J" Shares          FutureLink Acquisition Corp.
(c)      1,685,000       Class "K" Shares          FutureLink Acquisition Corp.
(d)      1,418,084       Exchangeable Shares       Donald A. Bialik
(e)      2,831,916       Exchangeable Shares       Olivia B. Bialik

The following is a general description of the material rights, privileges and restrictions and conditions attaching to the Class "B", Class "J", Class "K" and the Exchangeable Shares.

The holder of the Class "A", Class "B" and "J" Shares shall be entitled to receive notice of and to vote at all meetings of FutureLink/Sysgold Ltd. except meetings at which only holders of a specified class of shares as provided by the ABCA. In the event of a liquidation the holders of Class "J" and "K" Shares shall rank equally amongst themselves as to each share held and shall be entitled to receive before distribution of any other part of the assets of FutureLink/Sysgold Ltd., an amount equal to 100% of the redemption amount and any dividends declared thereon and unpaid. The redemption amount for the Class J" Shares is $1.00/share CDN. Class "J" Shares are entitled to a non-cumulative preferential dividend at a rate per annum equal to the prescribed rate of interest for the purposes of Section 256(11) of the Income Tax Act (Canada). The redemption amount for the Class "K" Shares is $1.00/share CDN. Class "K" Shares are entitled to a non-cumulative preferential dividend at a rate per annum equal to the prescribed rate of interest for the purposes of Section 256(11) of the Income Tax Act (Canada).

The share provisions attaching to the Exchangeable Shares are structured so that the Exchangeable Shares are at all times, as nearly as possible, the economic equivalence of FutureLink USA Common Shares and have the same voting rights as to FutureLink USA Common Shares.

Economic Equivalence is accomplished in several ways: (a) by virtue of the protections found in the Colorado Corporations Code for a separate class of shares; (b) the terms of the Support Agreement (See "Material Contracts of FutureLink USA"), including through covenants of FutureLink USA that:

        (a) FutureLink USA will not declare or pay dividends on the FutureLink USA Common Stock unless FutureLink/Sysgold Ltd. immediately thereafter declares or pays, as the case may be, an equivalent dividend on the Exchangeable Shares and FutureLink/Sysgold Ltd. has resources available to pay equivalent dividends on the Exchangeable Shares;

        (b) FutureLink USA will ensure that FutureLink/Sysgold Ltd. will be able to honor the redemption and retraction rights and the entitlement upon liquidation pursuant to the terms of the Exchangeable Shares;

        (c) Without the prior written approval of FutureLink/Sysgold Ltd. or the holders of Exchangeable Shares, FutureLink USA will not:

               (i) issue or distribute shares of FutureLink USA Common Shares (or securities exchangeable or convertible into or carrying rights to acquire shares of FutureLink USA) by way of stock dividend or other distribution; issue or distribute rights, options or warrants; or issue or distribute securities of any class other than FutureLink USA Common Shares) rights, options, warrants or evidences of FutureLink USA or assets of FutureLink USA unless FutureLink/Sysgold Ltd. is permitted under the applicable law to issue or distribute the economic equivalent on a per share basis such rights, options, securities, shares evidences of indebtedness or other assets simultaneously to the holders of Exchangeable Shares; and FutureLink/Sysgold Ltd. does in fact issue or distribute such economic equivalent;

               (ii) subdivide, divide or change the then outstanding shares of FutureLink Common Shares into a greater number of FutureLink Common Shares; or reduce, combine or consolidate into a lessor number of shares of FutureLink Common Shares; or reclassify or otherwise change the shares of FutureLink Common Shares or affect an amalgamation, merger, reorganization or other transaction affecting the shares of FutureLink USA Common Shares unless FutureLink/Sysgold Ltd. is permitted under the applicable law to simultaneously make the same or equivalent change to, or in the rights of holders of, the Exchangeable Shares and the same or an equivalent change is in fact made.

Voting Equivalence is provided by the terms of the Articles of FutureLink USA relating to voting rights of the Trustee pursuant to the FutureLink USA Special Voting Preferred Share and the Voting Trust and Exchange Agreement (See "Material Contracts of FutureLink USA") which entitles the Trustee to a number of votes (in the calculation of FutureLink USA Common Share votes) equal to the number of Exchangeable Shares outstanding from time to time that are not being held by FutureLink USA or its affiliates. Each holder of an Exchangeable Share will have the right to instruct the Trustee as to the manner of voting thereupon.

The directors are Cameron Chell, Raghu Kilambi, Donald A. Bialik, F. Bryson Farrill, Philip Ladouceur and Robert Kubbernus. The officers are Cameron Chell (Chief Executive Officer), Donald A. Bialik, (President) and Raghu Kilambi (Chief Financial Officer).

The corporate is a private corporation. There is no market for the shares. The auditors were Buchanan Barry & Co, Chartered Accountants, #800, 840 - 6th Avenue, S.W., Calgary, Alberta, T2P 3E5, for the period ended October 31, 1997. The auditors will be Ernst & Young, Chartered Accountants, 1300, 707 - 7th Avenue, S.W., Calgary, Alberta, T2P 0H6, for the present fiscal period.

FutureLink/Sysgold Ltd. and FutureLink USA are indebted to Donald A. Bialik in the amount of $500,000 CDN and Olivia B. Bialik in the amount of $85,000 CDN. The debts are due November 21, 1998. FutureLink/Sysgold Ltd. is also indebted to the CIBC. The CIBC has a first charge over all of the assets and undertakings of FutureLink/Sysgold Ltd. On September 21, 1998, FutureLink/Sysgold Ltd. entered into a loan facility which would allow FutureLink/Sysgold Ltd. to borrow up to $1,000,000 CDN from the CIBC (See "FutureLink USA Material Contracts").

There is one known lawsuit. TAP Consulting Ltd. commenced an action on August 19, 1998 in Court of Queen's Bench of Alberta, Action No. 9801 11187 against Sysgold Ltd. claiming $150,000 for wrongful termination of a consulting contract. FutureLink/Sysgold Ltd. management do not believe there is any merit to the lawsuit and it will be vigorously defended.

The operating results are described in "Management Discussion and Analysis of Financial Condition and Results of Operation".


             FUTURELINK DISTRIBUTION CORP. (AN ALBERTA CORPORATION)
                      ("FUTURELINK ALBERTA" OR "TARGETCO")

FutureLink Alberta was incorporated under the Alberta Business Corporations Act on March 28, 1996 as 689936 Alberta Ltd. On June 13, 1996, the private company share restrictions were removed. On June 20, 1996, the name was changed to Coffee.com Interactive Cafe Corp and on November 17, 1997 the name was changed to FutureLink Distribution Corp.

The head office of the Corporation is located at #550, 603 - 7 Avenue, S.W., Calgary, Alberta, T2P 2T5. The contact telephone number is (403) 543-5511. The registered and records office of FutureLink Alberta is located at #550, 603 - 7th Avenue, S.W., Calgary, Alberta, T2P 2T5.


                  BUSINESS AND PROPERTIES OF FUTURELINK ALBERTA

FutureLink Alberta is the world's first computer utility company. It is dedicated to providing small to medium sized businesses with the most efficient ands cost effective system for the delivery of computer hardware, software and electronic content at an attractive cost for installation and maintenance. It's FutureLink Alberta's objective to make computer use as affordable and convenient to use as the telephone.

FutureLink Alberta's key technology platform to deliver its computing model is thin client computing. A thin client is a computer that has a central processing unit (CPU), a minimum of 8 MB of memory, a keyboard, a mouse and a monitor that is connected to a network. Thin clients have no hard drive, floppy disks, or CD-ROM drives nor any moving parts thus greatly reducing the operating and maintenance costs. The thin client is connected to a network that delivers any software application to any desktop from a server. The thin client is designed to eliminate the need for constant upgrades, reduce the initial capital investment of buying PC's and reduce the time and money spent on computer maintenance.

     Since 1995, FutureLink Alberta has been engaged in the development of its own thin client service; Wide Area Thin Client Hook-up (WATCH(TM)). For a monthly fee of approximately US$200 per desktop (depending on the number of desktops and applications required) FutureLink Alberta's customers will receive:

1)      access to common business software applications including Microsoft
        Office;
2) access to secured internet or intranet connections and all the necessary software;
3)      the ability to use existing proprietary applications and databases;
4) security enabled workstations for each employee including monitor, mouse, keyboard and thin client network computer; and
5) system support including installations, software upgrades, help desk and technical support.

FutureLink Alberta is offering its WATCH service as an integrated information technology outsourcing service to the mid-market (companies with 50-500 seats, jargon for "desktop computers").


               DESCRIPTION OF SHARE CAPITAL OF FUTURELINK ALBERTA

The authorized share capital of FutureLink Alberta consists of an unlimited number of: (a) Class "A" Common Voting Shares; (b) Class "B" Common Shares; and
(c) First Preferred Shares. There are 3,331,275 issued and outstanding Class "A" Common Voting Shares as of September 28, 1998. There are no Class "B" Common Shares issued and outstanding. There are no First Preferred Shares issued and outstanding. All of the Class "A" Common Voting Shares issued and outstanding are fully paid and non-assessable.

The following is a general description of the material rights, privileges, restrictions and conditions attaching to each class of shares.

CLASS "A" COMMON VOTING SHARES OF FUTURELINK ALBERTA

Subject to the provisions of the ABCA, the holders of the Class "A" Common Voting Shares are entitled to receive notice of, to attend and vote at all meetings of the shareholders of FutureLink Alberta (other than meetings of a class or series of shares other than the Class "A" Common Voting Shares as such) and are entitled to one vote for each Class "A" Common Voting Share held, except as required by law.

Subject to the payment of preferred rights attaching to any other class or series of shares of the corporation, the holders of the Class "A" Common Voting Shares are entitled to receive, if, as and when declared by the directors of FutureLink Alberta, dividends in such amount and payable on such date as may be determined from time to time by the directors of FutureLink Alberta. No dividend may be declared or paid on the Class "A" Common Voting Shares if payment of the dividend would cause the realizable value of the corporations assets to be less than the aggregate of its liabilities and the amount required to redeem all shares of the corporation then outstanding having attached thereto a redemption or retraction right.

Subject to the preferential rights attaching to any other class or series of shares of the corporation, if any, on the liquidation, dissolution or winding-up of FutureLink Alberta, or any other distribution of the assets of FutureLink Alberta among its shareholders for the purpose of winding-up its affairs, the holders of the Class "A" Common Voting Shares shall be entitled to share, on a per share basis, the remaining property and assets of FutureLink Alberta.

CLASS "B" COMMON SHARES OF FUTURELINK ALBERTA

Subject to the provisions of the ABCA, the holders of the Class "B" Common Shares are not entitled to receive notice of, to attend and/or vote at meetings of the shareholders of FutureLink Alberta (other than meetings of a class or series of shares other than the Class "B" Common Shares as such).

Subject to the payment of preferred rights attaching to any other class or series of shares of the corporation, the holders of the Class "B" Common Shares are entitled to receive, if, as and when declared by the directors of FutureLink Alberta, dividends in such amount and payable on such date as may be determined from time to time by the directors of FutureLink Alberta. No dividend may be declared or paid on the Class "B" Common Shares if payment of the dividend would cause the realizable value of the corporations assets to be less than the aggregate of its liabilities and the amount required to redeem all shares of the corporation then outstanding having attached thereto a redemption or retraction right.

Subject to the preferential rights attaching to any other class or series of shares of the corporation, if any, on the liquidation, dissolution or winding-up of FutureLink Alberta, or any other distribution of the assets of FutureLink Alberta among its shareholders for the purpose of winding-up its affairs, the holders of the Class "A" Common Voting Shares shall be entitled to share, on a per share basis, the remaining property and assets of FutureLink Alberta.

FIRST PREFERRED SHARES OF FUTURELINK ALBERTA

The First Preferred Shares may be issued from time to time in one or more series in the number and with the designation, rights, privileges, restrictions and conditions as determined by the directors of FutureLink Alberta in their sole discretion. The First Preferred Shares will be entitled to preference, as to the payment of dividends and the distribution of the remaining property of FutureLink Alberta on dissolution, over the Class "A" Common Voting Shares and the Class "B" Common Shares.


                      CAPITALIZATION OF FUTURELINK ALBERTA

The following table sets forth the capitalization of FutureLink Alberta as at December 31, 1997 and September 28, 1998.

Capital                          Authorized      Outstanding as at         Outstanding as at
                                                 December 31, 1997        September 28, 1998
                                                      (audited)                 (unaudited)
Long Term debt                                   $              NIL(1)   $               NIL(1)
Class "A" Common Voting Shares   Unlimited                $732,689 CDN            1,066,464 CDN
                                                 (2,952,500)(2) Shares    (3,331,275)(2) Shares

Class "B" Common Shares          Unlimited                         NIL                      NIL
Preferred Shares                 Unlimited                         NIL                      NIL

NOTES:   (1)   Excludes  debts owed to FutureLink USA. For details see attached financial statements.
         (2)   Excludes the 500,000 Class "A" Common Voting Shares reserved for issuance pursuant to warrant agreements. (See "FutureLink Alberta
               Material Contracts").


                 TRADING IN THE SECURITIES OF FUTURELINK ALBERTA

There is no market for the securities of FutureLink Alberta to be acquired pursuant to this Takeover Bid Circular.


     VALUATION OF THE CLASS "A" COMMON VOTING SHARES OF FUTURELINK ALBERTA

The share exchange ratio was determined by agreement between the directors of FutureLink USA and FutureLink Alberta. In doing so the board of directors relied on the valuation prepared by Mr. C.S. (Juneyt) Tirmandi C.A., C.B.V. of CST Financial Services Inc. ("CST") of Calgary, Alberta dated September 24, 1998 but effective June 30, 1998 ("CST Report" or the "September 1998 Report"). There were 3,286,275 Class "A" Common Shares outstanding at the date of the September 1998 Report. The CST Report uses both the going concern and the liquidation approaches to valuation. CST valued the 3,286,275 Class "A" Common Shares on a going concern basis as at June 30, 1998 at between $2,952,000 CDN and $4,554,000 CDN (between $0.90/share and $1.39/share CDN). CST had prepared an earlier valuation dated March 9, 1998 effective January 31, 1998. In that report, CST stated that the value of the 3,052,500 FutureLink Alberta Class "A" Common Shares on a going concern basis were worth between $903,000 CDN and $1,051,000 CDN (between $0.31 and $0.36 /share CDN). The significant differences in the two valuations were threefold: (a) the assumption of the monthly cost to subscribers per station. In the March 1998 report, CST used the cost of $171/month CDN and in the September 1998 Report the range of $250-$275/month CDN was used; (b) the range of sustaining capital expenditures in the March 1998 report was $50,000 CDN to $75,000 CDN whereas the range of sustaining capital expenditures in the September 1998 Report was $150,000 CDN to $200,000 CDN; and (c) the discount rates used in the March 1998 report were 15-25% and whereas the discount rates in the September 1998 Report were 14.5% - 22%. A copy of the September 1998 Report and March 1998 report will be available for inspection at the offices of FutureLink USA at 550, 603 - 7th Avenue, S.W., Calgary, Alberta, T2P 2T5. A copy of the September 1998 report will be mailed to registered holders of securities of FutureLink Alberta upon payment of a charge to cover reasonable printing and mailing costs.

GOING CONCERN BASIS

CST projected cash flow for the years 1999 to 2003, using a set of assumptions outlined below. The selection of a five year projection period was based on FutureLink Alberta's policy of financing network computers for the 36 month lease period as well as to determine the changes in its financial position during the 2 year transition period after the normalized level of operations was reached but before all the lease payments were made. Due to increasingly rapid pace of change in the computer industry, CST assumed that FutureLink Alberta's operations would reach a level of maturity after only 3 years at which time other competitors entering the field and/or further technological changes would erode FutureLink Alberta's advantage of being a pioneer in the remote network service providing.

The main assumptions of CST for the high/low cases are listed below:

---------------------------------------------------------------------------------------------
                                                                HIGH CASE        LOW CASE
---------------------------------------------------------------------------------------------
Average number of stations connected to FutureLink
Alberta's network
1999                                                                375             250
2000                                                              1,219             813
2001                                                              2,227           1,484
2002 and thereafter                                               2,766           1,844
---------------------------------------------------------------------------------------------
Monthly cost to subscribers per station (held constant)        $275 CDN        $250 CDN
---------------------------------------------------------------------------------------------
Increase in network personnel (number)
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
2000                                                              15                 7
2001                                                              14                20
---------------------------------------------------------------------------------------------
Sustaining capital expenditures ($000)                       200 CDN           150 CDN
---------------------------------------------------------------------------------------------
Income Tax Rate                                                  45%               45%
---------------------------------------------------------------------------------------------

CST determined the average number of stations through discussions with management, review of target markets, other data such as total cost of ownership comparisons and the trends in cost of bandwidth connections.

CST determined that FutureLink Alberta's cash flow stream and the revenues from its operations would be substantially different due to the proposed leasing arrangements. CST assumed that FutureLink Alberta would receive lump-sum payments from leasing companies representing the cost of the equipment, the profit component thereof and the network support charges to the subscribers. For accounting purposes, CST recognized the revenue over the life of the lease. For valuation purposes, CST based the fair market value on discretionary after tax and capital expenditure cash flows.

CST expressed the projected financial results for accounting and valuation purposes separately to identify the differences between the two. The discounted cash flow analysis however was based on the discretionary cash flows.

CST assumed that under the proposed leasing arrangements, although guaranteeing the lease payments, the subscribers would not have ownership of the equipment. Subject to exercising a buy-out option (5% of the total lease amount at the end of the lease), CST assumed that FutureLink Alberta would own all equipment under the leases. Therefore, the network equipment under leases was treated as capital leases. Since the risk of ownership resides with the subscriber, the minimum lease payments payable to the leasing company was recorded as unearned income rather than a liability in FutureLink Alberta's projected financial statements. The net present value of the buy-out option was included in the capitalized leases.

In determining the income tax consequences, CST assumed that FutureLink Alberta would be able to claim capital cost allowance on equipment under leases.

After leases are paid in full, CST assumed that the subscribers would continue making monthly payments to FutureLink Alberta for the same services at the same rates which would make the recognition of revenue and cash flow streams identical.

The fourth and fifth years of the projection period assumed that FutureLink Alberta's operations reached a maturity and that no new customers were signed up under the leasing arrangements. The impact of this shift can readily be seen from FutureLink Alberta's projected financial statements. CST assumed that during this transition period, FutureLink Alberta would have to contend with reduced cash flows.

After the fifth year, CST calculated the residual value of the business using the existing customer base, monthly rates and expenses. The maintainable after tax earnings were capitalized by appropriate discount rates.

CST selected the discount rates on the basis of a number of factors, including the interest yield available from long-term government and corporate bonds, risks associated with equity investments (the additional return required over the risk-free rate for investing in the public stock market) and small companies (additional return required to compensate the risk associated with investing in small companies over public stock market) and FutureLink Alberta's specific factors such as:

Positive:

(a) a new product idea having definite advantages from users' perspective which should make market penetration possible;
(b) FutureLink Alberta's demonstrated ability to attract investors to finance the research, development and marketing of the product.

Negative:

(a) FutureLink Alberta's operations are at a formative stage. It has experimented with the technology and signed up a few clients. Its ability to market, install and operate an efficient remote network remains to be seen;
(b) although network computing is gaining acceptance in the industry, its main application to date was, is and will be in intranet environments. As stated by FutureLink Alberta's management, FutureLink is the first company to introduce the idea of providing network computing in a remote "service bureau" environment. FutureLink Alberta's proposed operations may therefore be construed as a new "Industry". As in every other major change, there will be a natural resistance in favour of well accepted concepts and methods;
(c) concerns relating to FutureLink Alberta's own survival as a going concern to provide the remote networking services for an extended period will be an impediment to market penetration at least during the initial phase;
(d) predatory competition between PC manufacturers and network computing proponents is changing the computer industry. The outcome of this ongoing battle will have a major impact on FutureLink Alberta's prospects;
(e) should the network computing concept gain acceptance, other competitors with greater technical and financial resources will enter into the market. This will not only result in loss of market share but also in declining profit margins;
(f) FutureLink Alberta relies on the entrepreneurial and technical skills of relatively few individuals who may be difficult to replace in the short-run;
(g) qualified network technicians are in short supply in the Calgary area which may pose a problem for maintaining growth.

The CST Report states that having regard to all of the above, company specific risk factors ranging from 12.5 to 25% (2.5 to 5 points for each positive and negative attribute) were added to the other components of the discount rate, namely risk-free rate, equity risk premium and small company risk premium, to arrive at after tax discount rates of 14.5% (6.9x after tax cash flows) to 22% (4.5x after tax cash flows).

The discounted cash flows for the high and low cases including the residual values were determined to be $5.1 million CDN to $8.7 million CDN and the "en bloc" values were calculated as $5.9 million CDN and $9.1 million CDN (after addition of the net present value of income tax pools) for the high and low cases respectively.

ORDERLY LIQUIDATION

The calculation yielded a negative $1,457,000 CDN. There would be no residual value to shareholders.

Assigning equal weight to the above techniques, the en bloc value of 3,286,275 Class "A" Common Voting Share of FutureLink Alberta was determined to be $2,952,000 CDN to $4,554,000 CDN ($0.90 - $1.39 per share CDN).


                    PRINCIPAL HOLDERS OF TARGETCO SECURITIES

As at the date hereof, no person or company owns of record, or is known by TargetCo to own beneficially, directly or indirectly, or to exercise control or direction over 10% or more of the TargetCo Securities except as set forth below.

Name and                                     Type of           Number of         Percentage
Municipality of Residence                   Ownership           Shares            of Class
-------------------------                   ---------          ---------         ----------
FutureLink USA,                          Beneficial and        1,540,000           46%(1)
Colorado, U.S.A.                           of Record

Note:

(1) Prior to giving effect to the exercise of any warrants. (See "FutureLink Alberta Material Contracts").


                   TRADING IN SECURITIES OF THE OFFEREE ISSUER

FutureLink USA acquired 1,540,000 Class "A" Common Voting Shares of FutureLink Alberta pursuant to an agreement dated January 20, 1998 from 5 individuals (See "FutureLink USA Material Contracts"). FutureLink Alberta issued 333,775 Class "A" Common Voting Shares to 18 individuals/corporations for cash and/or services within the past eight months.


                    OWNERSHIP OF SECURITIES OF OFFEREE ISSUER

Neither FutureLink USA, nor any person acting jointly or in concert with FutureLink USA, beneficially owns, directly or indirectly, or controls or exercises direction over, or has the right to acquire, any securities of TargetCo, other than as disclosed under the headings "TargetCo Acquisition Agreement", "FutureLink Alberta Stock Options", "Material Contracts of FutureLink Alberta" and "Principal Holders of TargetCo Securities" and as otherwise disclosed herein.


                          COMMITMENTS TO ACQUIRE SHARES

To the knowledge of the directors and senior officers of FutureLink USA, no securities of TargetCo are covered by any commitments made by FutureLink USA, its associates or affiliates (as such terms are defined in the Securities Act (Alberta) and the ABCA), or directors or senior officers of FutureLink USA or their respective associates (as such terms are defined in the Securities Act (Alberta) and the ABCA) or any person acting jointly or in concert with FutureLink USA, to acquire any equity securities of TargetCo. However, where appropriate each of the existing directors and officers of TargetCo (who are also directors and officers of FutureLink USA) have indicated their intention to tender their respective TargetCo Securities to the Offer.


                   ARRANGEMENTS, AGREEMENTS OR UNDERSTANDINGS

There are no arrangements or agreements made or proposed to be made between FutureLink USA and any of the directors or senior officers of TargetCo and no payments or other benefits are proposed to be made or given by way of compensation for loss of office or as to such directors or senior officers remaining in or retiring from office. Except for the TargetCo Acquisition Agreement, there are no contracts, arrangements or understandings, formal or informal, between FutureLink USA and any securityholder of TargetCo with respect to the Offer or between FutureLink USA and any person or company with respect to any securities of TargetCo in relation to the Offer. (See Section 14 of the Offer).

                        PRIOR SALES OF FUTURELINK ALBERTA

Since the date of incorporation of TargetCo, 3,331,275 Class "A" Common Voting Shares have been issued as follows:

                         Number of      Issue Price      Aggregate Issue        Consideration
Date                      Shares         Per Share            Price                Received
--------                 ---------      -----------      ---------------        -------------
Dec 31,  1997            2,952,500       $1.00 CDN         $  732,689           Cash/Services
Jan-June 1998              145,000       $1.00 CDN         $  145,000                Cash
Jan-June 1998              188,775       $1.00 CDN         $  188,775              Services
                         ---------                         ----------

June 30, 1998            3,286,275                         $1,066,464
July 1998                   45,000       $1.00 CDN         $   45,000                Cash
                         ---------                         ----------
Sept 28, 1998            3,331,275(1)                      $1,111,464

Notes: (1)  FutureLink Alberta has represented to FutureLink USA that all of the Class "A" Common Voting Shares were issued pursuant to the registration and prospectus exemptions provided by the Securities Act (Alberta). FutureLink USA is aware that the Alberta Stock Exchange has challenged the appropriate use of the statutory exemptions. FutureLink USA is aware of a Notice of Hearing issued against Cameron Chell by the Alberta Stock Exchange. The hearing has not been held and no findings of fact or law have been made.


                  DIRECTORS AND OFFICERS OF FUTURELINK ALBERTA

The individuals who are the directors and officers of TargetCo are Cameron Chell, Raghu Kilambi, Robert Kubbernus, Philip Ladouceur, Donald A. Bialik and
F. Bryson Farrill. These individuals are directors of FutureLink USA. The officers are Cameron Chell (Chief Executive Officer) and Raghu Kilambi (Chief Financial Officer). (See "Directors and Officers of FutureLink USA").


                  EXECUTIVE COMPENSATION BY FUTURELINK ALBERTA

Directors are not remunerated in their capacities as such. Out of pocket expenses of directors incurred pursuant to their attendance at meetings of the board of directors of FutureLink Alberta will be paid by FutureLink Alberta. The following table sets forth compensation in respect of the three senior officers of FutureLink Alberta for the fiscal year ended December 31, 1997 and the period from January 1 to June 30, 1998.

=================================================================================================
                                    Annual Compensation             Long Term
                                                                  Compensation
-------------------------------------------------------------------------------------------------
                                                                   Securities
Name and             Period                          Other            Under
Principal            Ended                           Annual          Options        All Other
Position                      Salary     Bonus    Compensation     Granted(2)      Compensation
                                ($)       ($)         ($)              (#)             ($)
-------------------------------------------------------------------------------------------------
Chief Executive      1997       Nil       Nil         Nil              Nil           $125,000
Officer              1998     $40,714     Nil         Nil              Nil           $ 12,416
Cameron Chell        1997       N/A       N/A         N/A              N/A             N/A
                     1998     $28,214     Nil         Nil              Nil           $  1,128
Past President       1997       N/A       N/A         N/A              N/A             N/A
Murray Korth         1998     $25,000     Nil         Nil              Nil           $  8,000
Vice President
Raghu Kilambi
=================================================================================================


                        FUTURELINK ALBERTA STOCK OPTIONS

There are no options to purchase FutureLink Alberta Class "A" Common Voting Shares as of the date hereof.


                       INDEBTEDNESS OF FUTURELINK ALBERTA
                    DIRECTORS, EXECUTIVE AND SENIOR OFFICERS

Management of FutureLink Alberta is not aware of any indebtedness outstanding by, or any guarantees, support agreements, letters of credit or other similar arrangements provided by FutureLink Alberta or any of its subsidiaries to, any of the directors, executive officers or senior officers of FutureLink Alberta or any of their associates at any time since the date of incorporation of FutureLink Alberta.


                  INTERESTS OF MANAGEMENT OF FUTURELINK ALBERTA
                       AND OTHERS IN MATERIAL TRANSACTIONS

The directors, officers and principal shareholders of FutureLink Alberta (and the known associates and affiliates of such persons) have no direct or indirect interest in any material transaction involving FutureLink Alberta since its incorporation except as disclosed elsewhere herein. Cameron Chell has an interest in the contracts with Willson Stationers Ltd. and JAWS Technologies Inc. Cameron Chell is the Chief Executive Officer of Willson Stationers Ltd. He also is a shareholder, officer and director of a corporation which has an option to subscribe for shares, if paid for, will result in a 50% interest being acquired in Willson Stationers Ltd. Both Cameron Chell and Robert Kubbernus have an interest in the JAWS Technologies Inc. contract. FutureLink Alberta provides IT services to JAWS Technologies Inc. Present value of the contract is approx. $3,000/month CDN. Both are officers and shareholders of JAWS Technologies Inc. Robert Kubbernus is a director. (See "Material Contracts of FutureLink Alberta").

                         PROMOTERS OF FUTURELINK ALBERTA

Cameron Chell may be considered to be the promoter of FutureLink Alberta under applicable securities laws by reason of having taken the initiative in founding and organizing the business and enterprise of FutureLink Alberta. Cameron Chell has had no direct or indirect interest in any material transaction involving FutureLink Alberta since its incorporation except as disclosed under "Interests of FutureLink Alberta Management and Others in Material Transactions" and elsewhere herein. From 1994 until May 1997, Cameron Chell was a registered representative of a brokerage firm in Calgary, Alberta. The brokerage firm was under the supervision of the Alberta Stock Exchange. In a Notice of Hearing, the Alberta Stock Exchange has alleged that Cameron Chell breached the provisions of the Securities Act (Alberta), the Rules of the Alberta Stock Exchange and various industry rules. The Notice of Hearing contains allegations that breaches occurred involving trades made by Coffee.com Interactive Cafe Corp (now known as "FutureLink Alberta") at a time when Cameron Chell was a promoter. No hearing has been held and no findings of fact or law have been made.


                DIVIDEND RECORD AND POLICY OF FUTURELINK ALBERTA

FutureLink Alberta has not paid any dividends on its TargetCo Securities and has no present intention of paying dividends on its TargetCo Securities. The future payment of dividends will be dependent upon the financial requirements of FutureLink Alberta to fund future growth, the financial condition of FutureLink Alberta and other factors the board of directors of FutureLink Alberta may consider appropriate in the circumstances.


                   CONFLICTS - INSIDERS OF FUTURELINK ALBERTA

The directors of FutureLink Alberta are engaged and will continue to be engaged in other computer related projects. Conflicts of interest, if any, which arise will be subject to and governed by procedures prescribed by the ABCA which require a director or officer of a corporation who is a party to, or is a director or an officer of, or has a material interest with any person who is a party to, a material contract or proposed material contract with FutureLink Alberta to disclose his interest and, in the case of directors, to refrain from voting on any matter in respect of such contract unless otherwise permitted under the ABCA. Cameron Chell has an interest in Willson Stationers Ltd. and JAWS Technologies Inc. Robert Kubbernus has an interest in JAWS Technologies Inc. (See "Interest of Management of FutureLink Alberta and Others in Material Transactions" and "Material Contracts of FutureLink Alberta")


                    MATERIAL CONTRACTS OF FUTURELINK ALBERTA

Except for contracts entered into by FutureLink Alberta in the ordinary course of business or otherwise disclosed herein, the only material contracts entered into by FutureLink Alberta since incorporation which can reasonably be regarded as being material are as follows:

1.      the TargetCo Acquisition Agreement dated September 26, 1998.

2. FutureLink Alberta entered into agreement with Fundcorp Financial Inc.("Fundcorp") effective December 19, 1997. Fundcorp was obliged to use best efforts to assist FutureLink Alberta over a 60 month period in obtaining, structuring, negotiating and settling the terms of Financing Arrangements (as defined). Fundcorp was to manage the development of a FutureLink Alberta finance division and its documentation and related structure. Fundcorp was to provide management counsel and assist in placing strategic planning. In consideration, FutureLink Alberta agreed to pay Fundcorp: (a) cash payments equal to 1% of amounts provided to FutureLink Alberta from time to time pursuant to Financing Arrangements paid to Fundcorp net of any advances paid to Fundcorp; (b) cash payments equal to 1/3 of the operating profits of the FutureLink Alberta finance division; (c) cash payments of all out of pocket costs; (d) issuance of 250,000 warrants upon signing of the agreement. Each warrant entitled Fundcorp to acquire 1 freely tradable Class "A" Common Voting Shares of FutureLink Alberta for each warrant redeemed. Fundcorp agreed not to exercise their warrants for a 12 month period from the date of the agreement unless otherwise requested by FutureLink Alberta. Provided that the agreement has not been cancelled, FutureLink Alberta also agreed to issue an additional 250,000 warrants upon the signing of the agreement. Each of these warrants entitled Fundcorp to acquire 1 Class "A" Common Voting Share of FutureLink Alberta for each warrant redeemed not freely tradable for a 1 year period from the signing of the agreement. The price of the warrants is $0.75/share CDN. The liability pursuant to this agreement is unknown. The management of FutureLink Alberta have represented to FutureLink USA that Fundcorp has not met its obligations under the terms of the agreement and that the agreement should be cancelled along with the obligations with respect to the 500,000 warrants. The Class "A" Common Voting Shares which might be issuable to Fundcorp pursuant to this agreement have not been included in this Offer because: (a) the dispute with Fundcorp with respect to the performance under the agreement; (b) there may not be an appropriate registration and prospectus exemption to issue the warrants; and (a) the Offer is only being made to Alberta residents. Fundcorp is a British Columbia resident.

3. A share acquisition agreement dated January 20, 1998, between the Corporation, FutureLink Alberta, Cameron Chell, Linda Carling, Gerald Albert, Bernie March and Colleen Rudolph whereby FutureLink USA agreed to acquire 1,540,000 Class "A" Common Voting shares of FutureLink Alberta in consideration of the issuance of 1,540,000 FutureLink USA Common Shares. The shares were issued subject to the Escrow Agreement (January 20). The agreement provided that 3,500,000 FutureLink USA Common Shares would be issued to various employees for the par value of $3,500 USD. FutureLink Alberta was added as a party for the purpose of making representations and warranties to induce FutureLink USA to enter into the agreement.

4. Willson Stationers Ltd. Contract. Willson Stationers Ltd. signed the standard service provider agreement. The contract is material because of the potential size of the transaction and because of the relationship with Cameron Chell. Mr. Chell is the Chief Executive Officer of Willson Stationers Ltd. He also is a shareholder, officer and director of a corporation which has an option to subscribe for shares, if paid for, will result in a 50% interest being acquired in Willson Stationers Ltd.

5. JAWS Technology Inc. Contract. JAWS Technology Inc. has signed the standard service provider agreement. The contract value is approx. $3,000 CDN per month. It is material because of the interest of Cameron Chell and Robert Kubbernus. Both are officers and shareholders. Robert Kubbernus is a director.

                       LAWSUITS AGAINST FUTURELINK ALBERTA

The following sets out the lawsuits against FutureLink Alberta:

1. 554495 Alberta Ltd. commenced an action against Coffee.com Interactive Cafe Corp. (now known as "FutureLink Alberta") in October 1997 in the Court of Queen's Bench of Alberta, Judicial District of Calgary, Action #9701-15514. The action relates to a purported lease agreement with respect to space in Calgary. The Plaintiff seeks judgement an amount in excess of $285,000 CDN. FutureLink Alberta has defended and counterclaimed. The parties are to proceeding to discovery of corporate officers.

2. Palmer Jarvis Inc. commenced an action against FutureLink Alberta in June 1998 in the Court of Queen's Bench of Alberta, Judicial District of Calgary, Action # 9801-07637. The action relates to a claim for unpaid public relations and marketing services of approx. $34,000 CDN. FutureLink Alberta disputes the claim.


                         AUDITORS OF FUTURELINK ALBERTA

The auditors of FutureLink Alberta were Halpin Antony Owen Mayer, Chartered Accountants, 1167 Kensington Crescent NW, Calgary, Alberta T2N 1X7 for the fiscal period ended December 31, 1997. FutureLink Alberta has retained Ernst & Young, 1300, 707 - 7th Street, S.W., Calgary, Alberta, T2P 0H6 to audit the financial statements for the fiscal period ending December 31, 1998.


           RISK FACTORS RELATED TO THE BUSINESS OF FUTURELINK ALBERTA

In addition to the factors relating to FutureLink Alberta's business described herein, the following factors should be considered:

CREDITWORTHINESS OF CLIENTS

The value of FutureLink Alberta's computer equipment, software, and intellectual property thereto may depend on the credit and financial stability of FutureLink Alberta's customers. FutureLink Alberta's projected income would be adversely affected if a significant number of customers were to be unable to meet their obligations to FutureLink Alberta or if FutureLink Alberta were unable to continue to collect its accounts receivable. In the event of default by customers, FutureLink Alberta may experience delays in enforcing its rights as a vendor and may incur substantial costs in protecting its investment.

START-UP COMPANY

The business of FutureLink Alberta should be considered highly speculative due to its present stage of development. FutureLink Alberta does not have a history of earnings nor has it sufficiently diversified such that it can mitigate the risks associated with its planned activities. FutureLink Alberta has limited cash and other assets and a limited business history. Securityholders must rely solely upon the ability, expertise, judgment, discretion, integrity and good faith of FutureLink Alberta's management in all aspects of the development and implementation of FutureLink Alberta's business strategy.

SPECULATIVE NATURE OF COMPUTER BUSINESS

The acquisition and management of computer services may result in a failure to produce income or revenue. Moreover, the industry is subject to significant risk factors including changes in general economic conditions, competition from other properties, the failure of customer to meet their obligations and other operating costs.

COMPETITION

The market for IT services is very competitive because of the large number of competitors and the rapidly changing environment. Primary competitors include participants from a variety of market segments, including "Big Five" accounting firms, systems consulting and implementation firms, application software firms, service groups of computer equipment companies, facilities management companies, general management consulting firms and programming companies. Many of these competitors have significantly greater financial, technical and marketing resources and greater name recognition than FutureLink Alberta. In addition, FutureLink Alberta competes with its clients internal resources, particularly where these resources represent a fixed cost to the client. Such competition may impose additional pricing pressures on FutureLink Alberta. These can be no assurances that FutureLink Alberta will compete successfully with its existing competitors or with any new competitors.

RAPID TECHNOLOGICAL CHANGE; DEPENDENCE ON NEW SOLUTIONS

FutureLink Alberta's success will depend in part on its ability to develop IT solutions that keep pace with continuing changes in IT, evolving industry standards and changing client preferences. There can be no assurance that FutureLink Alberta will be successful in adequately addressing these developments on a timely basis or that, if these developments are addressed, FutureLink Alberta will be successful in the marketplace. In addition, there can be no assurance that products or technologies developed by others will not render FutureLink Alberta's services uncompetitive or obsolete. FutureLink Alberta's failure to address these developments could have a material adverse effect on FutureLink Alberta's business, operating results and financial conditions.

ATTRACTION AND RETENTION OF EMPLOYEES

FutureLink Alberta's business involves the deliver of professional services and is labor-intensive. FutureLink Alberta's success depends in large part upon its ability to attract, develop, motivate and retain highly skilled technical employees. Qualified technical employees are in great demand and are likely to remain a limited resource for the foreseeable future. There can be no assurance that FutureLink Alberta will be able to attract and retain sufficient numbers of highly skilled technical employees in the future. FutureLink Alberta has historically experienced turnover rates which it believes are consistent with industry norms. An increase in this rate could have a material adverse effect on FutureLink Alberta's business, operating results and financial condition, including its ability to secure and complete engagements.

PROJECT RISKS

Many of FutureLink Alberta's engagements involve projects that are critical to the operations of its clients businesses and provide benefits that may be difficult to quantify. FutureLink Alberta's failure or inability to meet a client's expectations in the performance of its services could result in a material adverse change to the client's operations and therefore could give rise to claims against FutureLink Alberta or damage FutureLink Alberta's reputation, adversely affecting its business, operating results and financial condition.

DIVIDENDS

Since incorporation FutureLink Alberta has not paid any dividends on its outstanding TargetCo Common Shares and has no present intention to pay dividends thereon. (See "FutureLink Alberta" - Dividend Record and Policy").


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the FutureLink USA's consolidated financial statements and the related notes thereto and the other financial information included elsewhere in this Circular. When used in the following discussions, the words "believes", "anticipates", "intends", "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected, including, but not limited to, those set forth in "Risk Factors". Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.

JUNE 30, 1998 VS. JUNE 30, 1997 - FUTURELINK USA

On January 20, 1998, Core Ventures, Inc. (now known as FutureLink Distribution Corp.) acquired a 48% (now 46%) interest in FutureLink Alberta. FutureLink Alberta is the world's first computing utility and specializes in providing IT services to mid-sized companies. FutureLink USA accounts for its investment in FutureLink Alberta using the equity method for accounting for investments. In the six months ended June 30, 1998, FutureLink USA incurred $71,076 USD of administration expenses in administering its 46% investment in FutureLink Alberta. In addition, FutureLink USA recorded an increase on its share capital of $60,200 USD related to the forgiveness of a loan to the company by a shareholder. FutureLink USA's equity in FutureLink Alberta losses during this period was $411,316 USD. FutureLink USA has no revenues or expenses in the similar period in 1997.

LIQUIDITY AND CAPITAL RESOURCES - FUTURELINK USA

FutureLink USA raised $1,351,602 USD in equity and advances from shareholders. FutureLink USA has invested $1,680,575 USD in FutureLink Alberta in advances and purchases of FutureLink Alberta shares. As at June 30, 1998, FutureLink USA's investment in FutureLink Alberta had a book value (net of its equity loss) of $1,269,259 USD. FutureLink USA had liabilities of $529,783 USD representing accounts payable and accrued liabilities and advances from shareholders of $504,802 USD. The $504,802 USD advance was converted to equity in July 1998.

FISCAL 1997 VS. FISCAL 1996 - FUTURELINK USA

For the year ended December 31, 1997, revenues were $0 compared to $0 in the year ended December 31, 1996, as FutureLink USA had no active operations. Operating expenses increased from $115,189 USD to $122,049 USD as FutureLink USA unsuccessfully attempted to acquire the operations of Printscan Technologies Inc. Share capital in excess of par increased $39,494 USD as a result of the forgiveness of a loan from a shareholder. Other non-operation losses in 1997 included the write-off of mining assets recorded on the balance sheet at a book value of $515,000 USD and a loss of a non-refundable deposit of $100,000 USD related to the failed attempt to acquire the assets of Printscan Technologies Inc.

LIQUIDITY AND CAPITAL RESOURCES - FUTURELINK USA

In 1997, FutureLink USA raised $170,000 USD from the issuance of common shares. These funds were used to pay operating administration expenses and the non-refundable deposit in the failed attempt to acquire the assets of Printscan Technologies Inc. At the end of 1997, FutureLink USA had no recorded assets and current account payables were $23,932 USD.

1996 - FUTURELINK USA

FutureLink USA has been an inactive company for a number of years. In 1996, FutureLink USA incurred nominal administrative expenses of $6,864 USD in maintaining the FutureLink USA legal entity.

LIQUIDITY AND CAPITAL RESOURCES - FUTURELINK USA

FutureLink USA received shareholder advances of $3,602 USD in 1996 and ended the year with mining assets with a book value of $515,000 USD and liabilities (accounts payable and accrued liabilities and shareholder advances) of $11,377 USD.

JUNE 30, 1998 VS. JUNE 30, 1997 - FUTURELINK ALBERTA

In January 1998, FutureLink USA acquired a significant interest in FutureLink Alberta with plans to acquire the rest of FutureLink Alberta later in 1998 via a takeover bid to minority shareholders. During the first six months of 1998, FutureLink Alberta launched its information technology services business focused on distribution thin client technology. In the six months ended June 30, 1998, FutureLink Alberta recognized revenues of $30,675 CDN from information technology services and hardware/software sales. Operating expenses were $1,096,052 CDN in the six months ended June 30, 1998, versus $160,775 CDN of operating expenses in the six months ended June 30, 1997. The tremendous increase in operating expenses in 1998 vs. 1997 can be attributed to an increase in office premises, administration, marketing and technical management, marketing efforts and the addition of employees in conjunction with the launch of FutureLink Alberta's IT services business. In addition, in July 1998, FutureLink Alberta discontinued its web page development activities and sold its interest in the business to NextClick Ltd. in exchange for a 50% equity interest. This equity was recorded at $1.00 CDN in its books and records.

LIQUIDITY AND CAPITAL RESOURCES - FUTURELINK ALBERTA

During the six months ended June 30, 1998, FutureLink Alberta raised $2,193,198 CDN of financing which included $333,775 CDN of common share equity financing and $1,859,423 CDN of shareholder advances from FutureLink USA. The financing helped fund $1,492,710 CDN of operating activities and $370,173 CDN of capital asset investments. As of June 30, 1998, FutureLink Alberta had $232,971 CDN of cash, $143,703 CDN of net working capital, capital assets of $515,050 CDN and long-term liabilities of $1,891,401 CDN (including shareholder loans and capital leases).

FISCAL 1997 VS. FISCAL 1996 - FUTURELINK ALBERTA

During the fiscal 1997 year, there was a shift in FutureLink Alberta's business as the interactive cafe initiative was discontinued in favour of distribution of computing services to businesses via thin client networks. In 1997, FutureLink Alberta had nominal interest income of $4,820 CDN versus $2,752 CDN in 1996. FutureLink Alberta had operating expenses of $805,568 CDN, with consulting expenses of $401,320 CDN being the major category of expense. Operating expenses in 1997 increase tremendously from 1996 levels of $200,845 CDN as FutureLink Alberta increased its development expenditures with respect to the distribution of information technology services and ceased its interactive cafe development expenditures. FutureLink Alberta's discontinued web page development activities had a net loss of $14,179 CDN in 1997.

LIQUIDITY AND CAPITAL RESOURCES - FUTURELINK ALBERTA

In fiscal 1997, FutureLink Alberta raised $593,454 CDN of equity and debt financing to help fund operating activities of $392,897 CDN (net of working capital decrease) and capital asset purchases of $279,523 CDN. At December 31, 1997, FutureLink Alberta had cash of $10,886 CDN, a working capital deficit of $413,508 CDN and capital assets of $239,330 CDN. In addition, FutureLink Alberta had long term debt obligations (including capital leases) of $106,753 CDN.

FISCAL 1996 - FUTURELINK ALBERTA

FutureLink Alberta commenced operations as 689936 Alberta Ltd. In March 1996, FutureLink Alberta was initially focused on developing a chain of internet cafes focused on exposing and distributing new information technology to consumers. From the date of commencement of operations to December 31, 1996, FutureLink Alberta had nominal interest income of $2,752 CDN and incurred $200,845 CDN of operating expenses in developing the interactive cafe business model. $109,625 CDN of the expenses were for consultants who assisted the company in developing its business model and planning its internet cafes.

LIQUIDITY AND CAPITAL RESOURCES - FUTURELINK ALBERTA

In 1996, FutureLink Alberta raised $370,329 CDN in equity financing. In addition to funding $269,817 CDN of operations, the company loaned $104,500 CDN to a company owned by a director. The loan was repaid in 1997. As of December 31, 1996, FutureLink Alberta had $89,852 CDN of cash, $104,500 CDN of notes receivables and $10,545 CDN of other assets. FutureLink Alberta had $40,458 CDN of trade payables and accrued liabilities as of December 31, 1996.

8 MONTHS ENDED JUNE 30, 1998 COMPARED TO 8 MONTHS ENDED JUNE 30, 1997 - FUTURELINK/SYSGOLD LTD. (FORMERLY RIVERVIEW MANAGEMENT CORPORATION)

For the 8 months ended June 30, 1998, revenues increased $2,351,872 CDN (43%) to $7,844,545 CDN from $5,492,673 CDN recorded in the 8 months ended June 30, 1997. This increase resulted from several factors. The number of major clients increased by 13 (29%) to 58 from 45. The number of staff increased by 28 (58%) to 76 from 48. Revenue from system consulting rose by $1,369,761 CDN (48%) to $4,232,998 CDN from $2,863,237 CDN for the same period in the previous fiscal year. Hardware and software sales increased by $1,369,761 CDN (47%) to $3,611,356 CDN from $2,628,850 CDN for the same period in the previous fiscal year. Hardware and software purchases rose proportionately by $911,046 CDN (38%) to $3,314,946 CDN from $2,403,900 CDN. The major cost of system consulting revenue - system consultant salaries, benefits, and contract costs increased by $1,283,238 CDN (58%) to $3,500,311 CDN from $2,217,073 CDN. This greater than proportional increase in staffing costs rose from competitive pressure on staff salaries. General and administrative expenses increased by $332,435 CDN (76%) to $769,665 CDN (9.8% of revenue) from $437,230 CDN (8.0% of revenue) in the prior year. This increase in overhead costs occurred because FutureLink/Sysgold Ltd. had to add supervisory, purchasing and administrative staff to handle larger number of consultants. Advertising and Promotional costs went up by $33,380 CDN (64%) to $85,851 CDN (1.1% of revenue) from $52,471 CDN (1.0% of revenue) for the same period.

After provision for income taxes, and minority interest FutureLink/Sysgold Ltd. recorded a decrease in net earnings of $33,668 CDN to $143,716 CDN for the 8 months ended June 30, 1998, compared to $177,384 CDN for the 8 months ended June 30, 1997.

LIQUIDITY AND CAPITAL RESOURCES - FUTURELINK/SYSGOLD LTD.
(FORMERLY RIVERVIEW MANAGEMENT CORPORATION)

During the 8 months ended June 30, 1998, FutureLink/Sysgold Ltd. increased working capital by $369,033 CDN. FutureLink/Sysgold Ltd. acquired computer hardware and equipment under capital leases in the amount of $72,264 CDN, repaid debt and capital lease obligations of $26,699 CDN and paid dividends of $46,000 CDN.

The total cash outflows were financed by $177,007 CDN in cash from operations, $126,454 CDN in shareholder advances, a decrease in cash of $37,931 CDN and bank indebtedness of $174,124 CDN.

As at June 30, 1998, FutureLink/Sysgold Ltd. had current assets of $1,545,042 CDN, capital assets of $206,577 CDN and total liabilities of $1,498,433 CDN.

FISCAL YEAR 1997 AS COMPARED TO FISCAL YEAR 1996 - FUTURELINK/SYSGOLD LTD. (FORMERLY RIVERVIEW MANAGEMENT CORPORATION)

For the year ended October 31, 1997, revenues increased $4,233,532 CDN (80%) to $9,520,789 CDN from $5,287,257 CDN recorded in the year ended October 31, 1996. This increase resulted from several factors. The number of major clients increased by 9 (22%) to 49 from 40. The number of staff increased by 21 (60%) to 58 from 35. FutureLink/Sysgold Ltd.'s client base spent more on expansion of their management information systems in 1997 compared to 1996. Hardware and software sales increased by $1,961,878 CDN (66%) to $4,929,610 CDN from $2,967,732 CDN the previous fiscal year. Cost of goods sold rose proportionately by $1,776,779 CDN (65%) to $4,500,816 CDN from $2,724,037 CDN. The major cost of system consulting revenue - system consultant salaries, benefits, and contract costs increased by $1,921,208 CDN (100%) to $3,835,563 CDN from $1,914,355 CDN.
This greater than proportional increase in staffing costs arose mainly from competitive pressure on staff salaries, prior to revenue contract renewal dates with clients. Advertising and Promotional costs went up by $55,467 CDN (130%) to $97,897 CDN (1.0% of revenue) from $42,430 CDN (0.8% of revenue) the previous fiscal year. This low marketing cost basically reflected FutureLink/Sysgold Ltd.'s policy of obtaining new customers by reference from staff and clients. General and administrative expenses increased by $217,975 CDN (39%) to $773,921 CDN (8.1% of revenue) from $555,946 CDN (10.5% of revenue) in the prior year. This increase in overhead costs occurred generally because FutureLink/Sysgold Ltd. added supervisory, purchasing and administrative staff to handle its larger number of consultants. As well, a favorable tenant sub-lease ended and Riverview Management Corporation moved, incurred increased rent costs of $48,000 CDN, additional furniture rent and lease costs of $28,000 CDN and telephone cost of $11,000 CDN. After provision for income taxes, and minority interest FutureLink/Sysgold Ltd. recorded an increase in profit of $114,635 CDN (430%) to $141,311 CDN for the year ended October 31, 1997 compared to $26,676 CDN for the year ended October 31, 1996.

LIQUIDITY AND CAPITAL RESOURCES OF FUTURELINK/SYSGOLD LTD.
(FORMERLY RIVERVIEW MANAGEMENT CORPORATION)

During the year ended October 31, 1997, FutureLink/Sysgold Ltd. increased working capital by $42,438 CDN. FutureLink/Sysgold Ltd. acquired computer hardware and equipment under capital leases in the amount of $209,251 CDN, repaid debt and capital lease obligations of $21,807 CDN and paid dividends of $46,000 CDN.

The total cash outflows were financed by $251,419 CDN in cash from operations, $104,376 CDN in loan proceeds. A surplus of $28,588 CDN was applied to cash balances.

As at October 31, 1997, FutureLink/Sysgold Ltd. had current assets of $1,424,159 CDN, capital assets of $202,833 CDN and total liabilities of $1,434,773 CDN.


                     ACQUISITION OF SECURITIES NOT DEPOSITED

COMPULSORY ACQUISITION

If within 120 days after the date hereof, the Offer has been accepted by holders of not less than 90% of the TargetCo Securities which are the subject of the Offer, other than TargetCo Securities held on the date of the Offer by or on behalf of FutureLink USA or its affiliates and associates (as defined in the ABCA), and FutureLink USA acquires such deposited securities, FutureLink USA intends, to the extent possible, to acquire the remainder of the securities on the same terms as securities of such class were acquired under the Offer pursuant to the provisions of the ABCA.

To exercise such statutory right, FutureLink USA must give notice (the "Offeror's Notice") to each holder of TargetCo Securities who did not accept the Offer (and each person who subsequently acquires any such securities) (in each case a "Dissenting Offeree") and to the Director under the ABCA of such proposed acquisition on or before the earlier of 60 days from the Expiry Time and 180 days from the date of the Offer. Within 20 days of giving the Offeror's Notice, FutureLink USA must pay or transfer to TargetCo the consideration FutureLink USA would have had to pay or transfer to the Dissenting Offerees if they had elected to accept the Offer, to be held in trust for the Dissenting Offerees. In accordance with section 184 of the ABCA, within 20 days after receipt of the Offeror's Notice, each Dissenting Offeree must send the certificates representing the applicable securities held by such Dissenting Offeree to TargetCo, and may elect either to transfer such securities to FutureLink USA on the terms of the Offer or to demand payment of the fair value of such securities held by such holder by so notifying FutureLink USA. If a Dissenting Offeree has elected to demand payment of the fair value of such securities, FutureLink USA may apply to a court having jurisdiction to hear an application to fix the fair value of such securities of that Dissenting Offeree. If FutureLink USA fails to apply to such court within 20 days after it made the payment or transferred the consideration to TargetCo referred to above; the Dissenting Offeree may then apply to the court within a further period of 20 days to have the court fix the fair value. If there is no such application by the Dissenting Offeree within such period, the Dissenting Offeree will be deemed to have elected to transfer such securities to FutureLink USA on the terms of the Offer. Any judicial determination of the fair value of the securities could be more or less than the amount paid pursuant to the Offer.

THE FOREGOING IS A SUMMARY ONLY. REFERENCE IS MADE TO SECTION 184 OF THE ABCA, THE TEXT OF WHICH IS ATTACHED AS EXHIBIT "F" TO THIS CIRCULAR. THE SECTION IS COMPLEX AND MAY REQUIRE STRICT ADHERENCE TO NOTICE AND TIMING PROVISIONS, FAILING WHICH SUCH RIGHTS MAY BE LOST OR ALTERED. PERSONS WHO WISH TO BE BETTER INFORMED ABOUT THESE PROVISIONS SHOULD CONSULT THEIR LEGAL ADVISORS.

SUBSEQUENT TRANSACTIONS

If the foregoing statutory right of acquisition is not available, FutureLink USA intends to consider other means of acquiring, directly or indirectly, all of the equity interest in TargetCo available in accordance with applicable law, including a subsequent acquisition transaction. In order to effect a subsequent acquisition transaction, FutureLink USA may seek to cause a special meeting of the securityholders to be called to consider an amalgamation, statutory arrangement or other transaction involving FutureLink USA and/or an affiliate of FutureLink USA and TargetCo and/or the securityholders of TargetCo for the purposes of TargetCo becoming, directly or indirectly, a wholly-owned subsidiary of FutureLink USA or effecting an amalgamation or merger of TargetCo's business and assets with or into FutureLink USA and/or an affiliate of FutureLink USA (referred to as a "subsequent acquisition transaction"). Depending upon the nature and terms of the subsequent acquisition transaction, the approval of at least 66 2/3% of the votes cast by holders of the outstanding TargetCo Securities may be required at a meeting duly called and held for the purpose of approving the subsequent acquisition transaction. FutureLink USA would cause TargetCo Securities acquired under the Offer to be voted in favour of such a transaction.

In certain types of subsequent acquisition transactions, the holders of TargetCo Securities may have the right to dissent under the ABCA and to be paid fair value for their securities, with such fair value to be determined by a court. The fair value of securities so determined could be more or less than the amount paid pursuant to the Offer or the subsequent acquisition transaction. Any such judicial determination of the fair value of the TargetCo Securities could be based upon considerations other than, or in addition to, the market price, if any, of the TargetCo Securities.

The methods of acquiring the remaining outstanding TargetCo Securities described above, other than the statutory right of acquisition under the ABCA, would be a "going private transaction" within the meaning of the regulations to the Securities Act (Ontario) and Policy 9.1 if such method would result in the interest of a holder of TargetCo Securities (the "affected securities") being terminated without the consent of the holder and without the substitution therefor of an interest of equivalent value in a participating security of TargetCo, a successor to the business of TargetCo or a person who controls TargetCo or, in the case of Policy 9.1, a person who controls a successor to the business of TargetCo. The subsequent acquisition transaction is expected to be a "related party transaction" for purposes of Policy 9.1.

Policy 9.1 provides that, unless exempted, a corporation proposing to carry out a going private transaction or a related party transaction is required to prepare a valuation of the affected securities (and any non-cash consideration being offered therefor) and provide to the holders of the affected securities a summary of such valuation. In connection therewith, FutureLink USA intends to rely on any exemption then available or to seek waivers pursuant to Policy 9.1, if necessary, from the Ontario Securities Commission (the "OSC") exempting FutureLink USA or TargetCo, as appropriate, from the requirement to prepare a valuation in connection with the subsequent acquisition transaction and permitting the subsequent acquisition transaction in accordance with the current provisions of Policy 9.1, to be approved by a majority of votes cast at a meeting of securityholders held to approve the subsequent acquisition transaction, including votes cast in respect of TargetCo Securities acquired under the Offer.

Policy 9.1 would also require that, in addition to any other required securityholder approval, in order to complete a going private transaction or a related party transaction, the approval of a simple or two-thirds majority (depending on the nature of the transaction) of the votes cast by "minority" holders of the affected securities be obtained. The necessary level of securityholder approval required to complete a going private transaction or related party transaction, in the event that the median of the range of values for the affected securities is not less than the median of the range of values for the consideration offered therefor under the Offer or in the absence of a requirement for a valuation, is a simple majority of the votes cast by "minority" holders of the affected securities and, otherwise, is 66 2/3% of the votes cast by "minority" holders of the affected securities. In relation to the Offer and any subsequent going private or related party transaction, unless an exemption is available or discretionary relief is granted by the OSC, as required, the "minority" holders will be considered to be all holders of TargetCo Securities, other than FutureLink USA, its directors and senior officers or any associate or affiliate of FutureLink USA or its directors or senior officers or any person or company acting jointly or in concert with FutureLink USA or any of its directors or senior officers in connection with the Offer or the subsequent acquisition transaction. However, Policy 9.1 also provides that FutureLink USA may treat TargetCo Securities acquired pursuant to the Offer as "minority" shares and to vote them, or to consider them voted, in favour of such going private or related party transaction if the consideration per security in the going private or related party transaction is at least equal in value to the consideration paid under the Offer. FutureLink USA presently intends that the consideration offered under any subsequent acquisition transaction proposed by it would be identical to the consideration offered under the Offer. Under Policy 9.1, if following the Offer, FutureLink USA and its affiliates are the registered holders of 90% or more of the TargetCo Securities at the time the going private or related party transaction is initiated, the requirement for minority approval would not apply to the transaction if a statutory dissent and appraisal remedy is available to the minority shareholders or if a substantially equivalent enforceable right is made available to the minority shareholders.

If FutureLink USA decides not to effect a compulsory acquisition or propose a subsequent acquisition transaction involving TargetCo, or proposes a subsequent acquisition transaction but cannot promptly obtain any required approval, FutureLink USA will evaluate its other alternatives. Such alternatives could include, to the extent permitted by applicable law, purchasing additional TargetCo Securities in privately negotiated transactions or in another take-over bid or taking no further action to acquire additional TargetCo Securities. Any additional Purchases of TargetCo Securities could be at a price greater than, equal to or less than the price to be paid for TargetCo Securities under the Offer and could be for cash and/or FutureLink USA Common Shares or other consideration. Alternatively, FutureLink USA may sell or otherwise dispose of any or all TargetCo Securities acquired pursuant to the Offer or otherwise. Such transactions may be effected on terms and at prices then determined by FutureLink USA, which may vary from the price paid for TargetCo Securities under the Offer.


                     MATERIAL CHANGES AND OTHER INFORMATION

FutureLink USA has no information which indicates any material change in the affairs of TargetCo since the date of the last published financial statements of TargetCo, other than as disclosed herein. FutureLink USA has no knowledge of any other matter that has not previously been generally disclosed but which would reasonably be expected to affect the decision of TargetCo Securityholders to accept or reject the Offer.

                   CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Wolff Leia Huckell, counsel to FutureLink USA ("Canadian Counsel"), the following is a general summary of the principal Canadian federal income tax consequences applicable to Canadian resident holders of TargetCo Securities who: (a) hold their TargetCo Securities and will hold their FutureLink USA Common Shares as capital property; (b) deal at arm's length with FutureLink USA prior to the exchange; and (c) will not, either alone or together with persons with whom they do not deal at arm's length, either control FutureLink USA or own FutureLink USA Common Shares having a fair market value which exceeds 50% of the fair market value of all outstanding FutureLink USA Common Shares following the exchange. This summary has been prepared by reference to the Income Tax Act (Canada), as amended ("Tax Act"), the Income Tax Regulations (the "Regulations"), all published proposals from the Government of Canada to enact specific amendments to the Tax Act or to the Regulations and Counsel's understanding of the current administrative practices of Revenue Canada, Taxation. This summary does not otherwise take into account or anticipate changes in the Tax Act, the Regulations or the administrative practice of Revenue Canada, Taxation. Furthermore, the individual circumstances of holders of TargetCo Securities may vary and this summary is general in nature. Specifically, this summary does not consider the income tax legislation of countries other than Canada, or of the provinces of Canada.

TargetCo Securities and FutureLink USA Common Shares will generally constitute capital property to a holder thereof unless such holder holds such TargetCo Securities or FutureLink USA Common Shares in the course of carrying on a business of trading or dealing in securities or has acquired such TargetCo Securities or FutureLink USA Common Shares as an adventure in the nature of trade.

DISPOSITION OF TARGETCO SECURITIES

A holder of TargetCo Securities will be deemed to have disposed of his TargetCo Securities for proceeds of disposition equal to the fair market value of the FutureLink USA Common Shares (OTC-BB share price/appraised value) and not his adjusted cost base of the TargetCo Securities. Consequently, a holder of TargetCo Securities must report and recognize a capital gain or a capital loss in his return for the year in which the exchange is made. In such circumstances, the FutureLink USA Common Shares acquired will not be deemed to have a cost equal to the adjusted cost base of the TargetCo Securities disposed of. The adjusted cost base of all FutureLink USA Common Shares to a particular shareholder is their average acquisition cost. Three-quarters of such capital gain (the "taxable capital gain") must be included in income while three-quarters of any capital loss (the "allowable capital loss") may be used to offset taxable capital gains in the year of disposition. Any allowable capital loss, which is not so applied, may be carried back to any of the three prior years or forward to any subsequent year to offset taxable capital gains.

Shareholders who acquired FutureLink Alberta Class "A" Common Voting Shares pursuant to the exercise of employee stock options will be taxed in a different fashion than other holders of Class "A" Common Voting Shares of FutureLink Alberta. FutureLink Alberta would be considered to be a "Canadian controlled private corporation" until January 20, 1998. FutureLink Alberta would not be considered to be a "Canadian controlled private corporation" after January 20, 1998. Generally, subject to subsection 7(1.1), subsection 7(1) applies when a corporation agrees to sell or issue shares of that corporation to an employee. Except where subsection 7(1.1) applies, an employee who exercises a stock option and acquires shares is generally required to include in employment income, in the taxation year in which the shares are acquired, a benefit equal to the fair market value of the shares at the time the shares are acquired by the employee minus any amount paid or payable by the employee of the corporation for the shares and any amount paid by the employee to acquire the right to acquire the shares. Shares issued pursuant to stock option plans which were in place prior to January 20, 1998 (whether issued after January 20, 1998 or not) will be entitled to: (a) the relief set out in subsection 7(1.1); (b) the relief provided by subsection 7(1.5) where applicable; and (c) the deduction under paragraph 110(1)(d.1). Shares issued pursuant to stock option plans entered into after January 20, 1998 will not be entitled to the relief just described. In addition to the potential employment benefit tax, the employee must determine if any capital gain or loss results on the disposition of such shares. Subsection 7(1.5) could defer the tax on the employment benefit resulting from the exercise of the stock option. This could result in double taxation. Each employee should seek specific tax advice with respect to their individual situation.

COMPULSORY ACQUISITION

The consequences under the Tax Act of any compulsory acquisition of TargetCo Securities will depend upon the consideration offered by FutureLink USA in respect thereof. Generally speaking, to the extent that TargetCo Securities are acquired for FutureLink USA Common Shares the consequences to former holders will be as set out above. To the extent that any compulsory acquisition is entirely for cash, former holders of TargetCo Securities will recognize a capital gain, or sustain a capital loss, in an amount by which such cash exceeds, or is exceeded by, the adjusted cost base of such TargetCo Securities

SUBSEQUENT ACQUISITION TRANSACTION

The consequences under the Tax Act of any subsequent acquisition transaction will depend upon the nature of such transaction. Generally speaking, the following comments in respect of a subsequent acquisition transaction may be relevant to holders of TargetCo Securities who are either resident in Canada or whose TargetCo Securities constitute taxable Canadian property, who deal at arm's length with FutureLink USA and who hold such TargetCo Securities as capital property for the purposes of the Tax Act.

Any mandatory acquisition of TargetCo Securities (other than by TargetCo) in consideration of cash will give rise to a capital gain or a capital loss to the extent that the amount of cash received exceeds, or is exceeded by, the adjusted cost base of the TargetCo Securities disposed of. To the extent that only FutureLink USA Common Shares are issued in respect of any such exchange, a disposing shareholder will be deemed to have disposed of his TargetCo Securities, and to have acquired his FutureLink USA Common Shares, for an amount equal to the fair market value of the FutureLink USA shares (whereupon a capital gain or a capital loss will be realized in respect of the TargetCo Securities).

To the extent that TargetCo Securities are acquired by TargetCo, a dividend will be deemed to have been paid thereon in the amount by which the amount received exceeds the paid up capital of such TargetCo Securities. Such dividend will generally be excluded from the former holder's proceeds of disposition for the purpose of computing such former holder's capital gain or capital loss.

The Canadian Federal Income Tax consequences set forth above are for general information only. Securityholders are urged to consult their own tax advisors to determine the particular tax effects to them of the Offer.

                                  LEGAL MATTERS

The opinions contained under "Canadian Federal Income Tax Considerations" have been provided by Wolff Leia Huckell, Barristers, Solicitors, Edmonton, Alberta, Canadian counsel to FutureLink USA. The opinions contained under "Distribution, Resale and Liquidity on Resale of TargetCo Securities" was provided by Wolff Leia and Huckell as it relates to Alberta securities laws. As of the date hereof, the members of Wolff Leia Huckell do not own any of the issued and outstanding FutureLink USA Common Shares or TargetCo Securities. The opinion contained under "Distribution, Resale and Liquidity on Resale of TargetCo Securities as it relates to US federal securities laws was provided by Jeffer, Mangels, Butler, & Marmaro LLP. As of the date hereof, the partners of the firm of Jeffer, Mangels, Butler & Marmaro LLP do not own any of the issued and outstanding FutureLink USA Common Shares or TargetCo Securities.


                                STATUTORY RIGHTS

Securities legislation in certain of the provinces and territories of Canada provides holders of TargetCo Securities with, in addition to any other rights they may have at law, rights of rescission or to damages, or both, if there is a misrepresentation in a circular or a notice that is required to be delivered to the holders of TargetCo Securities. However, such rights must be exercised within prescribed time limits. Holders of TargetCo Securities should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult with a lawyer.

                                    CONSENTS

                               CONSENT OF COUNSEL

Alberta Securities Commission


We hereby consent to the reference to our opinion contained under "Canadian Federal Income Tax Considerations" in the take-over bid circular accompanying the offer dated August 3, 1998 made by FutureLink USA to the holders of shares of FutureLink Alberta.

Edmonton, Alberta                      (signed) "Wolff Leia Huckell"
September 28, 1998                     -----------------------------
                                       WOLFF LEIA HUCKELL


                               CONSENT OF COUNSEL

Alberta Securities Commission


We hereby consent to the reference to our opinion contained under "Distribution, Resale and Liquidity of FutureLink USA Common Shares" in the take-over bid circular accompanying the offer dated September 28, 1998 made by FutureLink USA to the holders of shares of FutureLink Alberta.

Los Angeles, California         (signed) "Jeffer, Mangels, Butler & Marmaro LLP"
September 28, 1998              ------------------------------------------------
                                JEFFER, MANGELS, BUTLER & MARMARO LLP


                             CONSENT OF THE VALUATOR

To: Alberta Securities Commission

Dear Sirs:

We refer to the take-over bid circular dated September 28, 1998 relating to the offer by FutureLink USA to the holders of outstanding securities of FutureLink Alberta.

We consent to the use in the take-over bid circular of our report dated September 24, 1998 and effective June 30, 1998 respecting the valuation of FutureLink Distribution Corp. (an Alberta corporation). We have reviewed that portion of the take-over bid circular within which references are made and a summary is presented on our valuation and find that these references and summaries are consistent with that valuation. Based only on the foregoing, we have no reason to believe that there are any misrepresentations contained in the take-over bid circular concerning our report. We consent to the use of the summaries and other references to the report as may occur in the take-over bid circular.



                                     CST FINANCIAL SERVICES INC.


Calgary, Alberta                     PER:  (signed) "C.S. (Juneyt) Tirmandi"
September 28, 1998                        -------------------------------------
                                           C.S. (Juneyt) Tirmandi, C.A., C.B.V.

                                  ERNST & YOUNG
                             Chartered Accountants
                          1300, 707 - 7th Avenue, S.W.
                            Calgary, Alberta T2P 0H6



TO:  THE ALBERTA SECURITIES COMMISSION


                               CONSENT OF AUDITORS




We consent to the use of our audit report dated August 20, 1998 on the financial statements of FutureLink Distribution Corp. for the year ended December 31, 1997 in the takeover bid circular dated September 28, 1998 relating to the offer by FutureLink Distribution Corp. (a Colorado Corporation) to purchase all of the outstanding securities of FutureLink Distribution Corp. (an Alberta Corporation).

We also consent to the use in the takeover bid circular of our compilation report dated September 28, 1998 on the unaudited pro forma consolidated financial statements of FutureLink Distribution Corp. (a Colorado Corporation) as at and for the periods ended June 30, 1998 and December 31, 1997.








Calgary, Alberta                            (Signed) Ernst & Young
September 28, 1998                          Chartered Accountants

                            HALPIN ANTONY OWEN MAYER
                              Chartered Accountants
                     Suite 308, 1167 Kensington Crescent NW
                            Calgary, Alberta T2N 1X7


To the Alberta Securities Commission

Dear Sirs:

RE: FUTURELINK DISTRIBUTION CORP. (A COLORADO CORPORATION) ("FUTURELINK USA") (FORMERLY CORE VENTURES, INC.) FUTURELINK DISTRIBUTION CORP. (AN ALBERTA CORPORATION) ("FUTURELINK ALBERTA") FUTURELINK/SYSGOLD LTD. (FORMERLY RIVERVIEW MANAGEMENT CORPORATION, SYSGOLD INC. AND SYSGOLD LTD.)

We refer to the take-over bid circular dated September 28, 1998 relating to the offer by FutureLink USA to purchase shares of FutureLink Alberta.

We consent to the use in the above-mentioned take-over bid circular of our audit report dated February 26, 1998 to the Shareholders of FutureLink Alberta with respect to the balance sheet dated December 31, 1997, the statements of income and deficit dated as of December 31, 1997 and the statement of changes in financial position for the year ended December 31, 1997.




                                       HALPIN ANTONY OWEN MAYER


Calgary, Alberta                       PER:  (signed) "Halpin Antony Owen Mayer"
September 28, 1998                            ----------------------------------

                              BUCHANAN, BARRY & CO
                             Chartered Accountants
                          #800, 840 - 6th Avenue, S.W.
                            Calgary, Alberta T2P 3E5



TO THE ALBERTA SECURITIES COMMISSION


Dear Sirs:

RE:  FUTURELINK DISTRIBUTION CORP.

We refer to the take-over bid circular of FutureLink Distribution Corporation dated September 28, 1998.

We consent to the use, in the above-mentioned information circular, of our report dated August 13, 1998 to the directors of Riverview Management Corp. on the following consolidated financial statements:

        -      Consolidated Balance Sheet as at October 31, 1997 and 1996
        - Consolidated Statements of earnings and retained earnings and changes in -financial position for the years ended October 31, 1997 and October 31, 1996

We report that we have read the information circular and have no reason to believe that there are any misrepresentations in the information contained therein that is derived from the financial statements upon which we have reported or that is derived from the financial statements upon which we have reported or that is within our knowledge as a result of our audit of the respective financial statements.

This letter is provided to the Securities Regulatory Authority to which it is addressed pursuant to the requirements of its securities legislation and not for any other purpose.



                                        Yours very truly,

                                        BUCHANAN, BARRY & CO.

Calgary, Alberta
September 28, 1998                      PER:  (signed) "Buchanan, Barry  & Co."
                                              ----------------------------------

                            APPROVAL AND CERTIFICATE

The contents of the Offer and the Circular have been approved, and the sending, communication or delivery thereof to the securityholders of FutureLink Alberta has been authorized by the board of directors of FutureLink USA. The foregoing, along with the Exhibits attached hereto, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. In addition, the foregoing, along with the Exhibits attached hereto, does not contain any misrepresentation likely to affect the value or the market price of the securities which are the subject of the Offer.

DATED:  September 28, 1998



Signed "Cameron Chell"                       Signed "Raghu Kilambi"
----------------------------------           ----------------------------------
CAMERON CHELL                                RAGHU KILAMBI
Chief Executive Officer, Director            Vice-President, CFO and Director






                       On Behalf of the Board of Directors



Signed "F. Bryson Farrill"                   Signed "Robert Kubbernus"
---------------------------------            ---------------------------------
F. BRYSON FARRILL                            ROBERT KUBBERNUS
Director                                     Director

                                   EXHIBIT "A"

                          FUTURELINK DISTRIBUTION CORP.
                            (a Colorado corporation)
               UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET (All
                            amounts stated in $U.S.)
                                December 31, 1997


                                                                                        Riverview                   FutureLink USA
                                      FutureLink         FutureLink     Pro Forma       Management     Pro Forma      Pro Forma
                                          USA             Alberta      Adjustments      Corporation   Adjustments    Consolidated
                                           $                 $               $                $             $               $
                                      --------------------------------------------------------------------------------------------
ASSETS
CURRENT
Cash                                          --              7,617  (2.2)(100,000)          26,542  (2.3) 150,777        (240,064)
                                                                                                     (2.4)(325,000)
Accounts receivable                           --             37,172             --          955,528             --         992,699
Inventory                                     --                 --             --            8,168             --           8,168
Prepaid expenses                              --              7,302             --            6,305             --          13,608
                                      --------------------------------------------------------------------------------------------
                                              --             52,091       (100,000)         996,543       (174,223)        774,411

Goodwill                                                         -- (2.1)1,569,978               -- (2.3)6,091,699       8,086,677
                                              --                 -- (2.2)  100,000                  (2.4)  325,000
Capital assets                                --            167,469             --          141,924             --         309,393
Incorporation costs                           --                420             --               --             --             420
Deposits                                      --                 --             --            4,662             --           4,662
                                      --------------------------------------------------------------------------------------------
                                              --            219,980      1,569,978        1,143,129      6,242,476       9,175,563
                                      ============================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT
Accounts payable and
  accrued liabilities                     23,932            253,012             --          916,932             --       1,193,876
Current portion of
  capital leases                              --             21,602             --           22,966             --          44,568
Loan payable                                  --                 --             --           23,639             --          23,639
Promissory note
  payable                                     --                 --             --               --    (2.3)479,323        479,323
Shareholder loans                             --                 --             --            1,735             --           1,735
Notes payable                                 --             66,825             --               --             --          66,825
                                      --------------------------------------------------------------------------------------------
                                          23,932            341,439             --          965,272        479,323       1,809,966
                                      --------------------------------------------------------------------------------------------
DUE TO STOCKHOLDERS                           --             61,259             --               --             --          61,259
                                      --------------------------------------------------------------------------------------------
OBLIGATIONS UNDER
  CAPITAL LEASES                             --             13,441             --           38,698             --          52,139
                                      --------------------------------------------------------------------------------------------

CONVERTIBLE DEBENTURE                         --                 --             --               -- (2.3)2,250,000       2,250,000
                                      --------------------------------------------------------------------------------------------
MINORITY INTEREST                             --                 --             --           39,812             --          39,812
                                      --------------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY
Share capital                              1,020            512,693  (2.1)(512,693)              28       (2.3)(28)      4,987,339
                                                                    (2.1)1,373,819                  (2.3)3,612,500
Capital in excess of par               1,425,211                 --             --               --             --       1,425,211
Deficit                               (1,450,163)          (708,852)  (2.1)708,852           99,319   (2.3)(99,319)     (1,450,163)
                                      --------------------------------------------------------------------------------------------
                                         (23,932)          (196,159)     1,569,978           99,347      3,513,153       4,321,449
                                      --------------------------------------------------------------------------------------------
                                              --            219,980      1,569,978        1,143,129      6,242,476       9,175,563
                                      ============================================================================================


See accompanying notes to the unaudited pro forma consolidated financial statements

                          FUTURELINK DISTRIBUTION CORP.
                            (a Colorado corporation)

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                         (All amounts stated in $U.S.)

                          Year ended December 31, 1997

                                                                                              FutureLink
                                                                      Riverview                   USA
                                 FutureLink  FutureLink   Pro Forma  Management    Pro Forma   Pro Forma
                                    USA       Alberta    Adjustments Corporation  Adjustments Consolidated
                                     $          $             $           $            $           $
                               ---------------------------------------------------------------------------
REVENUE                                --       4,820       3,373     6,662,087          --    6,665,460
                               ---------------------------------------------------------------------------

EXPENSES
Salaries and employee benefits         --      48,946            --   2,052,751           --   2,101,698
Staff development                      --          --            --     120,253           --     120,253
Consulting                             --     280,820            --     631,150           --     911,970
Travel                                 --      13,293            --      14,734           --      28,027
Accounting and legal fees         109,992       9,818            --      60,870           --     180,681
Hardware and software purchases        --          --            --   3,149,406           --   3,149,406
Advertising and promotion              --      21,057            --      68,503           --      89,560
Depreciation and amortization          --      34,084  (3.1)166,998      51,604 (3.2)641,670     895,355

Office                             12,057      22,438            --     133,515           --     168,010
Rent                                   --      25,078            --      70,628           --      95,706
Equipment rental                       --      20,780            --       8,901           --      29,680
Internet                               --      13,961            --          --           --      13,961
Architectural and design fees          --      47,922            --          --           --      47,922
Automotive                             --          --            --      26,492           --      26,492
Other                                  --      24,492                    54,547                   79,039
Interest on long term debt             --          --            --          -- (3.3)272,932     272,932

                               ---------------------------------------------------------------------------
                                  122,049     563,689       166,998   6,443,354      814,602   8,178,644
                               ---------------------------------------------------------------------------

LOSS BEFORE DISCONTINUED
  OPERATIONS                     (122,049)   (560,316)           --     218,733           --  (1,513,184)

LOSS FROM DISCONTINUED
  OPERATIONS                           --      (9,922)           --          --           --      (9,922)
                               ---------------------------------------------------------------------------

LOSS FROM OPERATIONS             (122,049)   (570,238)           --     218,733           --  (1,523,106)

WRITE-OFF MINING RELATED ASSETS  (515,000)         --            --          --           --    (515,000)

LOSS ON NON-REFUNDABLE DEPOSIT   (100,000)         --            --          --           --    (100,000)
                               ---------------------------------------------------------------------------

LOSS FOR THE YEAR BEFORE
  INCOME TAXES                   (737,049)   (570,238)           --     218,733           --  (2,138,106)

INCOME TAXES                           --          --            --     (94,409)          --     (94,409)
                               ---------------------------------------------------------------------------

                                 (737,049)   (570,238)           --     124,324           --  (2,232,515)

MINORITY INTEREST                      --          --            --     (24,443)          --     (25,443)
                               ---------------------------------------------------------------------------

NET EARNINGS (LOSS) FOR THE
  YEAR                           (737,049)   (570,238)           --      98,881           --  (2,257,958)
                               ===========================================================================

See accompanying notes to the unaudited pro forma consolidated financial statements

                          FUTURELINK DISTRIBUTION CORP.
                            (a Colorado corporation)

                        NOTES TO THE UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS
                          Year ended December 31, 1997

1. The accompanying unaudited pro forma consolidated financial statements have been prepared by management from the audited financial statements as at December 31, 1997 and for the year then ended of FutureLink Distribution Corp. (a Colorado corporation) ("FutureLink USA") and FutureLink Distribution Corp. (an Alberta corporation) ("FutureLink Alberta"), and from the audited financial statements as at October 31, 1997 and for the year then ended of Riverview Management Corporation ("Riverview") together with other information available to the companies. In the opinion of the management of FutureLink USA, these pro forma consolidated financial statements include all adjustments necessary for fair presentation in accordance with accounting principles generally accepted in the United States. These pro forma consolidated financial statements may not be indicative of the financial position or the results of operations that actually would have occurred if the events reflected therein had been in effect on the dates indicated nor of the financial position or the results of operations which may be obtained in the future.

        These pro forma consolidated financial statements should be read in conjunction with the audited financial statements of the companies included elsewhere in this registration document.

2. The pro forma consolidated balance sheet at December 31, 1997 gives effect to the following assumptions and transactions, all of which will become effective on the date of the fulfillment or waiver of the conditions of the FutureLink Alberta Acquisition Agreement and the SysGold Acquisition Agreement as if the effective dates of those agreements were December 31, 1997:

2.1 The acquisition of all of the outstanding common shares of FutureLink Alberta in exchange for an equal number of common shares of FutureLink USA. This acquisition has been reflected as though the initial acquisition of 1,540,000 common shares and the subsequent acquisition of all the remaining common shares at a later date both occurred on December 31, 1997.

        The initial and subsequent acquisitions have been accounted for in these pro forma financial statements using the purchase method. Based on an independent valuation report dated March 1998 that attributed a value of $0.22 USD to common shares of FutureLink Alberta, the total value ascribed to the investment was $338,800. An independent valuation report dated September 1998 that attributed a value ranging from $0.59 USD to $0.91 USD to common shares of FutureLink Alberta. Based on a value of $0.59 USD per Common Share, the total ascribed value to the subsequent acquisition was $1,035,019. The aggregate purchase price of $1,373,819 has been allocated to the net assets acquired based on their estimated fair values, as follows:

                                                                Purchase Price
                                                                  Allocation
                                                                     $USD
                                                                --------------
               Net liabilities acquired                             (196,159)
               Goodwill                                            1,569,978
                                                                   ---------
               Purchase price                                      1,373,819
                                                                   =========

2.2 The allocation to goodwill of the estimated costs of the acquisition described in 2.1 above, in the amount of $100,000 financed through bank credit facilities of FutureLink USA.

2.3 The acquisition of all of the outstanding common shares of Riverview for cash consideration of

        $3,100,000 Canadian, as well as a promissory note for $585,000 Canadian and 4,250,000 common shares of FutureLink USA with an ascribed value of $3,612,500 U.S.

                          FUTURELINK DISTRIBUTION CORP.
                            (a Colorado corporation)

                        NOTES TO THE UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS

                          Year ended December 31, 1997

        The acquisition has been accounted for in these pro forma consolidated financial statements by the purchase method. The purchase price has been allocated to the net assets acquired based on their estimated fair values, as follows:

                                                                       Purchase
                                                                        Price
                                                                      Allocation
                                                                          $
                                                                      ----------
           Net assets acquired                                            99,347
           Goodwill                                                    6,091,699
                                                                       ---------
           Purchase price                                              6,191,046
                                                                       =========

           Consideration:
           Promissory note payable                                       479,323
           10% convertible debenture*                                  2,099,223
           Common shares of FutureLink USA                             3,612,500
                                                                       ---------
           Total consideration                                         6,191,046
                                                                       =========

        *the proceeds from the debenture will be drawn in an initial amount of $2,250,000, with the excess cash being held by FutureLink USA for general use.

        2.4 The allocation to goodwill of the estimated costs of the acquisition described in 2.3 above, in the amount of $325,000 financed through bank credit facilities of FutureLink USA.

3. The pro forma consolidated statement of income for the year ended December 31, 1997 gives effect to the acquisitions by FutureLink USA as described in 2.1 and 2.3 above which will become effective on the date of the fulfillment or waiver of the conditions of the FutureLink Alberta Acquisition Agreement and the SysGold acquisition agreement, as if the transactions had occurred January 1, 1997. The following adjustments are reflected:

        3.1 The amortization of Goodwill attributable to the allocation of the purchase price of FutureLink Alberta in excess of the carrying value of the net assets acquired, (see 2.1 and 2.2 above) calculated on a straight-line basis over a period of 10 years.

        3.2 The amortization of Goodwill attributable to the allocation of the purchase price of Riverview in excess of the carrying value of the net assets acquired, (see 2.3 and 2.4 above) calculated on a straight-line basis over a period of 10 years.

        3.3 The inclusion of interest expense on the convertible debenture for one year, at an annual rate of 10%.

4. The amounts shown in these pro forma consolidated financial statements for FutureLink Alberta and for Riverview have been translated into United States dollars from Canadian dollars at a rate of $1 US equal to $1.4291 Canadian.

                          FUTURELINK DISTRIBUTION CORP.
                            (A COLORADO CORPORATION)
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                          (All amounts stated in $U.S.)
                                  June 30, 1998


                                                                                                FutureLink
                                                                 Riverview                          USA
                     FutureLink    FutureLink     Pro Forma      Management      Pro Forma       Pro Forma
                        USA         Alberta      Adjustments    Corporation     Adjustments     Consolidated
                         $             $              $              $               $               $
                     --------------------------------------------------------------------------------------
ASSETS
CURRENT
Cash                         --      158,581    (2.2)(100,000)          --     (2.3) 207,933       (58,486)
                                                                               (2.4)(325,000)
Accounts receivable          --       51,110               --    1,028,028                --     1,079,138
Inventory                    --        2,480               --       12,961                --        15,441
Prepaid expenses             --       32,653               --       10,704                --        43,357
                     --------------------------------------------------------------------------------------
                             --      244,823         (100,000)   1,051,693          (117,067)    1,079,449
Goodwill                     --          --   (2.1) 2,216,166           --    (2.3)5,957,683     8,598,849
                                                 (2.2)100,000                   (2.4)325,000
Capital assets               --      350,589               --      140,615                --       491,203
Investment            1,269,259           --  (2.1)(1,269,259)          --                --            --
Discontinued
  operations                 --            1               --           --                --             1
Incorporation costs          --          272               --           --                --           272
Deposits                     --           --               --        5,570                --         5,570
                     --------------------------------------------------------------------------------------
                      2,269,259      595,685          946,907    1,197,878         6,165,616    10,175,345
                     --------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS'
  EQUITY
CURRENT
Bank indebtedness            --           --               --      118,524                --       118,524
Accounts payable
  and accrued
  liabilities            24,981       83,759               --      748,873                --       857,613
Current portion of
  capital leases             --       29,187               --       33,913                --        63,100
Loan payable                 --           --               --       19,152                --        19,152
Promissory note
  payable                    --           --               --           --      (2.3)466,272       466,272
Shareholder loans            --           --               --       87,763                --        87,763
Notes payable                --       34,060               --           --                --        34,060
                     --------------------------------------------------------------------------------------
                         24,981      147,006               --    1,008,225           466,272     1,646,484
                     --------------------------------------------------------------------------------------
DUE TO STOCKHOLDERS     504,802       10,338               --           --                --       515,140
                     --------------------------------------------------------------------------------------
OBLIGATIONS UNDER
  CAPITAL LEASES             --       11,429               --       11,742                --        23,171
                     --------------------------------------------------------------------------------------
DUE TO FUTURELINK
  USA                        --    1,265,689  (2.1)(1,265,689)          --                --            --
                     --------------------------------------------------------------------------------------
CONVERTIBLE DEBENTURE        --           --               --           --    (2.3)2,250,000     2,250,000
                     --------------------------------------------------------------------------------------
MINORITY INTEREST            --           --               --       14,755                --        14,755
                     --------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY
Share capital             1,200      725,930    (2.1)(725,930)          27          (2.3)(27)    4,987,519
                                               (2.1)1,373,819                   (2.3)3,612,500
Capital in excess
  of par              2,670,831           --               --           --                --     2,670,831
Deficit              (1,932,555)  (1,564,707)  (2.1)1,564,707      163,129     (2.3)(163,129)   (1,932,555)
                     --------------------------------------------------------------------------------------
                        739,476     (838,777)       2,212,596      163,156         3,449,344     5,725,796
                     --------------------------------------------------------------------------------------
                      1,269,259      595,685          946,907    1,197,878         6,165,616    10,175,345
                     ======================================================================================

See accompanying notes to the unaudited pro forma consolidated financial statements

                          FUTURELINK DISTRIBUTION CORP.
                            (a Colorado corporation)
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                         (All amounts stated in $U.S.)

                         Six months ended June 30, 1998


                                                                                                 FutureLink
                                                                      Riverview                      USA
                                FutureLink FutureLink  Pro Forma     Management     Pro Forma     Pro Forma
                                  USA       Alberta   Adjustments    Corporation   Adjustments  Consolidated
                                   $           $           $              $             $             $
                                ---------------------------------------------------------------------------
REVENUE                               --     20,880            --      5,339,694             --   5,360,575
                                ---------------------------------------------------------------------------
EXPENSES
Salaries and employee benefits        --    219,781             --     2,382,623             --   2,602,404
Staff development                     --         --             --       172,522             --     172,522
Consulting                            --    154,316             --            --             --     154,316
Travel                                --     52,591             --         9,541             --      62,133
Accounting and legal fees         40,158     51,827             --        43,102             --     135,087
Hardware and software
  purchases                           --         --             --     2,256,447             --   2,256,447
Advertising and promotion             --     49,408             --        58,438             --     107,846
Depreciation and amortization         --     49,034   (3.1)115,808        46,634   (3.2)314,134     525,610
Office                            30,918     48,101             --       139,946             --     218,964
Rent                                  --     34,771             --        51,393             --      86,164
Investor relations                    --     22,229             --            --             --      22,229
Equipment rental                      --     19,578             --         4,955             --      24,533
Internet                              --     16,754             --            --             --      16,754
Automotive                            --         --             --        26,268             --      26,268
Other                                 --     27,681                       29,542                     57,223
Interest on long term debt            --         --             --            --   (3.3)135,814     135,814
Equity in loss of an affiliate   411,316         --   (3.4)411,316            --             --          --
                                ---------------------------------------------------------------------------
                                 482,392    746,070        627,124     5,221,410        449,948   6,604,312
                                ---------------------------------------------------------------------------
LOSS BEFORE DISCONTINUED
  OPERATIONS                    (482,392)  (752,190)            --       118,285             --  (1,243,737)
LOSS FROM DISCONTINUED
  OPERATIONS                          --   (149,965)            --            --             --    (149,965)
                                ---------------------------------------------------------------------------
LOSS FOR THE YEAR BEFORE
  INCOME TAXES                  (482,392)  (875,156)            --       118,285             --  (1,393,702)

INCOME TAXES                          --         --             --       (44,432)            --     (44,432)
                                ---------------------------------------------------------------------------
                                (482,392)  (875,156)            --        73,853             --  (1,438,134)
MINORITY INTEREST                     --         --             --        23,973             --      23,973
                                ---------------------------------------------------------------------------
NET EARNINGS (LOSS) FOR THE
  YEAR                          (482,392)  (875,156)            --        97,826             --  (1,414,161)
                                ===========================================================================

See accompanying notes to the unaudited pro forma consolidated financial statements

                          FUTURELINK DISTRIBUTION CORP.
                            (a Colorado corporation)

                        NOTES TO THE UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS
                         Six Months Ended June 30, 1998


1. The accompanying unaudited pro forma consolidated financial statements have been prepared by management from the unaudited financial statements as at June 30, 1998 of FutureLink Distribution Corp. (a Colorado corporation) ("FutureLink USA"), FutureLink Distribution Corp. (an Alberta corporation) ("FutureLink Alberta") and Riverview Management Corporation ("Riverview"), and for the six month period then ended (eight month period then ended in the case of Riverview) together with other information available to the companies. In the opinion of the management of FutureLink USA, these pro forma consolidated financial statements include all adjustments necessary for fair presentation in accordance with accounting principles generally accepted in the United States. These pro forma consolidated financial statements may not be indicative of the financial position or the results of operations that actually would have occurred if the events reflected therein had been in effect on the dates indicated nor of the financial position or the results of operations which may be obtained in the future.

        These pro forma consolidated financial statements should be read in conjunction with the audited and unaudited financial statements of the companies included elsewhere in this registration document.

2. The pro forma consolidated balance sheet at June 30, 1998 gives effect to the following assumptions and transactions, all of which will become effective on the date of the fulfillment or waiver of the conditions of the FutureLink Alberta Acquisition Agreement and the SysGold acquisition agreement as if the effective dates of those agreements were June 30, 1998:

        2.1 The acquisition of all of the outstanding common shares of FutureLink Alberta in exchange for an equal number of common shares of FutureLink USA. This acquisition has been reflected as though the initial acquisition of 1,540,000 common shares and the subsequent acquisition of all the remaining common shares at a later date both occurred on June 30, 1998.

               The initial and subsequent acquisitions have been accounted for in these pro forma financial statements using the purchase method. Based on an independent valuation report dated March 1998 that attributed a value of $0.22 to common shares of FutureLink Alberta, the total value ascribed to the investment was $338,800. An independent valuation report dated September 1998 attributed a value ranging from $0.59 USD to $0.91 USD common shares of FutureLink Alberta. Based on a value of $0.59 per common share, the total value ascribed to the subsequent events was $1,035,019. The aggregate purchase price of $1,373,819 has been allocated to the net assets acquired based on their estimated fair values, as follows:

                                                                      Purchase Price
                                                                        Allocation
                                                                            $
                                                                      --------------
                 Net liabilities acquired                                 (842,347)
                 Goodwill                                                2,216,166
                                                                         ---------
                 Purchase price                                          1,373,819
                                                                         =========

                          FUTURELINK DISTRIBUTION CORP.
                            (a Colorado corporation)

                        NOTES TO THE UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS
                         Six Months Ended June 30, 1998



        2.2 The allocation to goodwill of the estimated costs of the acquisition described in 2.1 above, in the amount of $100,000 financed through bank credit facilities of FutureLink USA.

        2.3 The acquisition of all of the outstanding common shares of Riverview for cash consideration of $3,100,000 Canadian, as well as a promissory note for $585,000 Canadian and 4,250,000 common shares of FutureLink USA with an ascribed value of $3,612,500 U.S.

               The acquisition has been accounted for in these pro forma consolidated financial statements by the purchase method. The purchase price has been allocated to the net assets acquired based on their estimated fair values, as follows:

                                                              Purchase Price
                                                                Allocation
                                                                     $
                                                              --------------
                 Net assets acquired                               163,156
                 Goodwill                                        5,957,683
                                                                 ---------
                 Purchase price                                  6,120,839
                                                                 =========

                 Consideration:
                 Promissory note payable                           466,272
                 10% convertible debenture*                      2,042,067
                 Common shares of FutureLink USA                 3,612,500
                                                                 ---------
                 Total consideration                             6,120,839
                                                                 =========


               *the proceeds from the debenture will be drawn in an initial amount of $2,250,000, with the excess cash being held by FutureLink USA for general use.

        2.4 The allocation to goodwill of the estimated costs of the acquisition described in 2.3 above, in the amount of $325,000 financed through bank credit facilities of FutureLink USA.

3. The pro forma consolidated statement of income for the six months ended June 30, 1998 gives effect to the acquisitions by FutureLink USA as described in 2.1 and 2.3 above which will become effective on the date of the fulfillment or waiver of the conditions of the FutureLink Alberta Acquisition Agreement and the SysGold acquisition agreement, as if the transactions had occurred January 1, 1998. The following adjustments are reflected:

        3.1 The amortization of Goodwill attributable to the allocation of the purchase price of FutureLink Alberta in excess of the carrying value of the net assets acquired, (see 2.1 and 2.2 above) calculated on a straight-line basis over a period of 10 years.

                          FUTURELINK DISTRIBUTION CORP.
                            (a Colorado corporation)

                        NOTES TO THE UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS
                         Six Months Ended June 30, 1998



        3.2 The amortization of Goodwill attributable to the allocation of the purchase price of Riverview in excess of the carrying value of the net assets acquired, (see 2.3 and 2.4 above) calculated on a straight-line basis over a period of 10 years.

        3.3 The inclusion of interest expense on the convertible debenture for six months, at an annual rate of 10%.

        3.4 The reversal of FutureLink USA's equity in the loss of FutureLink Alberta.

4. The amounts shown in these pro forma consolidated financial statements for FutureLink Alberta and for Riverview have been translated into United States dollars from Canadian dollars at a rate of $1 US equal to $1.4691 Canadian.

                                   EXHIBIT "B"

                           LETTERHEAD OF ERNST & YOUNG


                                 AUDITORS REPORT





To the Board of Directors and Stockholders of FUTURELINK DISTRIBUTION CORP.

We have audited the accompanying balance sheet of FUTURELINK DISTRIBUTION CORP. as at December 31, 1997 and the related statements of loss and deficit, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FutureLink Distribution Corp. as at December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.




Calgary, Canada                                           Ernst & Young
August 20, 1998                                       Chartered Accountants

                          FUTURELINK DISTRIBUTION CORP.
                            (A COLORADO CORPORATION)

                                 BALANCE SHEETS
                          (All amounts stated in $U.S.)


                                                                   DECEMBER 31
                                                JUNE 30,       ----------------------------
                                                 1998            1997               1996
                                              (UNAUDITED)                       (Unaudited)
                                                  $                $                 $
-------------------------------------------------------------------------------------------
CAPITAL ASSETS                                        --               --          515,000
Investment [note 3]                            1,269,259               --               --
-------------------------------------------------------------------------------------------

                                               1,269,259               --          515,000
===========================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT
Accounts payable and accrued
  liabilities                                     24,981           23,932            6,873
-------------------------------------------------------------------------------------------
                                                  24,981           23,932            6,873
DUE TO STOCKHOLDER [NOTE 6]                      504,802               --            4,504
-------------------------------------------------------------------------------------------
                                                 529,783           23,932           11,377
-------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
  Authorized
        5,000,000 preferred shares without par value
      100,000,000 common shares with par value of $0.0001
  Issued
    11,999,313, 10,203,500 and 2,500
      common shares issued and
      outstanding at June 30, 1998 and
      December 31, 1997 and 1996,
      respectively [note 5]                        1,200            1,020               25
Capital in excess of par [note 5]              2,670,831        1,425,211        1,216,712
Deficit                                       (1,932,555)      (1,450,163)        (713,114)
-------------------------------------------------------------------------------------------
                                                 739,476          (23,932)         503,623
-------------------------------------------------------------------------------------------

                                               1,269,259               --          515,000
===========================================================================================

Contingencies [note 9]

See accompanying notes


On behalf of the Board:

(Signed) "Cameron Chell"                  (Signed) "Raghu Kilambi"
--------------------------------          --------------------------------
Cameron Chell                             Raghu Kilambi

                          FUTURELINK DISTRIBUTION CORP.
                            (A COLORADO CORPORATION)

                         STATEMENTS OF LOSS AND DEFICIT
                          (All amounts stated in $U.S.)


                                            SIX MONTHS            YEARS ENDED
                                              ENDED               DECEMBER 31
                                             JUNE 30         -----------------------
                                               1998            1997        1996
                                                $               $            $
------------------------------------------------------------------------------------
                                            (Unaudited)                  (Unaudited)
REVENUE                                             --             --           --
------------------------------------------------------------------------------------
EXPENSES
Accounting and legal                            40,158        109,992        3,803
General and administrative                      30,918         12,057        3,061
------------------------------------------------------------------------------------
                                                71,076        122,049        6,864
------------------------------------------------------------------------------------

Loss from operations                           (71,076)      (122,049)      (6,864)
------------------------------------------------------------------------------------

Write-off mining related assets [note 4]            --       (515,000)          --
Loss on non-refundable deposit [note 7]             --       (100,000)          --
Equity in loss of affiliate [note 3]          (411,316)            --           --
------------------------------------------------------------------------------------
                                              (411,316)      (615,000)          --
------------------------------------------------------------------------------------

NET LOSS FOR THE PERIOD [NOTE 8]              (482,392)      (737,049)      (6,864)

Deficit, beginning of  period               (1,450,163)      (713,114)    (706,250)
------------------------------------------------------------------------------------
DEFICIT, END OF PERIOD                      (1,932,555)    (1,450,163)    (713,114)
====================================================================================

LOSS PER COMMON SHARE                            (0.25)         (1.65)       (2.75)
====================================================================================

WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING                                1,964,120        447,445        2,500
====================================================================================

See accompanying notes

                          FUTURELINK DISTRIBUTION CORP.
                            (A COLORADO CORPORATION)

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                          (All amounts stated in $U.S.)



                                             COMMON STOCK           CAPITAL IN
                                       ------------------------    EXCESS OF PAR    DEFICIT
                                         SHARES             $            $             $
----------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1996 AND 1995         2,500            25      1,216,712       (713,114)
  Issuance of share capital                 1,000            10          9,990             --
----------------------------------------------------------------------------------------------
                                            3,500            35      1,226,702       (713,114)

  Change of par value from
    .01 to .0001                               --           (35)            35             --
  Issuance of share capital
    for cash                           10,200,000         1,020        158,980             --
  Forgiveness of shareholder debt              --            --         39,494             --
Net loss for the period                        --            --             --       (737,049)
----------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1997             10,203,500         1,020      1,425,211     (1,450,163)
  Issuance of share capital on
    exercise of special warrants          255,813            26        846,774             --
  Issuance of share capital
    under Share Purchase
    Agreement with FutureLink
    Distribution Corp., an
    Alberta, Canada corporation         1,540,000           154        338,646             --
  Forgiveness of shareholder debt              --            --         60,200             --
Net loss for the period                        --            --             --       (482,392)
----------------------------------------------------------------------------------------------

BALANCE, JUNE 30, 1998                 11,999,313         1,200      2,670,831     (1,932,555)
==============================================================================================

The above statement gives retroactive effect to a share rollback of 200 to 1 on July 20, 1997 and a rollback of 30 to 1 on December 2, 1997.

See accompanying notes

                          FUTURELINK DISTRIBUTION CORP.
                            (A COLORADO CORPORATION)

                            STATEMENTS OF CASH FLOWS
                          (All amounts stated in $U.S.)


                                                  SIX
                                                 MONTHS          YEARS ENDED
                                                 ENDED           DECEMBER 31
                                                JUNE 30      --------------------
                                                  1998         1997        1996
                                                   $            $            $
---------------------------------------------------------------------------------
                                             (Unaudited)             (Unaudited)
CASH FLOWS USED IN OPERATING ACTIVITIES
Net loss for the period                         (482,392)    (737,049)    (6,864)
Adjustments to reconcile net loss to net
  cash provided by operating activities
    Write off mining related assets [note 4]          --      515,000         --
    Equity in loss of affiliate                  411,316           --         --
    Loss on refundable deposit                        --      100,000         --
---------------------------------------------------------------------------------
                                                 (71,076)    (122,049)    (6,864)
Changes in non-cash working capital balances
    Accounts payable and accrued liabilities       1,049       17,059      3,802
---------------------------------------------------------------------------------
                                                 (70,027)    (104,990)    (3,062)
---------------------------------------------------------------------------------

CASH FLOWS USED IN INVESTING ACTIVITIES
Advances to FutureLink Distribution Corp.
  (Alberta) [note 3]                          (1,341,775)          --         --
Loss on refundable deposit                            --     (100,000)        --
---------------------------------------------------------------------------------
                                              (1,341,775)    (100,000)        --
---------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from stockholders [note 6]              504,802       (4,504)     3,062
Proceeds from the issuance of common stock
  [note 5]                                       846,800      170,000         --
Forgiveness of shareholder debt [note 5]          60,200       39,494         --
---------------------------------------------------------------------------------
                                               1,411,802      204,990      3,062
---------------------------------------------------------------------------------

INCREASE IN CASH                                      --           --         --
Cash, beginning of period                             --           --         --
---------------------------------------------------------------------------------

CASH, END OF PERIOD                                   --           --         --
================================================================================

                             See accompanying notes

                          FUTURELINK DISTRIBUTION CORP.
                            (A COLORADO CORPORATION)


                          NOTES TO FINANCIAL STATEMENTS



1.      INCORPORATION AND OPERATIONS

        The Company was formed on April 4, 1955 in the state of Colorado, USA, as Cortez Uranium and Mining Co. The company was involved in several mining related projects and had changed its name several times. On July 20, 1997, the company changed its names to Core Ventures, Inc. The Company changed its name to FutureLink Distribution Corp. effective February 17, 1998.

        The Company had no operations in the first six months of 1997. Accordingly comparative interim financial statements are not presented for this period.

        In early 1998, the Company changed its focus to concentrate on the acquisition and development of companies in the business of information technology outsourcing. The Company currently has no sources of revenue, except indirectly through its investee, and has a deficit at June 30, 1998 of $1,932,555. Its future viability is dependent upon acquiring or developing profitable operations and securing additional financing to support these activities.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        The financial statements have, in management's opinion, been properly prepared in accordance with accounting principles generally accepted in the United States. Differences between accounting principles generally accepted in Canada and the United States would have no material impact on these financial statements.

        USE OF ESTIMATES

        Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which would affect the amount of recorded assets, liabilities, revenues and expenses. Actual amounts could differ from these estimates.

        INVESTMENT

        The Company's investment in FutureLink Distribution Corp. (an Alberta, Canada corporation) ("FutureLink Alberta"), representing a 47% interest in the outstanding common shares at June 30, 1998, is accounted for using the equity method.

        INCOME TAXES

        The Company records its provision for income taxes using the liability method. Under this method deferred tax assets and liabilities are recognized based on the anticipated future tax effects arising from the differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases.

                          FUTURELINK DISTRIBUTION CORP.
                            (A COLORADO CORPORATION)


                          NOTES TO FINANCIAL STATEMENTS

        FINANCIAL INSTRUMENTS

        The carrying values of financial instruments, including accounts payable and accrued liabilities, and amounts due to stockholders approximate their fair values. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

        FOREIGN CURRENCY TRANSLATION

        The functional currency of the Company's investment is Canadian dollars. Adjustments arising from translating the investee's financial statements into United States dollars are recorded in stockholders' equity as a cumulative translation adjustment.

        INTERIM FINANCIAL STATEMENTS

        The interim financial statements as at and for the period ended June 30, 1998, in the opinion of management, include all adjustments (consisting of normal recurring adjustments and accruals) necessary to present fairly the results for the interim period presented. Operating results for the period ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.

3.      INVESTMENT

                                                                         DECEMBER 31
                                                JUNE 30,          -------------------------
                                                   1998             1997           1996
                                               (UNAUDITED)                      (Unaudited)
                                                   $                  $             $
         ----------------------------------------------------------------------------------
         FutureLink Distribution Corp. (an
           Alberta, Canada corporation)
             1,540,000 common shares (47%)       338,800              --            --
             Advances, non-interest bearing    1,341,775              --            --
             Equity loss                        (411,316)             --            --
         ----------------------------------------------------------------------------------

                                               1,269,259              --            --
         ==================================================================================

        On January 20, 1998 the Company issued 1,540,000 common shares in exchange for 1,540,000 common shares of FutureLink Distribution Corp., an Alberta, Canada corporation ("FutureLink Alberta") representing 48% of the issued and outstanding shares at that time. Based on an independent valuation report dated March 1998 that attributed a value of $0.22 to common shares of FutureLink Alberta, the total value ascribed to the investment was $338,800. The Company has also advanced FutureLink Alberta $1,341,775. This amount is non-interest bearing and has no repayment terms.

                          FUTURELINK DISTRIBUTION CORP.
                            (A COLORADO CORPORATION)


                          NOTES TO FINANCIAL STATEMENTS


4.       CAPITAL ASSETS


                                                              DECEMBER 31, 1996
                                                    --------------------------------------
                                                                ACCUMULATED       NET BOOK
                                                     COST       DEPRECIATION       VALUE
                                                       $             $               $
          --------------------------------------------------------------------------------
          Mining concessions                         85,000          --            85,000
          Proprietary mining process                430,000          --           430,000

                                                    515,000          --           515,000
          ================================================================================

        During 1997 the Company wrote off these assets to their estimated net realizable value of nil. The Company is no longer in the mining business.

5.      SHARE CAPITAL

        On January 20, 1998 the articles of the Company were amended to increase the authorized share capital to 100,000,000 common shares and 5,000,000 preferred shares.

        83,334 warrants were issued to the share subscribers who were issued shares on January 29, 1998. The warrants allow the holder to purchase additional shares at $3.00 on or before one year and $3.30 before two years from the date of acquisition. None of the outstanding warrants have been exercised as at June 30, 1998.

        105,813 warrants were issued to the share subscribers who were issued shares on April 3, 1998. The warrants allow the holder to purchase additional shares at $3.75 on or before one year and $4.00 before two years from the date of acquisition. None of the outstanding warrants have been exercised as at June 30, 1998.

        66,666 warrants were issued to the share subscribers who were issued shares on April 22, 1998. The warrants allow the holder to purchase additional shares at $3.25 on or before two years from the date of acquisition. None of the outstanding warrants have been exercised as at June 30, 1998.

        On January 19, 1998, the Company reserved 3,500,000 restricted common shares for the issuance to officers, directors and employees of FutureLink Alberta. These shares were issued on July, 1998.

        Of the 11,999,313 shares issued at June 30, 1998, 1,341,000 are restricted and 10,658,313 are freely trading. Restricted shares held by non-affiliates of the Company must be held for at least one year. Restricted shares held by affiliates of the Company must be held for 1 to 2 years.

        The 1,540,000 common shares issued to purchase a 48% investment in FutureLink Alberta, are subject to a hold period. One half of the shares given to the vendors will be released from escrow on July 20, 1998 and the balance will be released on January 20, 1999.

                          FUTURELINK DISTRIBUTION CORP.
                            (A COLORADO CORPORATION)


                          NOTES TO FINANCIAL STATEMENTS



        On June 29, 1998, the Company issued stock options to purchase 3,080,000 common shares to employees and non-employee directors with an exercise price of $0.755. These stock options were all outstanding as at June 30, 1998. The options expire on June 29, 2001.

        A stockholder of the Company forgave $60,200 in 1998 and $39,494 in 1997 which he had advanced to the Company during that period.

6.      RELATED PARTY TRANSACTIONS

        During 1998, Linear Strategies Ltd., a stockholder, advanced the Company $504,802. The Company in turn advanced the money to FutureLink Alberta. Interest incurred on the loan to June 30, 1998 in the amount of $2,904 has been added to the principal amount owing. Subsequent to June 30, 1998, the loan was converted into shares and warrants.

        The amount of $4,504 due to a stockholder of the Company at December 31, 1996 was non-interest bearing and had no repayment terms.

7.      LOSS ON NON-REFUNDABLE DEPOSIT

        During 1997, the Company made a $100,000 non-refundable deposit to purchase Printscan Technology; however, the Company did not raise sufficient funds to complete the purchase, and the deposit was forfeited.

8.      INCOME TAXES

        The provision for income taxes differs from the Company's statutory rate of 40 percent as follows:

                                                     SIX MONTHS         YEAR ENDED
                                                        ENDED           DECEMBER 31
                                                       JUNE 30     ---------------------
                                                         1998       1997         1996
                                                          $           $             $
         -------------------------------------------------------------------------------
                                                     (Unaudited)             (Unaudited)
         Provision for income taxes based on net
           loss as reported                             192,957     294,820       2,746

         Add temporary differences not recognized
           Write-off of mining related assets                --    (206,000)         --
           Equity in loss of affiliate                 (164,526)         --          --
           Loss carryforwards                           (28,431)    (88,820)     (2,746)
         -------------------------------------------------------------------------------

         Provision for income taxes                          --          --          --
         ===============================================================================

                          FUTURELINK DISTRIBUTION CORP.
                            (A COLORADO CORPORATION)


                          NOTES TO FINANCIAL STATEMENTS



        The Company has cumulative temporary differences related to mining operations written off in prior years and loss carryforwards which would give rise to deferred tax assets. The Company has not maintained sufficient taxation records to quantify these amounts; however, valuation allowances would reduce all such assets to zero as there is significant uncertainty as to whether the Company will generate taxable income.

9.      CONTINGENCIES

        A statement of claim has been filed against the Company in the amount of approximately of $350,000 plus any interest on any damages awarded, costs on a solicitor client basis and other damages the court may award. The statement of claim alleges that the Company made certain misrepresentations and interfered with contractual relations in respect of a sale transaction between two third parties involving the Company's common shares. It is management's position that the claim is without merit; consequently, no liability in respect of the claim has been recorded in the financial statements.

10.     SUBSEQUENT EVENTS

        On August 4, 1998 the Company signed a share purchase agreement which provides for the acquisition of Riverview Management Corporation, an information technology outsourcing and services firm, for cash consideration of $3,100,000 Canadian, as well as a 90 day promissory note for $585,000 Canadian and 4,250,000 common shares with an ascribed value of $3,612,500 U.S. Closing of the purchase is subject to various conditions, including obtaining third party financing for the cash portion of the purchase cost.

        On August 20, 1998 the Company issued a takeover bid circular in order to complete the purchase of 100% of FutureLink Alberta through the issue of an additional 1,791,275 common shares with an ascribed value of $394,081. It is management's intention to complete the acquisition by the end of September, 1998.

                                   EXHIBIT "C"

                     LETTERHEAD OF HALPIN ANTONY OWEN MAYER


AUDITOR'S REPORT

To the Shareholders of:
FUTURELINK DISTRIBUTION CORP. (AN ALBERTA CORPORATION)

We have audited the balance sheet of FutureLink Distribution Corp. as at December 31, 1997 and the statements of loss and deficit and changes in financial position for the year then ended. These financial statements are the responsibility of the corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at December 31, 1997 and the results of its operations and the changes in its financial position for the period then ended in accordance with generally accepted accounting principles.




Calgary, Alberta                                      "Halpin Antony Owen Mayer"
February 26, 1998                                          CHARTERED ACCOUNTANTS

                          FUTURELINK DISTRIBUTION CORP.
                            (AN ALBERTA CORPORATION)
                                 BALANCE SHEETS
                         (all amounts stated in $ Cdn.)
                                  JUNE 30, 1998

                                                JUNE 30            DECEMBER 31
                                              --------------------------------------
                                                1998           1997         1996
                                              (Unaudited)
                                                  $              $            $
------------------------------------------------------------------------------------
ASSETS
CURRENT
Cash and short term deposits                     232,971         10,886      89,852
Accounts receivable                               75,085         53,122       8,158
Inventory                                          3,643             --          --
Prepaid expenses and deposits                     47,971         10,436       1,669
Notes receivable [note 8]                             --             --     104,500
------------------------------------------------------------------------------------
                                                 359,670         74,444     204,179

CAPITAL ASSETS [NOTE 3]                          515,050        239,330       9,745

DISCONTINUED OPERATIONS [NOTE 11]                      1             --          --

INCORPORATION COSTS [NOTE 4]                         400            600         800
------------------------------------------------------------------------------------

                                                 875,121        314,374     214,724
====================================================================================


LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT
Accounts payable and accrued liabilities         123,051        361,581      40,458
Current portion of capital leases [note 5]        42,879         30,871          --
Notes payable [note 8]                            50,037         95,500          --
------------------------------------------------------------------------------------
                                                 215,967        487,952      40,458
------------------------------------------------------------------------------------

DUE TO SHAREHOLDERS [NOTE 8]                      15,188         87,545       2,030
------------------------------------------------------------------------------------

OBLIGATION UNDER CAPITAL LEASES [NOTE 5]          16,790         19,208          --
------------------------------------------------------------------------------------

DUE TO FUTURELINK DISTRIBUTION CORP., A
  COLORADO CORPORATION  [NOTE 8]               1,859,423             --          --
------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
Share capital [note 7]                         1,066,464        732,689     370,329
Deficit                                       (2,298,711)    (1,013,020)   (198,093)
------------------------------------------------------------------------------------
                                              (1,232,247)      (280,331)    172,236
------------------------------------------------------------------------------------

                                                 875,121        314,374     214,724
====================================================================================

Contingency [note 12]
See accompanying notes

Behalf of the Board:


(Signed) "Cameron Chell"                     (Signed) "Raghu Kilambi"
---------------------------------            -----------------------------------
Cameron Chell                                Raghu Kilambi

                          FUTURELINK DISTRIBUTION CORP.
                            (an Alberta Corporation)

                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                         (all amounts stated in $ Cdn.)


                                                                          PERIOD
                              SIX MONTHS ENDED JUNE 30    YEAR ENDED   FROM MARCH 28 TO
                              -------------------------   DECEMBER 31    DECEMBER 31
                                 1998          1997          1997           1996
                              (Unaudited)   (Unaudited)
                                  $             $             $              $
---------------------------------------------------------------------------------------
REVENUE
Sales                             10,015           --             --            --
Equipment sales                   19,668           --             --            --
Interest income                      992        3,083          4,820         2,752
---------------------------------------------------------------------------------------
                                  30,675        3,083          4,820         2,752
---------------------------------------------------------------------------------------

EXPENSES
Salaries                         322,881       69,950         69,949         7,716
Consulting                       226,705       30,442        401,320       109,625
Travel                            77,262        8,645         18,997        12,196
Accounting and legal fees         76,139        4,794         14,031        17,172
Advertising and promotion         72,585       12,178         30,093        11,778
Depreciation and amortization     72,036        2,849         50,138         2,145
Office                            70,665        6,109         32,066        12,674
Rent                              51,082        7,046         35,839         3,300
Investor relations                32,656           --             --            --
Equipment rental                  28,762       13,074         29,696         6,569
Internet                          24,613           --         19,952            --
Architectural and design fees         --           --         68,485            --
Other                             40,666        5,688         35,002        17,670
---------------------------------------------------------------------------------------
                               1,096,052      160,775        805,568       200,845
---------------------------------------------------------------------------------------

LOSS BEFORE DISCONTINUED
  OPERATIONS                  (1,065,377)    (157,692)      (800,748)     (198,093)

LOSS FROM DISCONTINUED
  OPERATIONS [NOTE 11]          (220,314)      (6,680)       (14,179)           --
---------------------------------------------------------------------------------------

NET LOSS FOR THE PERIOD       (1,285,691)    (164,372)      (814,927)     (198,093)

DEFICIT, BEGINNING OF PERIOD  (1,013,020)    (198,093)      (198,093)           --
---------------------------------------------------------------------------------------

DEFICIT, END OF PERIOD        (2,298,711)    (362,465)    (1,013,020)     (198,093)
=======================================================================================

See accompanying notes

                          FUTURELINK DISTRIBUTION CORP.
                            (an Alberta Corporation)

                            STATEMENTS OF CASH FLOWS
                         (all amounts stated in $ Cdn.)

                                                                                 PERIOD
                                  SIX MONTHS ENDED JUNE 30    YEAR ENDED    FROM MARCH 28 TO
                                 -------------------------    DECEMBER 31     DECEMBER 31
                                    1998          1997           1997           1996
                                 (Unaudited)   (Unaudited)
                                     $             $              $               $
--------------------------------------------------------------------------------------------
CASH WAS PROVIDED BY (USED
FOR):

Loss before discontinued
  operations                     (1,065,377)    (157,692)      (800,748)       (198,093)
Add items not affecting cash:
  Depreciation and
  amortization                       72,036        2,849         50,138           2,145
--------------------------------------------------------------------------------------------
                                   (993,341)    (154,843)      (750,610)       (195,948)
Net change in non-cash
  working capital related to
  operating activities
  [note 10]                        (339,671)     (24,483)       371,892         (73,869)
--------------------------------------------------------------------------------------------
Cash used for continuing
  operations                     (1,333,012)    (179,326)      (378,718)       (269,817)
--------------------------------------------------------------------------------------------

Loss from discontinued
  operations                       (220,314)      (6,680)       (14,179)             --
Add item not affecting cash:
  Loss on discontinuance             60,616           --             --              --
--------------------------------------------------------------------------------------------
Cash used for discontinued
  operations                       (159,698)      (6,680)       (14,179)             --
--------------------------------------------------------------------------------------------
                                 (1,492,710)    (186,006)      (392,897)       (269,817)
--------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Purchase of capital assets         (370,173)     (68,019)      (279,523)        (11,690)
Incorporation costs                      --           --             --          (1,000)
--------------------------------------------------------------------------------------------
                                   (370,173)     (68,019)      (279,523)        (12,690)
--------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Proceeds from issuance of
  common shares                     333,775      160,000        362,360         370,329
Advances from shareholders          (72,357)      31,500         85,515           2,030
Advances from FutureLink
  Distribution Corp.              1,859,423           --             --              --
Increase in capital lease
  obligation                          9,590           --         50,079              --
Increase (decrease) in note
  payable                           (45,463)          --         95,500              --
--------------------------------------------------------------------------------------------
                                  2,084,968      191,500        593,454         372,359
--------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH         222,085      (62,525)       (78,966)         89,852

CASH AND SHORT TERM
  DEPOSITS, END OF PERIOD           232,971       27,327         10,886              --
--------------------------------------------------------------------------------------------

CASH, BEGINNING OF PERIOD            10,886       89,852         89,852          89,852
============================================================================================

See accompanying notes

             FUTURELINK DISTRIBUTION CORP. (an Alberta Corporation)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1998
                   INFORMATION AS AT AND FOR THE PERIODS ENDED
                       JUNE 30, 1998 AND 1997 IS UNAUDITED

1.      DESCRIPTION OF BUSINESS

        The Company was incorporated under the Business Corporations Act (Alberta) on March 28, 1996 as 689936 Alberta Ltd. The name of the Company was changed to Coffee.com Interactive Cafe Corp. by articles of amendment on June 19, 1996. The name of the Company was subsequently changed to FutureLink Distribution Corp. on November 17, 1997.

        The Company is in the initial stages of development. Its future viability is dependent upon management's ability to generate revenues or secure additional financing to support continued service.

2.      SIGNIFICANT ACCOUNTING POLICIES

        The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in Canada. Differences between accounting principles generally accepted in the United States and Canada would have no material impact on these financial statements. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates and approximations which have been made using careful judgment. The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant account policies summarized below.

        CAPITAL ASSETS

        Capital assets are recorded at cost. Depreciation is recorded at the following rates:

                    Furniture and fixtures     20% declining balance
                    Computer hardware          30% declining balance
                    Computer software          100% declining balance
                    Leasehold improvements     5 years straight line

        One half of the normal depreciation is taken in the year of acquisition.

        INCORPORATION COSTS

        Incorporation costs are recorded at cost and are amortized on a straight line basis over five years.

        FINANCIAL INSTRUMENTS

        The carrying values of financial instruments, including cash, accounts receivable, accounts payable and accrued liabilities, notes payable, due to shareholders, note payable, and long term debt, approximate their fair values.

             FUTURELINK DISTRIBUTION CORP. (an Alberta corporation)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1998

                   INFORMATION AS AT AND FOR THE PERIODS ENDED
                       JUNE 30, 1998 AND 1997 IS UNAUDITED


3.      CAPITAL ASSETS

                                                             JUNE 30, 1998
                                                  -------------------------------------
                                                               ACCUMULATED     NET BOOK
                                                   COST        DEPRECIATION     VALUE
                                                     $              $             $
         ------------------------------------------------------------------------------
         Furniture and fixtures                    67,290          8,785        58,505
         Computer hardware                        404,211         75,916       328,295
         Computer software                         92,916         33,779        59,137
         Leasehold improvements                    74,352          5,239        69,113
         ------------------------------------------------------------------------------
                                                  638,769        123,719       515,050
         ==============================================================================

                                                           DECEMBER 31, 1997
                                                  -------------------------------------
                                                               ACCUMULATED     NET BOOK
                                                   COST        DEPRECIATION      VALUE
                                                     $              $              $
         ------------------------------------------------------------------------------
         Furniture and fixtures                    33,385          4,346        29,039
         Computer hardware                        226,854         35,239       191,615
         Computer software                         20,830         11,284         9,546
         Leasehold improvements                    10,145          1,015         9,130
         ------------------------------------------------------------------------------
                                                  291,214         51,884       239,330
=======================================================================================

                                                           DECEMBER 31, 1996
                                               ----------------------------------------
                                                               ACCUMULATED     NET BOOK
                                                    COST       DEPRECIATION      VALUE
                                                      $              $             $
         ------------------------------------------------------------------------------
         Furniture and fixtures                     5,595            559         5,036
         Computer hardware                          4,747            712         4,035
         Computer software                          1,348            674           674
         ------------------------------------------------------------------------------
                                                   11,690          1,945         9,745
        ================================================================================

        Included in computer hardware at June 30, 1998 are assets under capital lease of $84,802 (December 31, 1997 - $61,069; December 31, 1996 - $Nil)
        and related accumulated depreciation of $18,727 (December 31, 1997 - $9,160).

             FUTURELINK DISTRIBUTION CORP. (an Alberta corporation)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1998

                   INFORMATION AS AT AND FOR THE PERIODS ENDED
                       JUNE 30, 1998 AND 1997 IS UNAUDITED

4.      INCORPORATION COSTS

                                                             JUNE 30, 1998
                                               ------------------------------------------
                                                                ACCUMULATED     NET BOOK
                                                    COST        AMORTIZATION      VALUE
                                                      $               $             $
         --------------------------------------------------------------------------------
         Incorporation costs                        1,000            600           400
         ================================================================================

                                                           DECEMBER 31, 1997
                                               ------------------------------------------
                                                                ACCUMULATED     NET BOOK
                                                    COST        AMORTIZATION      VALUE
                                                      $               $             $
         --------------------------------------------------------------------------------
         Incorporation costs                        1,000            400           600
         ================================================================================

                                                           DECEMBER 31, 1996
                                               ------------------------------------------
                                                              Accumulated     Net Book
                                                   Cost      Amortization      Value
                                                    $              $             $
         --------------------------------------------------------------------------------
         Incorporation costs                        1,000            200           800
         --------------------------------------------------------------------------------

5.      LEASE COMMITMENTS

        The future minimum lease payments at June 30, 1998 under capital and operating leases are as follows:

                                                                   CAPITAL     OPERATING
                                                                    LEASES       LEASES
                                                                      $            $
         -------------------------------------------------------------------------------
         1998                                                       25,435      72,903
         1999                                                       30,414     131,740
         2000                                                        8,843     131,184
         2001                                                        1,474     124,938
         2002                                                           --      40,952
         -------------------------------------------------------------------------------

         Total future minimum lease payments                        66,166     501,717
                                                                               =========
         Less:  imputed interest                                    (6,497)
         ------------------------------------------------------------------

         Balance of obligations under capital lease                 59,669
         Less:  current portion                                    (42,879)
         ------------------------------------------------------------------

         Long term obligation under capital lease                   16,790
         ==================================================================

             FUTURELINK DISTRIBUTION CORP. (an Alberta corporation)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1998

                   INFORMATION AS AT AND FOR THE PERIODS ENDED
                       JUNE 30, 1998 AND 1997 IS UNAUDITED

6.      NOTES PAYABLE

        The notes payable are due to 679132 Alberta Ltd., a corporation controlled by a director and officer of the Company. The notes are payable on demand on or before December 31, 1998. Interest accrues on the notes at the prime rate of a Canadian chartered bank plus 1%. These notes were repaid in full in July, 1998.

7.      SHARE CAPITAL

        AUTHORIZED:
        Unlimited Class "A" common shares
        Unlimited Class "B" non-voting common shares
        Unlimited first preferred shares

         ISSUED                                                      Shares        $
                                                                   ----------------------
         Class A common shares
           Balance at December 31, 1996                             3,660,000    370,329
           Rollback of initial founder shares                      (1,400,000)      (140)
           Shares issued for cash during the year, net of issue       367,500    362,500
           costs of $5,000
           Shares issued to key employees                             325,000         --
         --------------------------------------------------------------------------------
         Balance, December 31, 1997                                 2,952,500    732,689
           Shares issued for cash                                     145,000    145,000
           Shares issued as compensation                              188,775    188,775
         --------------------------------------------------------------------------------
         Balance, June 30, 1998                                     3,286,275  1,066,464
         ================================================================================

        At June 30, 1998, there were 165,000 (December 31, 1997 - 225,000) Class
        A common shares reserved for issuance on exercise of stock options, of which 45,000 were exercised subsequent to June 30, 1998. These remaining 120,000 options outstanding may be exercised at a price of $1.00 per share and expire on August 26, 1998.

8.      RELATED PARTY TRANSACTIONS

        At June 30, 1998, the Company had amounts due to shareholders of $15,188 (December 31, 1997 - $87,545; 1996 - $2,030).

        At June 30, 1998, the Company had amounts owing to 679132 Alberta Ltd., a corporation controlled by a director and officer of the Company of $47,000 plus $3,037 of accrued interest (1997 - $95,500). This amount is due on or before December 31, 1998. Interest is accumulated at the Royal Bank of Canada prime plus 1%.

                FUTURELINK DISTRIBUTION CORP. (an Alberta corporation)
                             NOTES TO FINANCIAL STATEMENTS
                                     JUNE 30, 1998
                      INFORMATION AS AT AND FOR THE PERIODS ENDED
                          JUNE 30, 1998 AND 1997 IS UNAUDITED

        During the year, the Company received $1,859,423 of cash advances from a significant shareholder, FutureLink Distribution Corp., a Colorado corporation, which remains payable at June 30, 1998. The amount does not carry interest and has no set repayment terms. The Company has been advised by its shareholder that it does not intend to demand repayment within the next year; consequently, this amount has been classified as long-term in the financial statements.

        As at December 31, 1996 there is an amount of $104,500 including accrued interest owing from a corporation controlled by a director of the Company. This amount was repaid during 1997.

        Included in accounts receivable at June 30, 1998 are amounts due from two shareholders of the Company, FutureLink Distribution Corp., a Colorado corporation, and Chell McNeill Inc. for $18,893 and $9,681 respectively (December 31, 1997 and 1996 - $Nil).

9.      INCOME TAXES

        As at December 31, 1997, the Company has approximately $950,000 of non-capital loss carry forwards for tax purposes. The potential future benefit of these losses has not been recognized in these financial statements. These losses expire in 2004 and 2005.

10. NET CHANGE IN NON-CASH WORKING CAPITAL BALANCES RELATED TO OPERATING ACTIVITIES

                                            SIX MONTHS ENDED                       PERIOD
                                                JUNE 30           YEAR ENDED    FROM MARCH 28 TO
                                          ----------------------  DECEMBER 31     DECEMBER 31
                                            1998        1997         1997            1996
                                              $           $            $               $
         ---------------------------------------------------------------------------------------
         Accounts receivable               (21,963)    (11,806)     (44,964)         (8,158)
         Inventory                          (3,643)         --           --              --
         Prepaid expenses and deposits     (75,535)    (25,689)      (8,767)         (1,669)
         Notes receivable                       --          --      104,500        (104,500)
         Accounts payable and accrued
         liabilities                      (238,530)     13,012      321,123          40,458
         ---------------------------------------------------------------------------------------
                                          (339,671)    (24,483)     371,892         (73,869)
         =======================================================================================

             FUTURELINK DISTRIBUTION CORP. (an Alberta corporation)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1998

                   INFORMATION AS AT AND FOR THE PERIODS ENDED
                       JUNE 30, 1998 AND 1997 IS UNAUDITED

11.     DISCONTINUED OPERATIONS

        Effective April 23, 1998, the Company discontinued its operations that provided Internet web page design services. The remaining assets and liabilities related to these operations have been written down to $1 resulting in a loss on discontinuance of $60,616. On July 1, 1998, the Company disposed of the discontinued operations in exchange for an investment in 50% of the common shares of NextClick Ltd. The fair market value of this investment has been estimated at $1.

        During the period, revenues and results of the discontinued operations were as follows:

                                            SIX MONTHS ENDED                       PERIOD
                                                JUNE 30           YEAR ENDED   FROM MARCH 28 TO
                                          ----------------------  DECEMBER 31     DECEMBER 31
                                            1998         1997        1997           1996
                                              $           $            $              $
         --------------------------------------------------------------------------------------
         Revenue                            21,190          --       22,585          --
         --------------------------------------------------------------------------------------

         Results of operations            (159,698)     (6,680)     (14,179)         --
         Loss on discontinuance            (60,616)         --           --          --
         --------------------------------------------------------------------------------------
                                          (220,314)     (6,680)     (14,179)         --
         ======================================================================================

12.     CONTINGENCY

        A statement of claim has been filed against the Company in the amount of $285,000 seeking damages and loss of rent related to a purported lease agreement with respect to a building in Calgary, Alberta. The Company is counter claiming an amount of $360,000 against the claimant. It is impossible at this time for the Company to predict with any certainty the outcome of such litigation. However, management is of the opinion that the claim is without merit and will defend the Company's position vigorously. These financial statements contain no provision for loss related to the claims.

                                   EXHIBIT "D"


LETTERHEAD OF
BUCHANAN, BARRY & CO.
CHARTERED ACCOUNTANTS


                                AUDITOR'S REPORT


To the Directors of
Riverview Management Corporation


We have audited the consolidated balance sheet of Riverview Management Corporation as at October 31, 1997 and 1996 and the consolidated statements of earnings and retained earnings and changes in financial position for the years then ended. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at October 31, 1997 and 1996 and the results of its operations and the changes in its financial position for the years then ended in accordance with generally accepted accounting principles.

Calgary, Alberta                                "Buchanan, Barry & Co."
August 13, 1998,except as to note 6(b)          CHARTERED ACCOUNTANTS
Which is as of September 24, 1998

                           RIVERVIEW MANAGEMENT CORPORATION
                              CONSOLIDATED BALANCE SHEET
                               OCTOBER 31, 1997 AND 1996

ASSETS

                                                             1997          1996
                                                          ----------    ----------
CURRENT
     Cash                                                 $   37,931    $    9,343
     Accounts receivable                                   1,365,544     1,080,261
     Prepaid expenses                                          9,011           665
     Inventory                                                11,673         6,840
                                                          ----------    ----------
                                                           1,424,159     1,097,109

CAPITAL ASSETS (Note 2)                                      202,823        67,319

DEPOSITS                                                       6,663            --
                                                          ----------    ----------
                                                          $1,633,645    $1,164,428
                                                          ==========    ==========

LIABILITIES

CURRENT
     Accounts payable and accrued liabilities             $  991,698    $  917,725
     Bonus payable                                           184,500       108,600
     Income taxes payable                                    134,190        14,261
     Deferred revenue                                             --        13,778
     Loan payable                                             33,782        33,782
     Shareholder loans                                         2,479         3,527
     Current portion of obligation under capital lease        32,821            --
     Current portion of long-term debt (Note 3)                   --         5,555
                                                          ----------    ----------
                                                           1,379,470     1,097,228

OBLIGATION UNDER CAPITAL LEASE (Note 4)                       55,303            --
                                                          ----------    ----------
                                                           1,434,773     1,097,228
MINORITY INTEREST                                             56,895        20,534
                                                          ----------    ----------
                                                           1,491,668     1,117,762
                                                          ----------    ----------

SHAREHOLDERS' EQUITY

SHARE CAPITAL (Note 5)                                            40            40

RETAINED EARNINGS
                                                             141,937        46,626
                                                          ----------    ----------
                                                             141,977        46,666
                                                          ----------    ----------
                                                          $1,633,645    $1,164,428
                                                          ==========    ==========

APPROVED ON BEHALF OF THE BOARD

(Signed) "DONALD A. BIALIK"
------------------------------------
Donald A. Bialik, Director

                        RIVERVIEW MANAGEMENT CORPORATION
            CONSOLIDATED STATEMENT OF EARNINGS AND RETAINED EARNINGS
                      YEARS ENDED OCTOBER 31, 1997 AND 1996

                                                                   1997            1996
                                                                -----------     -----------
REVENUE
     System consulting                                          $ 4,587,504     $ 2,309,576
     Hardware and software sales                                  4,929,610       2,967,732
     Sundry                                                           3,675           9,949
                                                                -----------     -----------
                                                                  9,520,789       5,287,257
                                                                -----------     -----------

EXPENSES
     Advertising and promotion                                       97,897          42,430
     Amortization                                                    73,747          57,218
     Automotive                                                      37,860          25,947
     Bad debts                                                        5,878           3,556
     Bank charges and interest                                       15,986          13,474
     Employee benefits                                              343,976         173,462
     Equipment rental                                                12,720              --
     Hardware and software purchases                              4,500,816       2,724,037
     Interest on long-term debt and capital lease obligation          4,629           4,150
     Management fees                                                     --          74,357
     Memberships and subscriptions                                   26,161          27,351
     Office                                                          58,304          37,917
     Out sourced administration                                       3,802          12,679
     Professional fees                                               86,990          74,624
     Rent                                                           100,935          32,520
     Repairs and maintenance                                          2,770           3,177
     Salaries                                                     2,589,611       1,386,708
     Staff development                                              171,853          69,812
     Supplies                                                        18,727          23,067
     System consultants                                             901,976         354,185
     Telephone                                                      132,503          78,630
     Travel                                                          21,056          18,097
                                                                -----------     -----------
                                                                  9,208,197       5,236,768
                                                                -----------     -----------

EARNINGS BEFORE INCOME TAXES                                        312,592          50,489

INCOME TAXES                                                        134,920          14,991
                                                                -----------     -----------
                                                                    177,672          35,498

MINORITY INTEREST                                                    36,361           8,822
                                                                -----------     -----------

NET EARNINGS                                                        141,311          26,676

RETAINED EARNINGS, beginning of year                                 46,626          65,950
                                                                -----------     -----------
                                                                    187,937          92,626

DIVIDENDS                                                           (46,000)        (46,000)
                                                                -----------     -----------

RETAINED EARNINGS, end of year                                  $   141,937     $    46,626
                                                                ===========     ===========

                        RIVERVIEW MANAGEMENT CORPORATION
             CONSOLIDATED STATEMENT OF CHANGES IN FINANCIAL POSITION
                      YEARS ENDED OCTOBER 31, 1997 AND 1996


                                                         1997            1996
                                                       ---------       ---------
OPERATING ACTIVITIES
     Net earnings                                      $ 141,311       $  26,676
     Adjustments to operations not involving cash
         Amortization                                     73,747          57,218
         Minority interest                                36,361           8,822
                                                       ---------       ---------
                                                         251,419          92,716
                                                       ---------       ---------
     Change in non-cash working capital items
         Accounts receivable                            (285,283)       (636,392)
         Prepaid expense                                  (8,346)            335
         Inventory                                        (4,833)         16,528
         Accounts payable and accrued liabilities         73,973         552,704
         Deferred revenue                                (13,778)           (496)
         Income taxes payable                            119,929          (6,017)
         Bonus payable                                    75,900          78,600
                                                       ---------       ---------
                                                         (42,438)          5,262
                                                       ---------       ---------
                                                         208,981          97,978
                                                       ---------       ---------

INVESTING ACTIVITIES
     Acquisition of capital assets                      (209,251)        (66,001)
     Advancement of deposits                              (6,663)             --
                                                       ---------       ---------
                                                        (215,914)        (66,001)
                                                       ---------       ---------

FINANCING ACTIVITIES
     Advances (to) from shareholders                      (1,048)          5,423
     Dividends paid to minority shareholders                  --          (2,128)
     Advancement of capital lease obligation             104,376              --
     Repayment of capital lease obligation               (16,252)             --
     Repayment of long-term debt                          (5,555)        (13,332)
     Dividends paid                                      (46,000)        (46,000)
                                                       ---------       ---------
                                                          35,521         (56,037)
                                                       ---------       ---------

NET CHANGE IN CASH                                        28,588         (24,060)

CASH, beginning of year                                    9,343          33,403
                                                       ---------       ---------
CASH, end of year                                      $  37,931       $   9,343
                                                       =========       =========

                        RIVERVIEW MANAGEMENT CORPORATION
                   NOTES TO FINANCIAL CONSOLIDATED STATEMENTS
                            OCTOBER 31, 1997 AND 1996

1.      SIGNIFICANT ACCOUNTING POLICIES

        PRINCIPLES OF CONSOLIDATION
        These consolidated financial statements include the accounts of the company, its wholly-owned subsidiary Sysgold Inc. and Sysgold Ltd., an entity controlled by the company. The consolidated financial statements are prepared in accordance with accounting principles generally accepted in Canada. The fiscal year of the parent company is September 30th and the fiscal year of the two subsidiaries is October 31st.

        INVENTORY
        Inventory has been valued at the lower of cost or net realizable value. Cost being determined on a first-in first-out basis.

        CAPITAL ASSETS
        Capital assets are recorded at cost. Amortization is provided annually at rates calculated to write-off the assets over their estimated useful lives as follows:

        Cellular phones                 2.7% per month straight line
        Computer hardware                 4% per month straight line
        Computer software               100% per annum declining balance
        Leasehold improvements               straight-line over the term of the lease
        Office equipment                 20% per annum declining balance
        Equipment under capital lease    20% per annum declining balance

        MEASUREMENT UNCERTAINTY

        The amount recorded for amortization of capital assets is based on estimates. Management requires estimates to forecast economic indicators for determining the net recoverable amount of such assets under generally accepted accounting principles. By their nature, these estimates are subject to measurement uncertainty and the effect of any changes in such estimates on the financial statements of future periods could be material. Management periodically reviews the useful lives of these assets to determine the adequacy of the amortization policy.

2.      CAPITAL ASSETS

                                                   1997                           1996
                                         ------------------------------------------------------
                                                       Accumulated      Net Book        Net Book
                                           COST        AMORTIZATION       VALUE          VALUE
          Cellular phones                $ 31,125        $ 15,551       $ 15,574        $11,323
          Computer hardware               215,111         167,779         47,332         44,460
          Computer software                21,896          19,444          2,452          1,723
          Leasehold improvements           36,272           6,676         29,596            204
          Office equipment                 15,071           5,658          9,413          9,609
          Equipment under
          capital lease                   104,377           5,921         98,456             --
                                         --------        --------       --------        -------
                                         $423,852        $221,029       $202,823        $67,319
                                         ========        ========       ========        =======

                        RIVERVIEW MANAGEMENT CORPORATION
                   NOTES TO FINANCIAL CONSOLIDATED STATEMENTS
                            OCTOBER 31, 1997 AND 1996

3.      LONG-TERM DEBT

                                                                    1997           1996
                                                                  ---------       -------
         Bank loan bearing interest at prime plus 1%, secured
         by general assignment of book debts and a chattel
         mortgage over equipment                                  $      --       $ 5,555
         Less current portion                                     $      --       $(5,555)
                                                                  ---------       -------
                                                                  $      --       $    --
                                                                  =========       =======

4.      OBLIGATION UNDER CAPITAL LEASE

                                                                    1997          1996
                                                                  ---------       -----
         The following is a schedule of future minimum lease
         payments under capital leases expiring between
         July 1999 and July 2000

         Year ending October 31,
             1998                                                 $  49,819       $  --
             1999                                                    46,155          --
             2000                                                    19,370          --
                                                                  ---------       -----
             Total minimum lease payments                           115,344          --
Less amount representing interest imputed at rates of 14-34%        (27,220)         --
                                                                  ---------       -----

Balance of obligation                                                88,124          --

Less current portion of obligation                                   32,821          --
                                                                  ---------       -----

Long-term portion of obligation                                   $  55,303       $  --
                                                                  =========       =====


5.       SHARE CAPITAL

                                                                    1997          1996
                                                                  ---------       -----
         Authorized
            Unlimited number of
               Class A common voting shares
               Class B common non-voting shares
               Class C common non-voting shares
               Class D common non-voting 8% non-cumulative
               preferred shares with a redemption price of
               $1 per share

         Issued
               100 Class A shares                                 $      10       $  10
               100 Class B shares                                        10          10
               100 Class C shares                                        10          10
                10 Class D shares                                        10          10
                                                                  ---------       -----
                                                                  $      40       $  40
                                                                  =========       =====

                           RIVERVIEW MANAGEMENT CORPORATION
                      NOTES TO FINANCIAL CONSOLIDATED STATEMENTS
                               OCTOBER 31, 1997 AND 1996


6.      SUBSEQUENT EVENT

        (a) The company purchased the remaining 33% interest in its subsidiary Sysgold Ltd. from the minority shareholder for cash proceeds of $315,000 on July 24, 1998. The shareholder buy-out was based on an effective valuation date of April 30, 1996. The purchase was accounted for using the purchase method. The purchase price allocation is estimated as follows:

                  NET ASSETS ACQUIRED
                    Current assets                                  $514,182
                    Capital assets                                    67,257
                    Other assets                                      20,728
                    Goodwill                                         222,886
                                                                    --------
                                                                     825,053
                                                                    --------

                    Current liabilities                              411,740
                    Other liabilities                                 98,313
                                                                    --------
                                                                     510,053
                                                                    --------
                    Net assets                                      $315,000
                                                                    ========

        (b) A statement of claim was filed on August 19, 1998 against the corporation in the amount of $150,000 seeking damages for wrongful termination of a consulting contract. Management does not believe there is any merit to the lawsuit and it will be vigorously defended.

7.      COMMITMENTS

        The company is committed under various operating leases including: office equipment lease; $930 per month expiring May 2000, premises lease; $3,653 per month expiring January 2002 and vehicle lease; $1,693 per month commencing March 1998 and expiring March 2001. The basic minimum lease payments for the duration of the agreements are as follows:


                      1998                                      $ 68,535
                      1999                                        75,311
                      2000                                        70,661
                      2001                                        64,151
                      2002                                        10,958
                                                                --------
                                                                $289,616
                                                                ========

                                   EXHIBIT "E"

                        RIVERVIEW MANAGEMENT CORPORATION
                           CONSOLIDATED BALANCE SHEET
                             JUNE 30, 1998 AND 1997
                                   (Unaudited)

ASSETS

                                                               1998            1997
                                                            ----------      ----------
CURRENT
     Accounts receivable                                    $1,510,276      $1,539,994
     Prepaid expenses                                           15,725          15,679
     Inventory                                                  19,041          51,840
                                                            ----------      ----------
                                                             1,545,042       1,607,513

CAPITAL ASSETS (Note 2)                                        206,577         111,552

DEPOSITS                                                         8,183           6,663
                                                            ----------      ----------
                                                            $1,759,802      $1,725,728
                                                            ==========      ==========

LIABILITIES

CURRENT
     Bank indebtedness                                      $  174,124      $  101,401
     Accounts payable and accrued liabilities                  937,919       1,162,768
     Income taxes payable                                      162,250         141,550
     Loan payable                                               28,136          33,782
     Shareholder loans                                         128,933          24,577
     Current portion of obligation under capital lease          49,821              --
                                                            ----------      ----------
                                                             1,481,183       1,464,078

OBLIGATION UNDER CAPITAL LEASE (Note 3)                         17,250              --
                                                            ----------      ----------

                                                             1,498,433       1,464,078
MINORITY INTEREST                                               21,676          83,600
                                                            ----------      ----------
                                                             1,520,109       1,547,678
                                                            ----------      ----------

SHAREHOLDERS' EQUITY

SHARE CAPITAL (Note 4)                                              40              40

RETAINED EARNINGS                                              239,653         178,010
                                                            ----------      ----------
                                                               239,693         178,050
                                                            ----------      ----------
                                                            $1,759,802      $1,725,728
                                                            ==========      ==========

                        RIVERVIEW MANAGEMENT CORPORATION
            CONSOLIDATED STATEMENT OF EARNINGS AND RETAINED EARNINGS
                    EIGHT MONTHS ENDED JUNE 30, 1998 AND 1997
                                   (Unaudited)

                                                     1998              1997
                                                  -----------       -----------
REVENUE
     System consulting                            $ 4,232,998       $ 2,863,237
     Hardware and software sales                    3,611,356         2,628,859
     Sundry                                               191               577
                                                  -----------       -----------
                                                    7,844,545         5,492,673
                                                  -----------       -----------

EXPENSES
     Advertising and promotion                         85,851            52,471
     Amortization                                      68,510            43,775
     Automotive                                        38,590            18,662
     Bad debts                                          7,475             3,300
     Bank charges and interest                         23,764            11,283
     Equipment rental                                   7,280             8,498
     Hardware and software purchases                3,314,946         2,403,900
     Interest on capital lease obligation              12,161                --
     Office                                            95,677            41,926
     Professional fees                                 63,321            40,821
     Rent                                              75,501            57,308
     Salaries                                       3,500,311         2,217,073
     Staff development                                253,452           125,243
     Telephone                                        109,917            78,351
     Travel                                            14,017             8,063
                                                  -----------       -----------
                                                    7,670,773         5,110,674
                                                  -----------       -----------

EARNINGS BEFORE INCOME TAXES                          173,772           381,999

INCOME TAXES                                           65,275           141,550
                                                  -----------       -----------
                                                      108,497           240,449

MINORITY INTEREST                                     (35,219)           63,065
                                                  -----------       -----------

NET EARNINGS                                          143,716           177,384

RETAINED EARNINGS, beginning of period                141,937            46,626
                                                  -----------       -----------
                                                      285,653           224,010

DIVIDENDS                                             (46,000)          (46,000)
                                                  -----------       -----------

RETAINED EARNINGS, end of period                  $   239,653       $   178,010
                                                  ===========       ===========

                        RIVERVIEW MANAGEMENT CORPORATION
             CONSOLIDATED STATEMENT OF CHANGES IN FINANCIAL POSITION
                    EIGHT MONTHS ENDED JUNE 30, 1998 AND 1997
                                   (Unaudited)


                                                         1998            1997
                                                       ---------       ---------
OPERATING ACTIVITIES
     Net earnings                                      $ 143,716       $ 177,384
                                                       ---------       ---------
     Adjustments to operations not involving cash
         Amortization                                     68,510          43,775
         Minority interest                               (35,219)         63,065
                                                       ---------       ---------
                                                         177,007         284,224
                                                       ---------       ---------
     Change in non-cash working capital items
         Accounts receivable                            (144,732)       (459,733)
         Prepaid expense                                  (6,714)        (15,014)
         Inventory                                        (7,368)        (45,000)
         Accounts payable and accrued liabilities        (53,779)        245,041
         Deferred revenue                                     --         (13,778)
         Income taxes payable                             28,060         127,289
         Bonus payable                                  (184,500)       (108,600)
                                                       ---------       ---------
                                                        (369,033)       (269,795)
                                                       ---------       ---------
                                                        (192,026)         14,429
                                                       ---------       ---------

INVESTING ACTIVITIES
     Acquisition of capital assets                       (72,264)        (88,005)
     Advancement of deposits                              (1,520)         (6,663)
                                                       ---------       ---------
                                                         (73,784)        (94,668)
                                                       ---------       ---------

FINANCING ACTIVITIES
     Advances to shareholder                             126,454          21,050
     Repayment of loan payable                            (5,646)             --
     Repayment of capital lease obligation               (21,053)             --
     Repayment of long-term debt                              --          (5,555)
     Dividends paid                                      (46,000)        (46,000)
                                                       ---------       ---------
                                                          53,755         (30,505)
                                                       ---------       ---------

NET CHANGE IN CASH (BANK INDEBTEDNESS)                  (212,055)       (110,744)

CASH, beginning of period                                 37,931           9,343
                                                       ---------       ---------

BANK INDEBTEDNESS, end of period                       $(174,124)      $(101,401)
                                                       =========       =========

                           RIVERVIEW MANAGEMENT CORPORATION
                      NOTES TO FINANCIAL CONSOLIDATED STATEMENTS
                                JUNE 30, 1998 AND 1997

1.      SIGNIFICANT ACCOUNTING POLICIES

        PRINCIPLES OF CONSOLIDATION
        These consolidated financial statements include the accounts of the company, its wholly-owned subsidiary Sysgold Inc. and Sysgold Ltd., an entity controlled by the company. The consolidated financial statements are prepared in accordance with accounting principles generally accepted in Canada. The consolidated financial statements represent nine months of the parent company and eight months of the subsidiaries as a result of different fiscal year-ends.

        INVENTORY

        Inventory has been valued at the lower of cost or net realizable value. Cost being determined on a first-in first-out basis.

        CAPITAL ASSETS

        Capital assets are recorded at cost. Amortization is provided annually at rates calculated to write-off the assets over their estimated useful lives as follows:

         Cellular phones                 2.7% per month straight line
         Computer hardware                 4% per month straight line
         Computer software               100% per annum declining balance
         Leasehold improvements               Straight-line over the term of the lease
         Office equipment                 20% per annum declining balance
         Equipment under capital          20% per annum declining balance lease

        MEASUREMENT UNCERTAINTY

        The amount recorded for amortization of capital assets is based on estimates. Management requires estimates to forecast economic indicators for determining the net recoverable amount of such assets under generally accepted accounting principles. By their nature, these estimates are subject to measurement uncertainty and the effect of any changes in such estimates on the financial statements of future periods could be material. Management periodically reviews the useful lives of these assets to determine the adequacy of the amortization policy.

2.      CAPITAL ASSETS

                                                       1998                       1997
                                      ----------------------------------------------------
                                                    ACCUMULATED      NET BOOK     NET BOOK
                                        COST        AMORTIZATION       VALUE        VALUE
          Cellular phones             $ 44,529        $ 23,007       $ 21,522     $ 15,844
          Computer hardware            254,812         201,962         52,850       49,339
          Computer software             28,752          25,883          2,869        4,354
          Leasehold improvements        39,081          11,692         27,389       30,795
          Office equipment              24,564           7,945         16,619       11,220
          Equipment under capital
            lease                      104,377          19,049         85,328           --
                                      --------        --------       --------     --------
                                      $496,115        $289,538       $206,577     $111,552
                                      ========        ========       ========     ========

                           RIVERVIEW MANAGEMENT CORPORATION
                      NOTES TO FINANCIAL CONSOLIDATED STATEMENTS
                                JUNE 30, 1998 AND 1997
                                      (Unaudited)


3.      OBLIGATION UNDER CAPITAL LEASE

                                                                          1998            1997
                                                                        --------         ------
         The following is a schedule of future minimum lease
         payments under capital leases expiring between
         July 1999 and July 2000

         Year ending October 31,
                      1998                                              $ 49,819         $   --
                      1999                                                30,222             --
                      2000                                                 2,090             --
                                                                        --------         ------
                      Total minimum lease payments                        82,131             --
         Less amount representing interest imputed at rates of 14-34%    (15,060)        $   --
                                                                        --------         ------

         Balance of obligation                                            67,071             --

         Less current portion of obligation                              (49,821)            --
                                                                        --------         ------

         Long-term portion of obligation                                $ 17,250         $   --
                                                                        ========         ======

4.       SHARE CAPITAL


                                                                           1998           1997
                                                                          ------         ------
         Authorized
            Unlimited number of
               Class A common voting shares
               Class B common non-voting shares
               Class C common non-voting shares
               Class D common non-voting 8% non-cumulative preferred
               shares with a redemption price of $1 per share

         Issued
               100 Class A shares                                         $   10         $   10
               100 Class B shares                                             10             10
               100 Class C shares                                             10             10
                10 Class D shares                                             10             10
                                                                          ------         ------
                                                                          $   40         $   40
                                                                          ======         ======

                        RIVERVIEW MANAGEMENT CORPORATION
                   NOTES TO FINANCIAL CONSOLIDATED STATEMENTS
                             JUNE 30, 1998 AND 1997


5.      SUBSEQUENT EVENT

        (a) The company purchased the remaining 33% interest in its subsidiary Sysgold Ltd. from the minority shareholder for cash proceeds of $315,000 on July 24, 1998. The shareholder buy-out was based on an effective valuation date of April 30, 1996. The purchase was accounted for using the purchase method. The purchase price allocation is estimated as follows:

                  NET ASSETS ACQUIRED
                    Current assets                               $514,182
                    Capital assets                                 67,257
                    Other assets                                   20,728
                    Goodwill                                      222,886
                                                                 --------
                                                                  825,053
                                                                 --------

                    Current liabilities                           411,740
                    Other liabilities                              98,313
                                                                 --------
                                                                  510,053
                                                                 --------
                    Net assets                                   $315,000
                                                                 ========

        (b) A statement of claim was filed on August 19, 1998 against the corporation in the amount of $150,000 seeking damages for wrongful termination of a consulting contract. Management does not believe there is any merit to the lawsuit and it will be defended vigorously.

6.      COMMITMENTS

        The company is committed under various operating leases including: office equipment lease; $930 per month expiring May 2000, premises lease; $3,653 per month expiring January 2002 and vehicle lease; $1,693 per month commencing March 1998 and expiring March 2001. The basic minimum lease payments for the duration of the agreements are as follows:


                      1999                                     75,311
                      2000                                     74,381
                      2001                                     59,068
                      2002                                     25,571
                                                             --------
                                                             $234,331
                                                             ========

                                   EXHIBIT "F"

             SECTION 184 OF THE BUSINESS CORPORATIONS ACT (ALBERTA)


           184 (1) Subject to sections 185 and 234, a holder of shares of any class of a corporation may dissent if the corporation resolves to:

                (a) amend its articles under section 167 or 168 to add, change or remove any provisions restricting or constraining the issue or transfer of shares of that class,

                (b) amend its articles under section 167 to add, change or remove any restrictions on the business or businesses that the corporation may carry on,

                (c)  amalgamate with another corporation, otherwise than under section 178 or 180.1,

                (d)  be continued under the laws of another jurisdiction under section 182, or

                (e) sell, lease or exchange all or substantially all its property under section 183.

                (2) A holder of shares of any class or series of shares entitled to vote under section 170, other than section 170(1) (a), may dissent if the corporation resolves to amend its articles in a manner described in that section.

                (3) In addition to any other right he may have, but subject to subsection 20, a shareholder entitled to dissent under this section and who complies with this section is entitled to be paid by the corporation the fair value of the shares held by him in respect of which he dissents, determined as of the close of business on the last business day before the day on which the resolution from which he dissents was adopted.

                (4) A dissenting shareholder may only claim under this section with respect to all the shares of a class held by him or on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

                (5) A dissenting shareholder shall send to the corporation a written objection to a resolution referred to in subsection 1 or 2:

                (a) at or before any meeting of shareholders at which the resolution is to be voted on, or

               (b) if the corporation did not send notice to the shareholder of the purpose of the meeting or of his right to dissent, within a reasonable time after he learns that the resolution was adopted and of his right to dissent.

               (1) An application may be made to the Court by originating notice after the adoption of a resolution referred to in subsection 1 or 2,

               (a)    by the corporation, or;

               (b) by a shareholder if he has sent an objection to the corporation under subsection 5, to fix the fair value in accordance with subsection 3 of the shares of a shareholder who dissents under this section.

               (2) If an application is made under subsection 6, the corporation shall, unless the Court otherwise orders, send to each dissenting shareholder a written offer to pay him an amount considered by the directors to be the fair value of the shares.

               (3) Unless the Court otherwise orders, an offer referred to in subsection 7 shall be sent to each dissenting shareholder:

               (a) at least 10 days before the date on which the application is returnable, if the corporation is the applicant, or

               (b) within 10 days after the corporation is served with a copy of the originating notice, if a shareholder is the applicant.

               (4) Every offer made under subsection 7 shall:

               (a)    be made on the same terms, and

               (b) contain or be accompanied by a statement showing how the fair value was determined.

               (5) A dissenting shareholder may make an agreement with the corporation for the purchase of his shares by the corporation, in the amount of the corporation's offer under subsection 7 or otherwise, at any time before the Court pronounces an order fixing the fair value of the shares.

               (6) A dissenting shareholder

               (a) is not required to give security for costs in respect of an application under subsection 6, and

               (b) except in special circumstances shall not be required to pay the costs of the application or appraisal.

               (7) In connection with an application under subsection 6, the Court may give directions for

               (a) joining as parties all dissenting shareholders whose shares have not been purchased by the corporation and for the representation of dissenting shareholders who, in the opinion of the Court, are in need of representation,

               (b) the trial of issues and interlocutory matters, including pleadings and examinations for discovery,

               (c) the payment to the shareholder of all or part of the sum offered by the corporation for the shares,

               (d) the deposit of the share certificates with the Court or with the corporation or its transfer agent,

               (e) the appointment and payment of independent appraisers, and the procedures to be followed by them,

               (f)    the service of documents, and

               (g)    the burden of proof on the parties.

               (8) On an application under subsection 6, the Court shall make an order:

               (a) fixing the fair value of the shares in accordance with subsection 3 of all dissenting shareholders who are parties to the application,

               (b) giving judgment in that amount against the corporation and in favour of each of those dissenting shareholders, and

               (c) fixing the time within which the corporation must pay that amount to a shareholder.

               (9) On

               (a) the action approved by the resolution from which the shareholder dissents becoming effective,

               (b) the making of an agreement under subsection 10 between the corporation and the dissenting shareholder as to the payment to be made by the corporation for his shares, whether by the acceptance of the corporation's offer under subsection 7 or otherwise, or

               (c)    the pronouncement of an order under subsection 13,

                      whichever first occurs, the shareholder cease to have any rights as a shareholder other than the right to be paid the fair value of his shares in the amount agreed to between the corporation and the shareholder or in the amount of the judgment, as the case may be.

               (10) Subsection 14(a) does not apply to a shareholder referred to in subsection 5.b.

               (11) Until one of the events mentioned in subsection 14 occurs,

               (a)    the shareholder may withdraw his dissent, or

               (b)    the corporation may rescind the resolution,

               and in either event proceedings under this section shall be discontinued.

               (12) The Court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder, from the date on which the shareholder cease to have any rights as a shareholder by reason of subsection 14 until the date of payment.

               (13) If subsection 20 applies, the corporation shall, within 10 days after

               (a)    the pronouncement of an order under subsection 13, or

               (b) the making of an agreement between the shareholder and the corporation as to the payment to be made for his shares, notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

               (14) Notwithstanding that a judgment has been given in favour of a dissenting shareholder under subsection 13(b), if subsection 20 applies, the dissenting shareholder, by written notice delivered to the corporation within 30 days after receiving the notice under subsection 18, may withdraw his notice of objection, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to his full rights as a shareholder, failing which he retains a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

               (15) A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

               (a) the corporation is or would after the payment be unable to pay its liabilities as they become due, or

               (b) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities.



                              ADDRESS OF DEPOSITARY


                                 Beaumont Church
                              Suite 2200, AGT Tower
                              411 - 1st Street S.E.
                                Calgary, Alberta
                            Attention : Riaz Mamdani


                            Telephone: (403) 264-0000
                           Telecopier: (403) 264-0478